Back to Form 8-K
Exhibit 10.1

July 2012	Contract XT220

FLORIDA DEPARTMENT OF ELDER AFFAIRS
STANDARD CONTRACT

LONG-TERM CARE COMMUNITY DIVERSION PILOT PROJECT

THIS CONTRACT is entered into between the State of Florida Department of Elder Affairs (Department) and WellCare of Florida Inc. dba HealthEase, (Contractor), and collectively referred to as the “Parties.” The term contractor for this purpose may designate a vendor, subgrantee or subrecipient, the status to be further identified in ATTACHMENT III, Exhibit-2 as necessary.

WITNESSETH THAT:
WHEREAS, the Department has determined that it is in need of certain services as described herein; and
WHEREAS, the Contractor has demonstrated that it has the requisite expertise and ability to faithfully perform such services as an independent contractor of the Department.
NOW THEREFORE, in consideration of the services to be performed and payments to be made, together with the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

1.	Purpose of Contract
The purpose of this contract is to provide services in accordance with the terms and conditions specified in this contract including all attachments, forms and exhibits, which constitute the contract document.

1.2	Department Mission Statement
To foster an environment that promotes well-being for Florida’s elders and enables them to remain in their homes and communities. The Department’s vision is of all Floridians aging with dignity, purpose, and independence. Area agencies, lead agencies and local service providers as partners and stakeholders in Florida’s aging services network are expected to support the Department’s mission, vision, and program priorities.

2.	Incorporation of Documents within the Contract
The contract will incorporate attachments, proposal(s), state plan(s), grant agreements, relevant Department handbooks, manuals or desk books, as an integral part of the contract, except to the extent that the contract explicitly provides to the contrary. In the event of conflict in language among any of the documents referenced above, the specific provisions and requirements of the contract document(s) shall prevail over inconsistent provisions in the proposal(s) or other general materials not specific to this contract document and identified attachments.

3.	Term of Contract
This contract shall begin on July 1, 2012 or on the date on which the contract has been signed by the last party required to sign it, whichever is later. It shall end at midnight, local time in Tallahassee, Florida, on August 31, 2012.

4.	Contract Amount

The Department agrees to pay for contracted services according to the terms and conditions of this contract in an amount not to exceed $60,000,000.00, or the rate schedule, subject to the availability of funds. Any costs or services paid for under any other contract or from any other source are not eligible for payment under this contract.

5.	Renewals

By mutual agreement of the Parties, in accordance with s. 287.058(1)(g), F.S., the Department may renew the contract for a period not to exceed three years, or the term of the original contract, whichever is longer. The renewal price, or method for determining a renewal price, is set forth in the bid, proposal, or reply. No other costs for the renewal may be charged. Any renewal is subject to the same terms and conditions as the original contract and contingent upon satisfactory performance evaluations by the Department and the availability of funds.

6.	Compliance with Federal Law

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6.1	If this contract contains federal funds this section shall apply.

6.1.1	The Contractor shall comply with the provisions of 45 CFR 74 and/or 45 CFR 92, and other applicable regulations.

6.1.2
If this contract contains federal funds and is over $100,000.00, the Contractor shall comply with all applicable standards, orders, or regulations issued under s. 306 of the Clean Air Act as amended (42 U.S.C. 7401, et seq.), s. 508 of the Federal Water Pollution Control Act as amended (33 U.S.C. 1251, et seq.), Executive Order 11738, as amended, and where applicable Environmental Protection Agency regulations 40 CFR 30. The Contractor shall report any violations of the above to the Department.

6.1.3
The Contractor, or agent acting for the Contractor, may not use any federal funds received in connection with this contract to influence legislation or appropriations pending before the Congress or any state legislature. If this contract contains federal funding in excess of $100,000.00, the Contractor must, prior to contract execution, complete the Certification Regarding Lobbying form, ATTACHMENT II. All disclosure forms as required by the Certification Regarding Lobbying form must be completed and returned to the Contract Manager prior to payment under this contract.

6.1.4
In accordance with Appendix A to 2 CFR 215, the Contractor shall comply with Executive Order 11246, Equal Employment Opportunity, as amended by Executive Order 11375 and others, and as supplemented in Department of Labor regulation 41 CFR 60 and 45 CFR 92, if applicable.

6.1.5	If this contract contains federal funds and provides services to children up to age 18, the Contractor shall comply with the Pro-Children Act of 1994 (20 U.S.C. 6081).

6.1.6
A contract award with an amount expected to equal or exceed $25,000.00 and certain other contract awards will not be made to parties listed on the government-wide Excluded Parties List System, in accordance with the OMB guidelines at 2 CFR 180 that implement Executive Orders 12549 and 12689, “Debarment and Suspension.” The Excluded Parties List System contains the names of parties debarred, suspended, or otherwise excluded by agencies, as well as parties declared ineligible under statutory or regulatory authority other than Executive Order 12549. The Contractor shall comply with these provisions before doing business or entering into subcontracts receiving federal funds pursuant to this contract. The Contractor shall complete and sign ATTACHMENT V prior to the execution of this contract.

6.2
The Contractor shall not employ an unauthorized alien. The Department will consider the employment of unauthorized aliens a violation of the Immigration and Nationality Act (8 U.S.C. 1324a) and the Immigration Reform and Control Act of 1986 (8 U.S.C. 1101). Such violation will be cause for unilateral cancellation of this contract by the Department.

6.3
If the Contractor is a non-profit provider and is subject to Internal Revenue Service (IRS) tax exempt organization reporting requirements (filing a Form 990 or Form 990-N) and has its tax exempt status revoked for failing to comply with the filing requirements of the Pension Protection Act of 2006 or for any other reason, the Contractor must notify the Department in writing within thirty (30) days of receiving the IRS notice of revocation.

6.4	The Contractor shall comply with Title 2 CFR Part 175 regarding Trafficking in Persons.

6.5	Unless exempt under 2 CFR Part 170.110(b), the Contractor shall comply with the reporting requirements of the Transparency Act as expressed in 2 CFR 170.

6.6
To comply with Presidential Executive Order 12989 and State of Florida Executive Order Number 11-116, Contractor agrees to utilize the U.S. Department of Homeland Security's E-verify system to verify the employment of all new employees hired by Contractor during the contract term. Contractor shall include in related subcontracts a requirement that subcontractors performing work or providing services pursuant to the state contract utilize the E-verify system to verify employment of all new employees hired by the subcontractor during the contract term. Contractors meeting the terms and conditions of the E-Verify System are deemed to be in compliance with this provision.

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during the contract term. Contractors meeting the terms and conditions of the E-Verify System are deemed to be in compliance with this provision.

7.	Compliance with State Law

7.1
This contract is executed and entered into in the State of Florida, and shall be construed, performed and enforced in all respects in accordance with the Florida law, including Florida provisions for conflict of laws.

7.2	The Contractor shall comply with requirements of s. 287.058, F.S. as amended.

7.2.1
The Contractor shall provide units of deliverables, including various client services, and in some instances may include reports, findings, and drafts, as specified in this contract, which the Contract Manager must receive and accept in writing prior to payment in accordance with s. 215.971, F.S. (1) and (2).

7.2.2	The Contractor shall submit bills for fees or other compensation for services or expenses in sufficient detail for a proper pre-audit and post-audit.

7.2.3
If itemized payment for travel expenses is permitted in this contract, the Contractor shall submit bills for any travel expenses in accordance with s. 112.061, F.S., or at such lower rates as may be provided in this contract.

7.2.4
The Contractor shall allow public access to all documents, papers, letters, or other public records as defined in subsection 119.011(12), F.S., made or received by the Contractor in conjunction with this contract except for those records which are made confidential or exempt by law. The Contractor’s refusal to comply with this provision will constitute an immediate breach of contract for which the Department may unilaterally terminate the contract.

7.3	If clients are to be transported under this contract, the Contractor shall comply with the provisions of Chapter 427, F.S., and Rule 41-2, F. A. C.

7.4	Subcontractors who are on the discriminatory vendor list may not transact business with any public entity, in accordance with the provisions of s. 287.134, F.S.

7.5
The Contractor shall comply with the provisions of s. 11.062, F.S., and s. 216.347, F.S., which prohibit the expenditure of contract funds for the purpose of lobbying the legislature, judicial branch or a state agency.

7.6
In accordance with s. 287.135 F.S., any contractor on the Scrutinized Companies with Activities in Sudan List or the Scrutinized Companies with Activities in the Iran Petroleum Energy Sector List (Lists), created pursuant to s. 215.473 F.S., is ineligible to enter into or renew a contract with the Department for goods or services of $1 million or more. Pursuant to s. 287.135 F.S., the Department may terminate this contract if the Contractor is found to have submitted a false certification of its status on the Lists or has been placed on the Lists. Further, the Contractor is subject to civil penalties, attorney’s fees and costs and any costs for investigations that led to the finding of false certification. If this contract contains $1 million or more, the Contractor shall complete and sign ATTACHMENT H, Certification Regarding Scrutinized Companies Lists, prior to the execution of this contract.

8.	Background Screening
The Contractor shall ensure that the requirements of s. 430.0402 and ch. 435, F.S., as amended, are met regarding background screening for all persons who meet the definition of a direct service provider and who are not excepted from the Department’s level 2 background screening pursuant to s. 430.0402(2)-(3), F.S. The Contractor must also comply with any applicable rules promulgated by the Department and the Agency for Health Care Administration regarding implementation of s. 430.0402 and ch. 435, F.S.

8.1	Further information concerning the procedures for background screening is found at http: //elderaffairs .state .fl .us/doea/backgroundscreening .php.

9.	Grievance Procedures

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The Contractor shall develop, implement, and ensure that its subcontractors have established grievance procedures to process and resolve client dissatisfaction with or denial of service(s), and address complaints regarding the termination, suspension or reduction of services, as required for receipt of funds. These procedures, at a minimum, will provide for notice of the grievance procedure and an opportunity for review of the subcontractor’s determination(s).

10.	Audits, Inspections, Investigations, Public Records and Retention

10.1
The Contractor shall establish and maintain books, records and documents (including electronic storage media) sufficient to reflect all assets, obligations, unobligated balances, income, interest and expenditures of funds provided by the Department under this contract. Contractor shall adequately safeguard all such assets and assure they are used solely for the purposes authorized under this contract. Whenever appropriate, financial information should be related to performance and unit cost data.

10.2
The Contractor shall retain all client records, financial records, supporting documents, statistical records, and any other documents (including electronic storage media) pertinent to this contract for a period of six (6) years after completion of the contract or longer when required by law. In the event an audit is required by this contract, records shall be retained for a minimum period of six (6) years after the audit report is issued or until resolution of any audit findings or litigation based on the terms of this contract, at no additional cost to the Department.

10.3
Upon demand, at no additional cost to the Department, the Contractor shall facilitate the duplication and transfer of any records or documents during the required retention period in this section 10.2.

10.4
The Contractor shall assure that the records described in this section 10 will be subject at all reasonable times to inspection, review, copying, or audit by federal, state, or other personnel duly authorized by the Department.

10.5
At all reasonable times for as long as records are maintained, persons duly authorized by the Department and federal auditors, pursuant to 45 CFR 92.36(i)(10), will be allowed full access to and the right to examine any of the Contractor’s contracts and related records and documents pertinent to this specific contract, regardless of the form in which kept.

10.6
The Contractor shall provide a financial and compliance audit to the Department as specified in this contract and in ATTACHMENT III and ensure that all related third-party transactions are disclosed to the auditor.

10.7	The Contractor shall comply and cooperate immediately with any inspections, reviews, investigations, or audits deemed necessary by the office of the Inspector General pursuant to s. 20.055, F.S.

11.	Nondiscrimination-Civil Rights Compliance

11.1
The Contractor shall execute assurances in ATTACHMENT VI that it will not discriminate against any person in the provision of services or benefits under this contract or in employment because of age, race, religion, color, disability, national origin, marital status or sex in compliance with state and federal law and regulations. The Contractor further assures that all contractors, subcontractors, subgrantees, or others with whom it arranges to provide services or benefits in connection with any of its programs and activities are not discriminating against clients or employees because of age, race, religion, color, disability, national origin, marital status or sex.

11.2	During the term of this contract, the Contractor shall complete and retain on file a timely, complete and accurate Civil Rights Compliance Checklist (ATTACHMENT B).

11.3
The Contractor shall establish procedures pursuant to federal law to handle complaints of discrimination involving services or benefits through this contract. These procedures will include notifying clients, employees, and participants of the right to file a complaint with the appropriate federal or state entity.

11.4
If this contract contains federal funds, these assurances are a condition of continued receipt of or benefit from federal financial assistance, and are binding upon the Contractor, its successors, transferees, and assignees for the

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period during which such assistance is provided. The Contractor further assures that all subcontractors, vendors, or others with whom it arranges to provide services or benefits to participants or employees in connection with any of its programs and activities are not discriminating against those participants or employees in violation of the above statutes, regulations, guidelines, and standards. In the event of failure to comply, the Contractor understands that the Department may, at its discretion, seek a court order requiring compliance with the terms of this assurance or seek other appropriate judicial or administrative relief, including but not limited to, termination of and denial of further assistance.

12.	Provision of Services
The Contractor shall provide services in the manner described in ATTACHMENT I.

13.	Monitoring by the Department
The Contractor shall permit persons duly authorized by the Department to inspect and copy any records, papers, documents, facilities, goods and services of the Contractor which are relevant to this contract, and to interview any clients, employees and subcontractor employees of the Contractor to assure the Department of the satisfactory performance of the terms and conditions of this contract. Following such review, the Department will provide a written report of its findings to the Contractor, and where appropriate, the Contractor shall develop a corrective action plan. The Contractor hereby agrees to correct all deficiencies identified in the corrective action plan in a timely manner as determined by the Contract Manager.

14.	Coordinated Monitoring with Other Agencies
If the Contractor receives funding from one or more of the State of Florida other human service agencies, in addition to the Department of Elder Affairs, then a joint monitoring visit including such other agencies may be scheduled. For the purposes of this contract, and pursuant to s. 287.0575, F.S. as amended, Florida’s human service agencies shall include the Department of Children and Families, the Department of Health, the Agency for Persons with Disabilities, the Department of Veterans Affairs, and the Department of Elder Affairs. Upon notification and the subsequent scheduling of such a visit by the designated agency’s lead administrative coordinator, the Contractor shall comply and cooperate with all monitors, inspectors, and/or investigators.

15.	Indemnification
The Contractor shall indemnify, save, defend, and hold harmless the Department and its agents and employees from any and all claims, demands, actions, causes of action of whatever nature or character, arising out of or by reason of the execution of this agreement or performance of the services provided for herein. It is understood and agreed that the Contractor is not required to indemnify the Department for claims, demands, actions or causes of action arising solely out of the Department’s negligence.

15.1
Except to the extent permitted by s. 768.28, F.S., or other Florida law, this section 15 is not applicable to contracts executed between the Department and state agencies or subdivisions defined in s. 768.28(2), F.S.

16.	Insurance and Bonding

16.1
The Contractor shall provide continuous adequate liability insurance coverage during the existence of this contract and any renewal(s) and extension(s) of it. By execution of this contract, unless it is a state agency or subdivision as defined by subsection 768.28(2), F.S., the Contractor accepts full responsibility for identifying and determining the type(s) and extent of liability insurance necessary to provide reasonable financial protections for the Contractor and the clients to be served under this contract. The limits of coverage under each policy maintained by the Contractor do not limit the Contractor’s liability and obligations under this contract. The Contractor shall ensure that the Department has the most current written verification of insurance coverage throughout the term of this contract. Such coverage may be provided by a self-insurance program established and operating under the laws of the State of Florida. The Department reserves the right to require additional insurance as specified in this contract.

16.2
Throughout the term of this agreement, the Contractor shall maintain an insurance bond from a responsible commercial insurance company covering all officers, directors, employees and agents of the Contractor authorized to handle funds received or disbursed under all agreements and/or contracts incorporating this contract

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by reference in an amount commensurate with the funds handled, the degree of risk as determined by the insurance company and consistent with good business practices.

17.	Confidentiality of Information
The Contractor shall not use or disclose any information concerning a recipient of services under this contract for any purpose prohibited by state or federal law or regulations except with the written consent of a person legally authorized to give that consent or when authorized by law.

18.	Health Insurance Portability and Accountability Act
Where applicable, the Contractor shall comply with the Health Insurance Portability and Accountability Act (42 USC 1320d.), as well as all regulations promulgated thereunder (45 CFR 160, 162, and 164).

19.	Incident Reporting

19.1
The Contractor shall notify the Department immediately but no later than forty-eight (48) hours from the Contractor’s awareness or discovery of conditions that may materially affect the Contractor or subcontractor’s ability to perform the services required to be performed under this contract. Such notice shall be made orally to the Contract Manager (by telephone) with an email to immediately follow.

19.2
The Contractor shall immediately report knowledge or reasonable suspicion of abuse, neglect, or exploitation of a child, aged person, or disabled adult to the Florida Abuse Hotline on the statewide toll-free telephone number (1-800-96ABUSE). As required by Chapters 39 and 415, F.S., this provision is binding upon both the Contractor and its employees.

20.	New Contract(s) Reporting
The Contractor shall notify the Department within ten (10) days of entering into a new contract with any of the remaining four (4) state human service agencies. The notification shall include the following information: (1) contracting state agency; (2) contract name and number; (3) contract start and end dates; (4) contract amount; (5) contract description and commodity or service; and (6) Contract Manager name and number. In complying with this provision, and pursuant to s. 287.0575, F.S. as amended, the Contractor shall complete and provide the information in ATTACHMENT D.

21.	Bankruptcy Notification
During the term of this contract, the Contractor shall immediately notify the Department if the Contractor, its assignees, subcontractors or affiliates file a claim for bankruptcy. Within ten (10) days after notification, the Contractor must also provide the following information to the Department of Elder Affairs: (1) the date of filing of the bankruptcy petition; (2) the case number; (3) the court name and the division in which the petition was filed (e.g., Northern District of Florida, Tallahassee Division); and (4) the name, address, and telephone number of the bankruptcy attorney.

22.	Sponsorship and Publicity

22.1
As required by s. 286.25, F.S., if the Contractor is a non-governmental organization which sponsors a program financed wholly or in part by state funds, including any funds obtained through this contract, it shall, in publicizing, advertising, or describing the sponsorship of the program, state: “Sponsored by (Contractor’s name) and the State of Florida, Department of Elder Affairs.” If the sponsorship reference is in written material, the words “State of Florida, Department of Elder Affairs” shall appear in at least the same size letters or type as the name of the organization.

22.2
The Contractor shall not use the words “The State of Florida, Department of Elder Affairs” to indicate sponsorship of a program otherwise financed, unless specific authorization has been obtained by the Department prior to use.

23.	Assignments

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23.1
The Contractor shall not assign the rights and responsibilities under this contract without the prior written approval of the Department, which shall not be unreasonably withheld. Any sublicense, assignment, or transfer otherwise occurring without prior written approval of the Department will constitute a material breach of the contract.

23.2
The State of Florida is at all times entitled to assign or transfer, in whole or part, its rights, duties, or obligations under this contract to another governmental agency in the State of Florida, upon giving prior written notice to the Contractor. In the event the State of Florida approves transfer of the Contractor’s obligations, the Contractor remains responsible for all work performed and all expenses incurred in connection with the contract.

23.3	This contract shall remain binding upon the successors in interest of either the Contractor or the Department.

24.	Subcontracts

24.1
The Contractor is responsible for all work performed and for all commodities produced pursuant to this contract, whether actually furnished by the Contractor or its subcontractors. Any subcontracts shall be evidenced by a written document and subject to any conditions of approval the Department deems necessary. The Contractor further agrees that the Department will not be liable to the subcontractor in any way or for any reason. The Contractor, at its expense, shall defend the Department against any such claims.

24.2
The Contractor shall promptly pay any subcontractors upon receipt of payment from the Department or other state agency. Failure to make payments to any subcontractor in accordance with s. 287.0585, F.S., unless otherwise stated in the contract between the Contractor and subcontractor, will result in a penalty as provided by statute.

25.	Independent Capacity of Contractor
It is the intent and understanding of the Parties that the Contractor, or any of its subcontractors, are independent contractors and are not employees of the Department and shall not hold themselves out as employees or agents of the Department without specific authorization from the Department. It is the further intent and understanding of the Parties that the Department does not control the employment practices of the Contractor and will not be liable for any wage and hour, employment discrimination, or other labor and employment claims against the Contractor or its subcontractors. All deductions for social security, withholding taxes, income taxes, contributions to unemployment compensation funds and all necessary insurance for the Contractor are the sole responsibility of the Contractor.

26.	Payment
Payments shall be made to the Contractor pursuant to s. 215.422, F.S., as services are rendered and invoiced by the Contractor. The Contract Manager will have final approval of the invoice for payment, and will approve the invoice for payment only if the Contractor has met all terms and conditions of the contract, unless the bid specifications, purchase order, or this contract specify otherwise. The approved invoice will be submitted to the Department’s finance section for budgetary approval and processing. Disputes arising over invoicing and payments will be resolved in accordance with the provisions of s. 215.422 F.S. A Vendor Ombudsman has been established within the Department of Financial Services and may be contacted at (850) 413-5665.

27.	Return of Funds
The Contractor shall return to the Department any overpayments due to unearned funds or funds disallowed and any interest attributable to such funds pursuant to the terms and conditions of this contract that were disbursed to the Contractor by the Department. In the event that the Contractor or its independent auditor discovers that an overpayment has been made, the Contractor shall repay said overpayment immediately without prior notification from the Department. In the event that the Department first discovers an overpayment has been made, the Contract Manager will notify the Contractor in writing of such findings. Should repayment not be made forthwith, the Contractor will be charged at the lawful rate of interest on the outstanding balance pursuant to s. 55.03, F.S., after Department notification or Contractor discovery.

28.	Data Integrity and Safeguarding Information

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The Contractor shall ensure an appropriate level of data security for the information the Contractor is collecting or using in the performance of this contract. An appropriate level of security includes approving and tracking all Contractor employees that request system or information access and ensuring that user access has been removed from all terminated employees. The Contractor, among other requirements, must anticipate and prepare for the loss of information processing capabilities. All data and software shall be routinely backed up to ensure recovery from losses or outages of the computer system. The security over the backed-up data is to be as stringent as the protection required of the primary systems. The Contractor shall ensure all subcontractors maintain written procedures for computer system backup and recovery. The Contractor shall complete and sign ATTACHMENT IV prior to the execution of this contract.

29.	Conflict of Interest
The Contractor shall establish safeguards to prohibit employees, board members, management and subcontractors from using their positions for a purpose that constitutes or presents the appearance of personal or organizational conflict of interest or personal gain. No employee, officer or agent of the Contractor or subcontractor shall participate in selection, or in the award of an agreement supported by state or federal funds if a conflict of interest, real or apparent, would be involved. Such a conflict would arise when: (a) the employee, officer or agent; (b) any member of his/her immediate family; (c) his or her partner; or (d) an organization which employs, or is about to employ, any of the above, has a financial or other interest in the firm selected for award. The Contractor or subcontractor’s officers, employees or agents will neither solicit nor accept gratuities, favors or anything of monetary value from contractors, potential contractors, or parties to subcontracts. The Contractor’s board members and management must disclose to the Department any relationship which may be, or may be perceived to be, a conflict of interest within thirty (30) calendar days of an individual’s original appointment or placement in that position, or if the individual is serving as an incumbent, within thirty (30) calendar days of the commencement of this contract. The Contractor’s employees and subcontractors must make the same disclosures described above to the Contractor’s board of directors. Compliance with this provision will be monitored.

30.	Public Entity Crime
Pursuant to s. 287.133, F.S., a person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not submit a bid, proposal, or reply on a contract to provide any goods or services to a public entity; may not submit a bid, proposal, or reply on a contract with a public entity for the construction or repair of a public building or public work; may not submit bids, proposals, or replies on leases of real property to a public entity; may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity; and may not transact business with any public entity in excess of the threshold amount provided in s. 287.017, F.S., for CATEGORY TWO for a period of 36 months following the date of being placed on the convicted vendor list.

31.	Purchasing

31.1
The Contractor may purchase articles which are the subject of or are required to carry out this contract from Prison Rehabilitative Industries and Diversified Enterprises, Inc., (PRIDE) identified under Chapter 946, F.S., in the same manner and under the procedures set forth in subsections 946.515(2) and (4), F.S. For purposes of this contract, the Contractor shall be deemed to be substituted for the Department insofar as dealings with PRIDE. This clause is not applicable to subcontractors unless otherwise required by law. An abbreviated list of products/services available from PRIDE may be obtained by contacting PRIDE, (800) 643-8459.

31.2	The Contractor may procure any recycled products or materials, which are the subject of or are required to carry out this contract, in accordance with the provisions of s. 403.7065, F.S.

31.3
The Contractor may purchase articles that are the subject of, or required to carry out, this contract from a nonprofit agency for the Blind or for the Severely Handicapped that is qualified pursuant to Chapter 413, F.S., in the same manner and under the same procedures set forth in s. 413.036(1) and (2), F.S. For purposes of this contract, the Contractor shall be deemed to be substituted for the Department insofar as dealings with such qualified nonprofit agency are concerned. Additional information about the designated nonprofit agency and the products it offers is available at http://www.respectofflorida.org. This clause is not applicable to subcontractors unless otherwise required by law.

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32.	Patents, Copyrights, Royalties
If this contract is awarded state funding and if any discovery, invention or copyrightable material is developed, produced or for which ownership was purchased in the course of or as a result of work or services performed under this contract, the Contractor shall refer the discovery, invention or material to the Department to be referred to the Department of State. Any and all patent rights or copyrights accruing under this contract are hereby reserved to the State of Florida in accordance with Chapter 286, F.S. Pursuant to s. 287.0571 (5) (k) 1 and 2 as amended, the only exceptions to this provision shall be those that are clearly expressed and reasonably valued in the contract.

32.1
If the primary purpose of this contract is the creation of intellectual property, the State of Florida shall retain an unencumbered right to use such property, notwithstanding any agreement made pursuant to this section 32.

32.2	If this contract is awarded solely federal funding, the terms and conditions are governed by 2 CFR 215.36.

32.3
The Contractor may purchase articles that are the subject of, or required to carry out, this contract from a nonprofit agency for the Blind or for the Severely Handicapped that is qualified pursuant to Chapter 413, F.S., in the same manner and under the same procedures set forth in s. 413.036(1) and (2), F.S. For purposes of this contract, the Contractor shall be deemed to be substituted for the Department insofar as dealings with such qualified nonprofit agency are concerned. Additional information about the designated nonprofit agency and the products it offers is available at http://www.respectofflorida.org. This clause is not applicable to subcontractors unless otherwise required by law.

33.	Emergency Preparedness and Continuity of Operations

33.1
If the tasks to be performed pursuant to this contract include the physical care and control of clients, or the administration and coordination of services necessary for client health, safety or welfare, the Contractor shall, within thirty (30) calendar days of the execution of this contract, submit to the Contract Manager verification of an emergency preparedness plan. In the event of an emergency, the Contractor shall notify the Department of emergency provisions.

33.2
In the event a situation results in a cessation of services by a subcontractor, the Contractor will retain responsibility for performance under this contract and must follow procedures to ensure continuity of operations without interruption.

34.	PUR 1000 Form
The PUR 1000 Form is hereby incorporated by reference. In the event of any conflict between the PUR 1000 Form and any terms or conditions of this contract the terms or conditions of this contract shall take precedence over the PUR 1000 Form. However, if the conflicting terms or conditions in the PUR 1000 Form are required by any section of the Florida Statutes, the terms or conditions contained in the PUR 1000 Form shall take precedence.

35.	Use of State Funds to Purchase or Improve Real Property
Any state funds provided for the purchase of or improvements to real property are contingent upon the Contractor or political subdivision granting to the state a security interest in the property at least to the amount of state funds provided for at least 5 years from the date of purchase or the completion of the improvements or as further required by law.

36.	Dispute Resolution
Any dispute concerning performance of the contract shall be decided by the Contract Manager, who shall reduce the decision to writing and serve a copy on the Contractor.

37.	Financial Consequences of Non-Performance
If the Contractor fails to meet the minimum level of service or performance identified in this agreement, or that is customary for the industry, then the Department must apply financial consequences commensurate with the

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deficiency. Financial consequences may include, but are not limited to, contract suspension, refusing payment, withholding payments until deficiency is cured, tendering only partial payments, and/or cancellation of contract and reacquiring services from an alternate source.

37.1	The Contractor will not be charged with financial consequences, when a failure to perform arises out of causes that were the responsibility of the Department.

38.	No Waiver of Sovereign Immunity
Nothing contained in this agreement is intended to serve as a waiver of sovereign immunity by any entity to which sovereign immunity may be applicable.

39.	Venue
If any dispute arises out of this contract, the venue of such legal recourse will be Leon County, Florida.

40.	Entire Contract
This contract contains all the terms and conditions agreed upon by the Parties. No oral agreements or representations shall be valid or binding upon the Department or the Contractor unless expressly contained herein or by a written amendment to this contract signed by both Parties.

41.	Force Majeure
The Parties will not be liable for any delays or failures in performance due to circumstances beyond their control, provided the party experiencing the force majeure condition provides immediate written notification to the other party and takes all reasonable efforts to cure the condition.

42.	Severability Clause
The Parties agree that if a court of competent jurisdiction deems any term or condition herein void or unenforceable the other provisions are severable to that void provision and shall remain in full force and effect.

43.	Condition Precedent to Contract: Appropriations
The Parties agree that the Department’s performance and obligation to pay under this contract is contingent upon an annual appropriation by the Legislature.

44.	Addition/Deletion
The Parties agree that the Department reserves the right to add or to delete any of the services required under this contract when deemed to be in the State of Florida’s best interest and reduced to a written amendment signed by both Parties. The Parties shall negotiate compensation for any additional services added.

45.	Waiver
The delay or failure by the Department to exercise or enforce any of its rights under this contract will not constitute or be deemed a waiver of the Department’s right thereafter to enforce those rights, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

46.	Compliance
The Contractor agrees to abide by all applicable current federal statutes, laws, rules and regulations as well as applicable current state statutes, laws, rules and regulations. The Parties agree that failure of the Contractor to abide by these laws shall be deemed an event of default of the Contractor, and subject the contract to immediate, unilateral cancellation of the contract at the discretion of the Department.

47.	Final Invoice
The Contractor shall submit the final invoice for payment to the Department as specified in section 3.2.1 (date for final request for payment) of ATTACHMENT I. If the Contractor fails to submit final request for payment by the deadline, then all rights to payment may be forfeited and the Department may not honor any requests submitted after the aforesaid time period. Any payment due under the terms of this contract may be withheld until all reports due from the Contractor and necessary adjustments thereto have been approved by the Department.

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48.	Renegotiations or Modifications
Modifications of the provisions of this contract shall be valid only when they have been reduced to writing and duly signed by both parties. The rate of payment and the total dollar amount may be adjusted retroactively to reflect price level increases and changes in the rate of payment when these have been established through the appropriations process and subsequently identified in the Department’s operating budget.

49.	Termination

49.1
This contract may be terminated by either party without cause upon no less than thirty (30) calendar days notice in writing to the other party unless a sooner time is mutually agreed upon in writing. Said notice shall be delivered by U.S. Postal Service or any expedited delivery service that provides verification of delivery or by hand delivery to the Contract Manager or the representative of the Contractor responsible for administration of the contract.

49.2
In the event funds for payment pursuant to this contract become unavailable, the Department may terminate this contract upon no less than twenty-four (24) hours notice in writing to the Contractor. Said notice shall be delivered by U.S. Postal Service or any expedited delivery service that provides verification of delivery or by hand delivery to the Contract Manager or the representative of the Contractor responsible for administration of the contract. The Department shall be the final authority as to the availability and adequacy of funds. In the event of termination of this contract, the Contractor will be compensated for any work satisfactorily completed prior to the date of termination.

49.3
This contract may be terminated for cause upon no less than twenty-four (24) hours notice in writing to the Contractor. If applicable, the Department may employ the default provisions in Rule 60A-1.006(3), F.A.C. Waiver of breach of any provisions of this contract shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms and conditions of this contract. The provisions herein do not limit the Department’s or the Contractor’s rights to remedies at law or in equity.

49.4
Failure to have performed any contractual obligations with the Department in a manner satisfactory to the Department will be a sufficient cause for termination. To be terminated as a contractor under this provision, the contractor must have (1) previously failed to satisfactorily perform in a contract with the Department, been notified by the Department of the unsatisfactory performance and failed to correct the unsatisfactory performance to the satisfaction of the Department; or (2) had a contract terminated by the Department for cause.

50.          Official Payee and Representatives (Names, Addresses, and Telephone Numbers):

a.	The Contractor name, as shown on page 1 of this contract, and mailing address of the official payee to whom the payment shall be made is:	WellCare of Florida, Inc. dba HealthEase 8735 Henderson Road Tampa, Florida 33634
b.	The name of the contact person and street address where financial and administrative records are maintained is:	Thomas L. Tran WellCare of Florida, Inc. dba HealthEase 8735 Henderson Road Tampa, Florida 33634
c.	The name, address, and telephone number of the representative of the Contractor responsible for administration of the program under this contract is:	Christina C. Cooper WellCare of Florida, Inc. dba HealthEase 8735 Henderson Road Tampa, Florida 33634 (813) 206-3212

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d.	The section and location within the Department where Requests for Payment and Receipt and Expenditure forms are to be mailed is:	Department of Elder Affairs Division of Financial Administration 4040 Esplanade Way, Suite 215 Tallahassee, FL 32399-7000
e.	The name, address, and telephone number of the Contract Manager for this contract is:	Nicole Trainor 4040 Esplanade Way, Suite 360C Tallahassee, FL 32399-7000 (850) 414-2388
Upon change of representatives (names, addresses, telephone numbers) by either party, notice shall be provided in writing to the other party and the notification attached to the originals of this contract.

51.	All Terms and Conditions Included

This contract and its Attachments, I - X, ATTACHMENTS B, D, G, H and J, Exhibits A - M; and Appendices 1 - 6 referenced in said attachments, together with any documents incorporated by reference, contain all the terms and conditions agreed upon by the Parties. There are no provisions, terms, conditions, or obligations other than those contained herein, and this contract shall supersede all previous communications, representations or agreements, either written or verbal between the Parties.

By signing this contract, the Parties agree that they have read and agree to the entire contract.

IN WITNESS THEREOF, the Parties hereto have caused this 141 page contract, to be executed by their undersigned officials as duly authorized.

Contractor:	WELLCARE OF FLORIDA, INC. dba	STATE OF FLORIDA,
	HEALTHEASE	DEPARTMENT OF ELDER AFFAIRS

SIGNED BY:	/s/Christina Cooper	SIGNED BY:	/s/Charles T. Corley

NAME:	Christina Cooper	NAME:	CHARLES T. CORLEY

TITLE:	President, FL & HI Division	TITLE:	SECRETARY

DATE:	6/26/2012	DATE:	6/27/12

Federal Tax ID: 59-2583622
Fiscal Year Ending Date: 12/31

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ATTACHMENTS

State of Florida
Department of Elder Affairs

LONG-TERM CARE COMMUNITY DIVERSION PILOT PROJECT

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Table of Contents
ATTACHMENT I
SECTION I	SERVICES TO BE PROVIDED	17
1.1	DEFINITIONS OF TERMS AND ACRONYMS	17
1.1.1	CONTRACT ACRONYMS	17
1.1.2	PROGRAM SPECIFIC TERMS	17
1.2	DEPARTMENT MISSION STATEMENT	21
1.3	GENERAL DESCRIPTION	22
1.3.1	General Statement	22
1.3.2	Authority	22
1.3.2.1	Incorporation of Reference Memoranda	22
1.3.3	Contract Terms and Conditions	22
1.3.3.1	Required Long-Term Care Services	22
1.3.3.2	Case Management Services	25
1.3.3.3	Acute-Care Services	25
1.3.3.3.1	Acute-Care Provider Qualifications	26
1.3.3.4	Expanded Services	27
1.4	INDIVIDUALS TO BE SERVED	27
1.4.1	Eligibility for Program	27
1.4.2	Ineligibility for the Program	27
1.4.3	“Medicaid Pending”	27

SECTION II	MANNER OF SERVICE PROVISION	28
2.1	SERVICE TASKS	28
2.1.1	ENROLLMENT AND DISENROLLMENT	28
2.1.1.1	Enrollment Process	28
2.1.1.2	Optional State Supplementation (OSS)	29
2.1.1.3	Changes in Eligibility and Reenrollment	29
2.1.1.4	Effective Date of Enrollment	29
2.1.1.5	Transition Care Planning	29
2.1.1.6	Orientation	30
2.1.1.7	Enrollee Handbook	30
2.1.1.8	Provider Directory	32
2.1.1.9	Plan ID Card	32
2.1.1.10	Annual Notification	32
2.1.1.11	Care Plan and Service Delivery Requirements	32
2.1.1.12	Initial Care Plan Distribution	33
2.1.1.13	Care Plan Review	34
2.1.1.14	Coordination and Continuity of Care	34
2.1.1.15	Assessments and Reassessments	35
2.1.1.16	Level of Care	35
2.1.1.17	Disenrollment Requested by the Enrollee	35
2.1.1.18	Disenrollment Requested by the Contractor	36
2.1.1.19	Disenrollment Requests	36
2.1.1.20	Cancellations	36
2.2	RECORDS MANAGEMENT AND HEALTH INFORMATION SYSTEMS	37
2.2.1	Background Screening Affidavit of Compliance	38
2.3	UTILIZATION MANAGEMENT	38
2.4	QUALITY ASSURANCE	39
2.4.1	Quality Assurance Program	39
2.4.2	Quality Assurance Committee	39
2.4.3	Quality Improvement and Performance Measures	40
2.4.4	Performance Measures	41
2.4.5	Incident Reporting	41
2.5	GRIEVANCES AND APPEALS	41
2.5.1	General Requirements	41

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2.5.2	Categories of Challenges	42
2.5.3	Filing Grievances and Appeals	42
2.5.3.1	Time Limits	42
2.5.3.2	Expedited Appeals	43
2.5.3.3	Assistance	43
2.5.3.4	Requirements	43
2.5.4	Notification of Action	43
2.5.5	Resolution and Notification	44
2.6	MEDICAID FAIR HEARINGS	44
2.6.1	Continuation of Benefits	45
2.7	STAFFING REQUIREMENTS	46
2.7.1	Staffing Levels	46
2.7.2	Positions Required	46
2.7.3	Staff Training	46
2.7.4	Staffing Changes	47
2.8	SERVICE PROVISIONS	47
2.8.1	General Provisions	47
2.8.2	Availability/Accessibility of Services	48
2.8.3	Adult Protective Services	49
2.8.4	Network Expansion	50
2.8.5	Access to Services	50
2.9	CONTRACTOR’S FINANCIAL OBLIGATIONS	50
2.9.1	Insolvency Protection	50
2.9.2	Surplus Requirements	51
2.9.3	Insurance	51
2.9.4	Interest and Savings	51
2.9.5	Third Party Resources	52
2.10	FINANCIAL REPORTING	52
2.10.1	Enrollee Payment Liability Protection	52
2.10.2	Audited Financial Statements	52
2.10.3	Unaudited Quarterly Financial Statements	52
2.11	CONTRACT MANAGEMENT	53
2.11.1	Independent Medical Review	53
2.12	CONTRACTOR RESPONSIBILITIES	53
2.12.1	Contractor Qualifications	53
2.12.2	Contractor Tasks	53
2.12.3	Reporting	55
2.12.4	Provider Relations and Subcontracts	56
2.12.4.1	Credentialing	57
2.12.4.2	Re-Credentialing	58
2.12.4.3	Delegated Credentialing	58
2.12.4.4	Identification of Conditions and Method of Payment	58
2.12.5	Provisions for Monitoring and Inspections	58
2.12.6	Subcontractor Termination	58
2.12.7	Ownership and Management Disclosure	58
2.12.8	Damages from Federal Disallowance	59
2.12.9	Legal Action Notification	59
2.12.10	Conflict	59
2.12.11	Prospective Enrollee Materials	59
2.12.12	Prohibited Activities	59
2.12.13	Sanctions	60
2.12.14	Assignment of Contract	61
2.12.15	Contract Termination	61
SECTION III	METHOD OF PAYMENT	62
3.1	REQUEST FOR PAYMENT	62
3.2	METHOD OF PAYMENT	62

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3.2.1	Capitation Rates	62
3.2.2	834 Transactions	62
3.2.3	Payment in Full	63
3.2.4	Capitation Payments	63
3.2.5	Payment Discrepancies	63

ATTACHMENTS	II - X, B and D
ATTACHMENT II	CERTIFICATION REGARDING LOBBYING CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND AGREEMENTS	64
ATTACHMENT III	FINANCIAL AND COMPLIANCE AUDIT	65
ATTACHMENT IV	CERTIFICATION REGARDING DATA INTEGRITY COMPLIANCE FOR AGREEMENTS, GRANTS, LOANS, AND COOPERATIVE AGREEMENTS	70
ATTACHMENT V	CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION FOR LOWER TIER COVERED TRANSACTIONS	71
ATTACHMENT VI	ASSURANCES—NON-CONSTRUCTION PROGRAMS	72
ATTACHMENT VII	DISCLOSURE OF OWNERSHIP AND CONTROL INTEREST STATEMENT	74
ATTACHMENT VIII	PUBLIC ENTITY CRIMES	77
ATTACHMENT IX	MULTIPLE SIGNATURE VERIFICATION	79
ATTACHMENT X	AGREEMENT TO PROVIDE SERVICES TO INDIVIDUALS IDENTIFIED AS MEDICAID PENDING	81
ATTACHMENT B	CIVIL RIGHTS COMPLIANCE CHECKLIST	82
ATTACHMENT D	PROVIDER’S STATE CONTRACTS LIST	86
ATTACHMENT G	BACKGROUND SCREENING AFFIDAVIT OF COMPLIANCE	87
ATTACHMENT H	CERTIFICATION REGARDING SCRUTINIZED COMPANIES LISTS	88
ATTACHMENT J	VERIFICATION OF EMPLOYMENT STATUS VERIFICATION	89

EXHIBITS	A-I, K, L and M
EXHIBIT A	CAPITATION RATES	90
EXHIBIT B	DISENROLLMENT SUMMARY REPORT	91
EXHIBIT C	ENCOUNTER DATA REPORT	92
EXHIBIT D	REPORT OF GRIEVANCES AND APPEALS	97
EXHIBIT E	PROVIDER NETWORK AND STAFFING REPORT	98
EXHIBIT F	ENROLLEE SATISFACTION SURVEY	101
EXHIBIT G	SUBCONTRACTOR CONFORMATION	104
EXHIBIT H	RECONCILIATION REPORT	105
EXHIBIT I	REQUEST FOR DISENROLLMENT	106
EXHIBIT J	SUBCONTRACTOR TRAINING ATTESTATION REPORT	108
EXHIBIT K	FINANCIAL REPORTING PACKAGE	109
EXHIBIT L	LEVEL OF CARE (LOC) REDERTERMINATION FORM	127
EXHIBIT M	QUALITY IMPROVEMENT	128

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ATTACHMENT I

DEPARTMENT OF ELDER AFFAIRS STATEMENT OF WORK LONG-TERM CARE COMMUNITY DIVERSION PILOT PROJECT

SECTION I: SERVICES TO BE PROVIDED

1.1	DEFINITIONS OF TERMS AND ACRONYMS

1.1.1
CONTRACT ACRONYMS
AAA: Area Agency on Aging
ADL: Activities of Daily Living
AHCA: The Agency for Health Care Administration
CARES: Comprehensive Assessment and Review for Long Term Care Services
CCE: Community Care for the Elderly
CFR: Code of Federal Regulations
CMS: Centers for Medicare and Medicaid Services
DCF: The Department of Children and Families
DOEA: The Department of Elder Affairs
DHHS: The United States Department of Health and Human Services
EQRO: External Quality Review Organization
FMMIS: Florida Medicaid Management Information System
HIPAA: Health Insurance Portability and Accountability Act
HMO: Health Maintenance Organization (as certified pursuant to Chapter 64l, F.S.)
HSAG: Health Services Advisory Group
IADL: Instrumental Activities of Daily Living
ICP: The Medicaid Institutional Care Program
MEDS: Medicaid Encounter Data System
MEVS: Medicaid Eligibility Verification System
MCO: Managed Care Organization
OSS: Optional State Supplementation
PIP: Performance Improvement Project
PSA: Planning Service Area
TPA: Third Party Administrator

1.1.2
PROGRAM SPECIFIC TERMS
The following terms as used in this contract, shall be construed and/or interpreted as follows:

Action - In accordance with 42 CFR 438.400(b), “action” means the denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or in part, of payment for a service; the failure to provide services in a timely manner; the failure of the Contractor to act within ninety (90)days from the date the Contractor receives a grievance, or forty-five (45) days from the date the Contractor receives an appeal; or for a resident of a rural area with only one (1) Contractor, the denial of an enrollee’s request to exercise the right to obtain services outside the network.

Activities of Daily Living - Include dressing, grooming, bathing, eating, transferring in and out of bed or a chair, walking, climbing stairs, toileting, bladder/bowel control, and the wearing and changing of incontinent briefs.

Adult Protective Services - Services to protect elders and vulnerable adults from abuse, neglect or exploitation.

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Advance Directives - A written document such as a Living Will or Durable Power of Attorney or oral statement for healthcare as recognized under Chapter 765, F.S., authorizing the provision of health care when an individual becomes incapacitated.

Agency - Agency for Health Care Administration.

Ancillary Services - Services provided at a hospital include, but are not limited to, radiology, pathology, neurology, and anesthesiology as specified in the Hospital Coverage and Limitations Handbook.

Appeal - A formal request from an enrollee to seek a review of an action taken by the Contractor pursuant to 42 CFR 438.400(b).

Area Agency on Aging - An agency designated by the Department to develop and administer a plan for a comprehensive and coordinated system of services for older persons.

Assessment - An individualized comprehensive appraisal of an individual’s medical, developmental, mental, social, financial, and environmental status conducted by a qualified individual for the purpose of determining the need for long term care services.

Capitation Rate - The monthly fee paid by the Agency to the Contractor for each enrollee enrolled under the contract for the provision of services during the payment period.

Care Plan - A plan which describes the service needs of each recipient, showing the projected duration, desired frequency, type of provider furnishing each service, and scope of the services to be provided.

Comprehensive Assessment and Review for Long Term Care Services - A nursing facility pre-admission screening program operated by the Agency through an interagency agreement with DOEA. The program explores all available options to nursing home placement to ensure that long-term care services are provided in the setting most appropriate to the needs of the person and consistent with approved federal waiver programs.

Claim - A claim is (1) a bill for services, (2) a line item of service or, (3) all services for one enrollee within a bill.

Clean Claim - A claim that can be processed without obtaining additional information from the provider (subcontractor) of the service or from a third party.

Cold-call Marketing - Any unsolicited personal contact by the Contractor or subcontractors with a potential enrollee for the purpose of marketing.

Complaint - A complaint means any oral or written expression of dissatisfaction by an enrollee submitted to the Contractor. Possible complaints include, but are not limited to, the quality of care, the quality of services provided, aspects of interpersonal relationships, failure to respect the enrollee’s rights, Contractor administration, claims practices or provision of services that relates to the quality of care rendered by a subcontractor pursuant to the Contractor’s contract. A complaint is an informal component of the grievance system.

Contractor - The organizational entity with whom this agreement is executed.

Department - Department of Elder Affairs.

Disenrollment - The discontinuance of an enrollee's membership in the Contractor’s plan.

Durable Medical Equipment - Medical equipment that can withstand repeated use is primarily and customarily used to serve a medical purpose, is generally not useful in the absence of illness or injury and is appropriate for use in the recipient's home.

Emergency Medical Condition - According to 42 CFR 438.114(a), a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in the following:

(1)  Placing the health of the individual in serious jeopardy;
(2)  Serious impairment to bodily functions; and
(3)  Serious dysfunction of any bodily organ or part.

Emergency Services - According to 42 CFR 438.114(a), covered inpatient and outpatient services that are as follows:

(1)  Furnished by a provider that is qualified to furnish these services under this title; and
(2)  Needed to evaluate or stabilize an emergency medical condition.

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Enrollee - According to 42 CFR 438.10(a), a Medicaid recipient who is currently enrolled in an MCO as defined in 42 CFR 438.10(a).

Enrollment - The process by which an eligible Medicaid recipient becomes an enrollee in the Long Term Care Community Diversion Pilot Project.

Fiscal Agent - Any corporation or other legal entity that has contracted with the Agency to receive, process and adjudicate claims under the Medicaid program.

Florida Medicaid Management Information System - The Medicaid fiscal agent utilizes this system for all Medicaid related data and information.

Grievance - An expression of dissatisfaction about any matter other than an action. Possible subjects for grievances include, but are not limited to, the quality of care, the quality of services provided and aspects of interpersonal relationships such as rudeness of a subcontractor or Contractor employee or failure to respect the enrollee’s rights.

Health Care Professional - A physician or any of the following: a podiatrist, optometrist, chiropractor, psychologist, dentist, physician assistant, physical or occupational therapist, therapist assistant, speech-language pathologist, audiologist, registered or practical nurse (including nurse practitioner, clinical nurse specialist, certified registered nurse anesthetist, and certified nurse midwife), licensed certified social worker, registered respiratory therapist, and certified respiratory therapy technician.

Health Maintenance Organization - An entity that meets the requirements of the Office of Insurance Regulation of the Financial Services Commission (OIR) for operation as a health maintenance organization and meets the qualifications for participation as a managed care organization established by the Agency and the OIR.

Hospital - A facility licensed in accordance with the provisions of Chapter 395, F.S., or the applicable laws of the state in which the service is furnished.

Instrumental Activities of Daily Living - Includes making and answering telephone calls, shopping, transportation ability, preparing meals, laundry, light housekeeping, heavy chores, taking medication, and managing money.

Ineligible Recipient - A Medicaid recipient that does not qualify for enrollment in the Long Term Care Community Diversion Pilot Project.

Incident Reporting - Reporting of awareness or discovery of conditions that may materially affect the Contractor’s ability to perform services under this contract.

Insolvency/Insolvent - A financial condition that exists when an entity is unable to pay its debts as they become due in the usual course of business, or when the liabilities of the entity exceed its assets.

Lead Agency - An entity designated by an area agency on aging and given the authority and responsibility to coordinate services for functionally impaired elderly persons.

Long-Term Care Record - A record that includes information regarding the medical and long-term care services an enrollee is receiving including the care plan and documentation of case management activities including efforts to coordinate and integrate the delivery of all services to the enrollee.

Marketing - Any activity or communication conducted by or on behalf of any Contractor, including any subcontractor, with a Medicaid recipient who is not enrolled with the Contractor, which can reasonably be interpreted as intended to influence the Medicaid recipient to enroll with or disenroll from the particular Contractor.

Medicaid - The medical assistance program authorized by Title XIX of the federal Social Security Act, 42 U.S.C. s.1396 et seq., and regulations thereunder, as administered in this state by the Agency.

Medicaid HMO - An HMO as defined in the Medicaid State Plan.

Medicaid Pending - Individuals who apply for the Long-Term Care Community Diversion Pilot Project and are determined medically eligible by CARES, but have not been determined financially eligible for Medicaid by the DCF.

Medically Necessary or Medical Necessity - Services provided in accordance with 42 CFR 438.210(a)(4) and

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  as defined in s. 59G-1.010(166), F.A.C., to include that medical or allied care, goods, or services furnished or ordered must meet the following conditions:

a.	Be necessary to protect life, to prevent significant illness or significant disability, or to alleviate severe pain;

b.	Be individualized, specific, and consistent with symptoms or confirmed diagnosis of the illness or injury under treatment, and not in excess of the patient’s needs;

c.	Be consistent with the generally accepted professional medical standards as determined by the Medicaid program, and not experimental or investigational;

d.	Be reflective of the level of service that can be safely furnished, and for which no equally effective and more conservative or less costly treatment is available, statewide; and

e.	Be furnished in a manner not primarily intended for the convenience of the recipient, the recipient’s caretaker, or the Contractor.

f.
Be services furnished in a hospital on an inpatient basis which could not, consistent with the provisions of appropriate medical care, be effectively furnished more economically on an outpatient basis or in an inpatient facility of a different type.

Note: The fact that a contractor has prescribed, recommended, or approved medical or allied goods or services does not, in itself, make such care, goods or services medically necessary or a medical necessity or a covered service.

Medicare - The medical assistance program authorized by Title XVIII of the federal Social Security Act, 42 U.S.C. s. 1395 et seq., and regulations thereunder.

Nursing Facility - An institutional care facility licensed under Chapter 395, F.S. or Chapter 400, F.S. that furnishes medical or allied inpatient care and services to individuals needing such services.

Nursing Home Transition Program - Program through which CARES identifies individuals that can be transitioned from a nursing facility to safe placement in the community and are referred for enrollment in the Long Term Care Community Diversion Program.

Other Qualified Provider - A contracted provider who meets the qualifications of Chapter 430.703(7), F.S.

Outpatient - A patient of an organized medical facility or distinct part of that facility who is expected by the facility to receive and receives professional services for less than a 24-hour period regardless of the hour of admission, whether or not a bed is used, or whether or not the patient remains in the facility past midnight.

Peer Review - An evaluation of the professional practices of a provider by peers of the provider in order to assess the necessity, appropriateness, and quality of care furnished as such care is compared to that customarily furnished by the provider's peers and to recognized health care standards.

Potential Enrollee - According to 42 CFR 438.10(a), a Medicaid recipient who is subject to mandatory enrollment or may voluntarily elect to enroll in a given managed care program, but is not yet an enrollee of a specific managed care program.

Prepaid Health Plan or Plan - The prepaid health care plan developed by the Contractor in performance of its duties and responsibilities under this contract; or a contractual arrangement between the Agency and a comprehensive health care Contractor for the provision of Medicaid care, goods, or services on a prepaid basis to Medicaid recipients.

Primary Care Physician - A Medicaid-participating or prepaid health plan-affiliated physician practicing as a general or family practitioner, internist, pediatrician, obstetrician, gynecologist, or other specialty approved by the Agency, who furnishes primary care and patient management services to an enrollee.

Program - Long Term Care Community Diversion Program.

Project - Long Term Care Community Diversion Pilot Project.

Protocols - Written guidelines or documentation outlining steps to be followed for handling a particular situation, resolving a problem, or implementing a plan of medical, social, nursing, psychosocial, developmental

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and educational services.

Provider - A person or entity that is responsible for or directly provides any medical or social services authorized by this contract.

Provider Handbook - A document that provides information to a Medicaid provider regarding enrollee eligibility; claims submission and processing; provider participation; covered care, goods, or services and limitations; procedure codes and fees; and other matters related to Medicaid program participation.

Quality Assurance - The process of assuring that the delivery of health care is appropriate, timely, accessible, available, and medically necessary.

Risk - The potential for loss that is assumed by an entity and that may arise because the cost of providing care, goods, or services may exceed the capitation or other payment made by the Agency to the plan under terms of the contract.

Service Area - The designated geographical area within which the Contractor is authorized by contract to furnish covered services to enrollees and within which the enrollees reside.

State - State of Florida.

Subcontract - An agreement entered into between the Contractor and subcontractor for the provision of benefits to enrollees or to perform any administrative function or service for the Contractor specifically related to securing or fulfilling the Contractor’s obligations under this contract. Subcontracts include, but are not limited to the following: agreements with all providers of medical or ancillary services, unless directly employed by the Contractor; management or administrative agreements; third party billing or other indirect administrative/fiscal services, including provision of mailing lists or direct mail services; and any contract which benefits any person with a controlling interest in the Contractor’s organization.

Subcontractor - Any person to whom the Contractor has contracted or delegated some of its functions, services or its obligations under this contract.

Surplus - Net worth, i.e., total assets minus total liabilities. Surplus has the same meaning as in Section 641.19(19), F.S.

Third Party Resources - An individual, entity, or program, excluding Medicaid, that is, may be, could be, should be, or has been liable for all or part of the cost of medical services related to any medical assistance covered by Medicaid. An example is an individual’s auto insurance company, which typically provides payment of some medical expenses related to automobile accidents and injuries.

Transportation - Transporting services furnished to an enrollee to obtain services authorized under this contract.

Transition Care Services - Services necessary in order to safely maintain a person in the community both prior to and after the effective date of their enrollment in the program until the initial Care Plan is implemented.

Transition Period - The period of time from the effective date of enrollment until the initial Care Plan is effective.

Violation - Each determination by the Department and/or Agency that a Contractor failed to act as specified in the contract or in applicable statutes or rules governing Medicaid prepaid health plans. Each day that an ongoing violation continues may be considered for the purposes of this contract to be a separate violation. In addition, each instance of failing to furnish necessary and/or required services or items to enrollees is considered for purposes of this contract to be a separate violation.

1.2	DEPARTMENT MISSION STATEMENT

The Department’s mission is to foster an optimal quality of life for elder Floridians. The Department’s vision and shared values are to foster a social, economic and intellectual environment for all ages, and especially those aged 60 and older, where all can enjoy Florida’s unparalleled amenities in order to thrive and prosper. Area agencies, lead agencies and local service providers as partners and stakeholders in Florida’s aging services network are expected to support the Department’s mission, vision, and program priorities.

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1.3	GENERAL DESCRIPTION

1.3.1	General Statement

The Long-Term Care Community Diversion Pilot Project is administered by DOEA in consultation with the Agency for Health Care Administration and is designed to provide frail elders age 65 and older with an alternative to nursing home care. The program offers integrated acute and long-term care services to dually eligible Medicare and Medicaid recipients by contracting with Health Maintenance Organizations and Other Qualified Providers. The program enables seniors to remain safely in the community by providing home and community based services to individuals who would otherwise qualify for Medicaid nursing home placement.

1.3.2	Authority
The relevant federal and state authority governing the Long-Term Care Community Diversion Pilot Project are as follows:
(1)	Rule 58N-1, Florida Administrative Code;
(2)	s. 430.701-709, F.S.;
(3)	Social Security Act , s.1915 (c) Nursing Home Diversion Waiver;
(4)	Title 42 Code of Federal Regulations (CFR) Chapter IV, Subchapter C;
(5)	42 CFR 431, Subpart E, F;
(6)	42 CFR 438
(7)	Chapter 641, F.S.;
(8)	Chapter 400, F.S.;
(9)	Chapter 429, Part I, F.S.;
(10)	Chapter 429, Part III, F.S.;
(11)	s. 430.203 (9), F.S.; and
(12)	s. 288.703 (3), F.S.

1.3.2.1	Incorporation of Reference Memoranda

In accordance with Chapter 287 F.S., as amended, and Department of Financial Services’ Chief Financial Officer Memoranda, the following memoranda are provided for informational purposes and are hereby incorporated by reference:

(1)	CFO Memo No. 02: Release date, August 20, 2010;
(2)	CFO Memo No. 03: Release date, June 29, 2010; and
(3)	CFO Memo No. 06: Release date, June 30, 2010.

1.3.3	Contract Terms and Conditions

The Contractor shall ensure that all long-term care required service providers maintain current licenses relevant to the service component rendered or other credentials and meet all applicable background screening requirements.

1.3.3.1	Required Long-Term Care Services

With the exception of nursing facility services, the long-term care services in this section are authorized under the Medicaid home and community-based waiver and must comply with the waiver. As required by s. 430.705(2)(b) 2, F.S., the Contractor shall have, at a minimum, two (2) subcontractors for each service as listed below.

(1)
Adult Companion Services: Non-medical care, supervision and socialization provided to a functionally impaired adult. Companions assist or supervise the enrollee with tasks such as meal preparation or laundry and shopping but do not perform these activities as discrete services. The provision of companion services does not entail hands-on nursing care. This service includes light housekeeping tasks

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incidental to the care and supervision of the enrollee. Waiver approved providers for adult companion services include the following: licensed, registered or certified home health agencies, licensed, registered or certified community care for the elderly providers (CCE), and licensed, registered or certified homemaker/companion agencies.

(2)
Adult Day Health Services: Services provided pursuant to Chapter 429, Part III, F.S. Services furnished in an outpatient setting which encompass both the health and social services needed to ensure optimal functioning of an enrollee, including social services to help with personal and family problems and planned group therapeutic activities. Adult day health services include nutritional meals. Meals are included as a part of this service when the patient is at the center during meal times. Adult day health care provides medical screening emphasizing prevention and continuity of care, including routine blood pressure checks and diabetic maintenance checks. Physical, occupational and speech therapies indicated in the enrollee's plan of care are furnished as components of this service. Nursing services, which include periodic evaluation, medical supervision and supervision of self-care services directed toward activities of daily living and personal hygiene, are also a component of this service. The inclusion of physical, occupational and speech therapy services, and nursing services as components of adult day health services does not require the Contractor to contract with the adult day health provider to deliver these services when they are included in an enrollee’s plan of care. The Contractor may contract with the adult day health provider for the delivery of these services or the Contractor may contract with other providers qualified to deliver these services pursuant to the terms of this contract.

(3)
Assisted Living Services: Personal care services, homemaker services, chore services, attendant care, companion services, medication oversight, and therapeutic social and recreational programming provided in a home-like environment in an assisted living facility, licensed pursuant to Chapter 429 Part I, F.S., in conjunction with living in the facility. This service does not include the cost of room and board furnished in conjunction with residing in the facility.

Note:
Assistive Care Services are covered under this contract and cannot be billed separately by the assisted living facility. This service includes 24-hour on-site response staff to meet scheduled or unpredictable needs in a way that promotes maximum dignity and independence, and provides supervision, safety and security. Individualized care is furnished to persons who reside in their own living units (residents). A resident’s own living unit may include dual occupied units when both occupants consent to the arrangement. Living units contain bedrooms and toilet facilities and may or may not include kitchenette and/or living rooms. The resident has a right to privacy. Living units may be locked at the discretion of the resident, except when a physician or mental health professional has certified in writing that the resident is sufficiently cognitively impaired as to be a danger to self or others if given the opportunity to lock the door. The facility must have a central dining room, living room or parlor, and common activity areas (which may also serve as living rooms or dining rooms). The resident retains the right to assume risk, tempered only by a person's ability to assume responsibility for that risk. Care must be furnished in a way that fosters the independence of each resident to facilitate aging in place. Routines of care provision and service delivery must be resident-driven to the maximum extent possible, and treat each resident with dignity and respect. Assisted living services may also include the following: physical therapy, occupational therapy, speech therapy, medication administration, and periodic nursing evaluations. The Contractor may arrange for other authorized service providers to deliver care to residents of assisted living facilities in the same manner as those services would be delivered to a person in their own home. The Contractor shall be responsible for placing enrollees in the appropriate assisted living facility setting.

(4)
Chore Services: Services needed to maintain the home as a clean, sanitary and safe living environment, such as heavy household chores (e.g. washing floors, windows and walls; tacking down loose rugs and tiles; moving heavy items of furniture in order to provide safe entry and exit) and pest control.

(5)
Consumable Medical Supply Services: The provision of disposable supplies used by the enrollee and caregiver, which are essential to adequately care for the needs of the enrollee. These supplies enable the enrollee to perform activities of daily living or stabilize or monitor a health condition. Not included are items covered under the Medicaid home health service; personal toiletries; household items such as detergents, bleach, and paper towels; or prescription drugs.

(6)	Environmental Accessibility Adaptation Services: Physical adaptations to the home required by the

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enrollee's care plan which are necessary to ensure the health, welfare and safety of the enrollee or which enable the enrollee to function with greater independence in the home and without which the enrollee would require institutionalization. Such adaptations may include the installation of ramps and grab-bars, widening of doorways, modification of bathroom facilities, or installation of specialized electric and plumbing systems to accommodate the medical equipment and supplies, which are necessary for the welfare of the enrollee. Excluded are those adaptations or improvements to the home that are of general utility and are not of direct medical or remedial benefit to the enrollee, such as carpeting, roof repair, or central air conditioning. Adaptations which add to the total square footage of the home are not included in this benefit. All services must be provided in accordance with applicable state and local building codes.

(7)
Escort Services: Personal escort for enrollees to and from service providers. Escort providers assist enrollees in gaining access to services. An escort may provide language interpretation for people who have hearing or speech impairments or who speak a language different from that of the provider. Waiver approved providers for escort services include the following licensed providers or providers meeting federal standards: home health agencies and CCE providers. This service does not include transportation.

(8)
Family Training Services: Training and counseling services for the families of enrollees served under this contract. For purposes of this service, "family" is defined as the individuals who live with or provide care to a person served by the Contractor and may include a parent, spouse, children, relatives, foster family, or in-laws. "Family" does not include persons who are employed to care for the enrollee. Training includes instruction and updates about treatment regimens and use of equipment specified in the plan of care to safely maintain the enrollee at home.

(9)
Financial Assessment/Risk Reduction Services: Assessment and guidance to the caregiver and enrollee with respect to financial activities. This service provides instruction for and/or actual performance of routine, necessary, monetary tasks for financial management such as budgeting and bill paying. In addition, this service also provides financial assessment to prevent exploitation by sorting through financial papers and insurance policies and organizing them in a usable manner. This service provides the following coaching and counseling to enrollees: (1) avoidance of financial abuse; (2) maintenance and balancing of accounts that directly relate to the enrollees living arrangement at home; or (3) lessening the risk of nursing home placement due to inappropriate money management.

(10)
Home Delivered Meals: Nutritionally sound meals to be delivered to the residence of an enrollee who has difficulty shopping for or preparing food without assistance. Each meal is designed to provide 1/3 of the Recommended Dietary Allowance (RDA). Home delivered meals may be hot, cold, frozen, dried, canned or a combination of hot, cold, frozen, dried, canned with a satisfactory storage life.

(11)	Homemaker Services: General household activities such as meal preparation and routine household care provided by a trained homemaker.

(12)
Nutritional Assessment/Risk Reduction Services: An assessment, hands-on care, and guidance to caregivers and enrollees with respect to nutrition. This service teaches caregivers and enrollees to follow dietary specifications that are essential to the enrollee’s health and physical functioning, to prepare and eat nutritionally appropriate meals and promote better health through improved nutrition. This service may include instructions on shopping for quality food and food preparation.

(13)	Nursing Facility Services: Services furnished in a health care facility licensed under Chapter 395 or Chapter 400, F.S.

(14)
Personal Care Services: Assistance with eating, bathing, dressing, personal hygiene, and other activities of daily living. This service includes assistance with preparation of meals, but does not include the cost of the meals. This service may also include housekeeping chores such as bed making, dusting and vacuuming, which are incidental to the care furnished or are essential to the health and welfare of the enrollee, rather than the enrollee's family.

(15)
Personal Emergency Response Systems (PERS): The installation and service of an electronic device that enables enrollees at high risk of institutionalization to secure help in an emergency. The PERS is connected to the person's phone and programmed to signal a response center once a "help" button is activated. The enrollee may also wear a portable "help" button to allow for mobility. PERS services are

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generally limited to those enrollees who live alone or who are alone for significant parts of the day and who would otherwise require extensive supervision.

(16)
Respite Care Services: Services provided to enrollees unable to care for themselves furnished on a short-term basis due to the absence or need for relief of persons normally providing the care. Respite care does not substitute for the care usually provided by a registered nurse, a licensed practical nurse or a therapist. Respite care is provided in the home/place of residence, Medicaid licensed hospital, nursing facility, or assisted living facility.

(17)
Occupational Therapy: Treatment to restore, improve or maintain impaired functions aimed at increasing or maintaining the enrollee’s ability to perform tasks required for independent functioning when determined through a multi-disciplinary assessment to improve an enrollee’s capability to live safely in the home setting.

(18)
Physical Therapy: Treatment to restore, improve or maintain impaired functions by using activities and chemicals with heat, light, electricity or sound, and by massage and active, resistive, or passive exercise when determined through a multi-disciplinary assessment to improve an enrollee’s capability to live safely in the home setting.

(19)
Respiratory Therapy: Treatment of conditions that interfere with respiratory functions or other deficiencies of the cardiopulmonary system. Services include evaluation and treatment related to pulmonary dysfunction. Examples are ventilator support, therapeutic and diagnostic use of medical gases, respiratory rehabilitation, management of life support systems and bronchopulmonary drainage, breathing exercises, and chest physiotherapy. This service shall become available to all enrollees on or prior to March 1, 2012.

(20)
Speech Therapy: The identification and treatment of neurological deficiencies related to feeding problems, congenital or trauma-related maxillofacial anomalies, autism, or neurological conditions that effect oral motor functions. Therapy services include the evaluation and treatment of problems related to an oral motor dysfunction when determined through a multi-disciplinary assessment to improve an enrollee’s capability to live safely in the home setting.

1.3.3.2	Case Management Services

Case management services contribute to the coordination and integration of care delivery through the ongoing monitoring of services as prescribed in each enrollee’s care plan. Case management services facilitate enrollees gaining access to needed medical, social, transportation, and educational services regardless of the funding source for the services. The Contractor shall provide this service directly and the ratio of enrollees to case managers shall be appropriate to support the needs of the enrollees. The Contractor shall assist enrollees to ensure continuous financial and medical eligibility in the program as part of the case management responsibilities.

1.3.3.3	Acute-Care Services

Acute-care services are covered for Medicaid recipients based on the Medicaid state plan approved by the federal Centers for Medicare and Medicaid Services. These services are covered in the project to the extent that they are not covered by Medicare or are reimbursed by Medicaid pursuant to Medicaid’s Medicare cost- sharing policies and included in the capitation rate. Services include, but are not limited to, the following:

(1)
Community Mental Health Services: Community-based psychiatric rehabilitative services recommended or provided by a psychiatrist or other physician. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Community Mental Health Coverage and Limitations Handbook, except that the provider need not be a community mental health center.

(2)
Dental Services: Medically necessary emergency dental care limited to emergency oral examination, necessary radiographs, extractions, incision and drainage of abscess and full or partial dentures. Dentures are limited to one set of full or partial dentures a lifetime. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Dental Services Coverage and Limitations Handbook, and must be provided by providers licensed under Chapter 466, F.S.

(3)
Hearing Services: Medically necessary hearing evaluations and diagnostic testing for hearing aid candidacy every three (3) years. A hearing aid fitting and dispensing for each ear every three (3) years.

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Three (3) hearing aid repairs a year outside the warranty period. One cochlear implant for either ear, but not both, if medical criterion is met through prior authorization. Prior authorization may be granted for cochlear implant repairs outside the warranty period. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Hearing Services Coverage and Limitations Handbook, and must be provided by providers licensed under Chapter 484, Part II, F.S

(4)
Home Health Care Services: Intermittent or part-time nursing services provided by a registered nurse or licensed practical nurse, or personal care services provided by a licensed home health aide, with accompanying necessary medical supplies, appliances, and durable medical equipment. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Home Health Coverage and Limitations Handbook.

(5)
Independent Laboratory and Portable X-ray Services: Medically necessary and appropriate diagnostic laboratory procedures and portable x-rays ordered by a physician or other licensed practitioner of the healing arts as specified in the Independent Laboratory and Portable X-ray Services Coverage and Limitations Handbook.

(6)
Inpatient Hospital Services: Medically necessary services, including ancillary services, furnished to inpatient enrollees, provided under the direction of a physician or dentist, in a hospital maintained primarily for the care and treatment of patients with disorders other than mental diseases. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Hospital Coverage and Limitations Handbook.

(7)
Outpatient Hospital/Emergency Medical Services: Outpatient preventive, diagnostic, therapeutic, or palliative care provided under the direction of a physician at a licensed hospital. Such services include emergency room, dressings, splints, oxygen, physician ordered services and supplies necessary for the clinical treatment of a specific diagnosis or treatment as specified in the Medicaid Hospital Coverage and Limitations Handbook.

(8)
Physician Services: Those services and procedures rendered by a licensed physician at a physician’s office, patient’s home, hospital, nursing facility or elsewhere when dictated by the need for preventive, diagnostic, therapeutic or palliative care, or for the treatment of a particular injury, illness, or disease as specified in the Medicaid Physicians Coverage and Limitations Handbook.

(9)
Prescribed Drug Services: Prescribed drug services for dual eligible Medicaid beneficiaries are covered as per the Medicare Modernization Act (MMA). However, section 103(c) of the MMA added s. 1935(d)(2) to the Social Security Act to allow State Medicaid programs to continue to provide and receive Federal Financial Participation (FFP) for certain drugs not included in the Medicare Prescription Drug benefit (Part D). Drugs excluded from Part D coverage are listed in s. 1927(d)(2) of the Act. Contractors shall provide certain drugs not included in Part D as described in the Medicaid Prescribed Drugs Services and Limitations Handbook. The Contractor’s pharmacy benefits management program must comply with all applicable federal and state laws.

(10)
Vision Services: Medically necessary eye examinations, eyeglass repairs and adjustments. Eyeglass frames are limited to one pair every two years. Prior authorization is required for a second pair every two years, and eyeglass frames within the two-year period and also for a second pair of lenses within a 365 day period. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Vision Services Coverage and Limitations Handbook, and must be provided by providers licensed under Chapter 484, Part I, or 463, F.S.

(11)
Hospice Services: End of life services provided to enrollees electing hospice services. Services will be provided in accordance with the policy and services provisions specified in the Hospice Services Coverage and Limitations Handbook.

1.3.3.3.1	Acute Care Provider Qualifications
(1)	For the acute care services that are covered under this contract and are also covered by Medicare, the provider qualifications will be those of the Medicare program
(2)
For the acute care services covered under this contract that are not covered by Medicare, the Contractor must meet the provider requirements of the Medicaid programs except that provider type limitations

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associated with certain services will not apply when other provider types can legally perform the service.

1.3.3.4	Expanded Services

The Contractor may elect to provide expanded services. If the Contractor elects to provide expanded services, the services must be offered to all eligible enrollees following written approval by the Department. Expanded services are defined as the following:

(1)	Services in excess of the amount, duration and scope of those listed in Section 1.3.3 contract Terms and Conditions; and

(2)	Services and benefits not listed in this ATTACHMENT I, section 1.3.3, Contract Terms and Conditions.

1.4	INDIVIDUALS TO BE SERVED

1.4.1	Eligibility for Program
To be eligible for services under this contract, an individual must meet the following criteria:

(1)	Be 65 years of age or older.

(2)	Have Medicare Parts A & B as reflected in the Florida Medicaid Management Information System (FMMIS).

(3)	Be Medicaid eligible with incomes up to the Institutional Care Program (ICP) level.

(4)	Reside in the project service area.

(5)	Be determined by CARES to be at risk of nursing home placement and meet one or more of the following clinical criteria:
a.	Require some help with five or more activities of daily living (ADLs); or

b.	Require some help with four ADLs plus requiring supervision or administration of medication; or

c.	Require total help with two or more ADLs; or

d.
Have a diagnosis of Alzheimer’s disease or another type of dementia and require assistance or supervision with three or more ADLs; or have a diagnosis of a degenerative or chronic condition requiring daily nursing services; or

e.	Have a diagnosis of a degenerative or chronic condition requiring daily nursing services.

(6)	Be determined by CARES to be a person who, on the effective date of enrollment, can be safely served with home and community-based services.

1.4.2	Ineligibility for the Program
The following persons are ineligible for the program:

(1)	Persons residing outside the project service area.

(2)	Persons residing in a state hospital, intermediate care facility for persons with developmental disabilities, or a correctional institution.

(3)	Persons participating in or enrolled in another Medicaid waiver project on the effective date of enrollment.

(4)	Medicaid eligible recipients who are served by the Florida Assertive Community Treatment Team (FACT team).

(5)	Persons enrolled in any other Medicaid capitated long-term care program, in a Medicaid HMO, MediPass program, on the effective date of enrollment.

1.4.3	“Medicaid Pending”
(1)	An individual who applies for the Program and is determined medically eligible by CARES, but has not been determined financially eligible for Medicaid by the DCF is designated as “Medicaid Pending”.

(2)	Contractors may elect to provide the “Medicaid Pending” option by completing and returning Attachment

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X to the Department.

(3)
CARES staff will refer individuals identified as “Medicaid Pending” to the Contractor. The Contractor will assist “Medicaid Pending” individuals in submitting the ACCESS Florida Application (on-line or hard copy) (www.myflorida.com/accessflorida) to DCF no later than 30 days from the receipt of the referral from CARES. Additionally, the Contractor must forward, at a minimum, the following documentation to DCF: Financial Release (CF FS 2613), Notification of Level of Care (DOEA-CARES 603), and the Certification of Enrollment Status (HCBS)(CF-AA 2515).

(4)
Once the individual’s financial eligibility is determined by DCF, the Contractor must notify CARES whether the individual is approved or denied and provide a copy of the Notice of Case Action or verification of Medicaid eligibility to the individual within two (2) business days of receipt. If individuals are determined financially eligible by DCF, the Contractor will be reimbursed a capitated rate for services rendered retroactive to the first of the month following the CARES medical eligibility determination.

(5)
The Contractor shall submit the enrollment information to the Medicaid fiscal agent in the HIPAA approved 834 electronic transaction format. This information must be transmitted to the fiscal agent by the monthly reporting deadline.

(6)	If the Contractor decides to change participation in the “Medicaid Pending” program, the Contractor shall submit a certified letter to the Contract Manager 30 days prior to the intended change.

(7)
If the individual is not financially eligible for Medicaid as determined by DCF, the Contractor may terminate services and seek reimbursement from the individual. The Contractor may only seek reimbursement from the individual for documented services, claims, co-payments and deductibles paid on behalf of the Medicaid Pending individual for services rendered to the individual. The Contractor shall submit to the individual an itemized bill for services. The itemized bill and related documentation shall be included in case notes.

(8)
An individual identified as Medicaid Pending, who elects to terminate services in the Nursing Home Diversion Program prior to a Medicaid eligibility determination, but requests assistance with Medicaid eligibility must sign the section of Form 608 that states: “I choose not to enroll in the Nursing Home Diversion Program at this time, but request assistance with the financial eligibility determination from the following Nursing Home Diversion provider (Provider’s Name). In order to receive this assistance I must complete the DOEA Form 606.” The Contractor shall send the signed Form 608 and Form 606 back to CARES.

1.4.3.1
Providers are required to provide assistance with Medicaid financial eligibility to prospective program enrollees at no cost to the enrollee/without reimbursement. An individual who chooses not to receive services, but who elects to receive assistance with Medicaid financial eligibility, must complete Form 606. The Contractor shall send the signed Form 606 back to CARES.

SECTION II: MANNER OF SERVICE PROVISION

2.1	SERVICE TASKS
  The service tasks in this section II must be performed by the Contractor in support of the contract’s major program goals.

2.1.1	ENROLLMENT AND DISENROLLMENT

2.1.1.1	Enrollment Procedures
(1)	The Contractor will receive a complete referral package from CARES.

(2)	Upon receipt, the Contractor will log in and date stamp the CARES referral package.

(3)	The Contractor must check monthly Medicaid eligibility through the FMMIS Web Portal or other valid system.

(4)	Upon receipt of the referral package, the Contractor will confirm through FMMIS’s Web Portal or other valid system the following:

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a. b. c. d.
Medicaid eligibility program codes are MS, MMS, or MWA.
The recipient resides in the Contractor’s service area.
The recipient has Medicare Parts A and B.
At the time of enrollment:
1)   The recipient is not residing in a nursing home.
2)   The recipient is not currently enrolled in a Medicaid HMO.
3)   The recipient is not currently enrolled in the MediPass program.
4)   The recipient is not currently enrolled in a Medicaid waiver program.

(5)
The Contractor must accept individuals eligible for enrollment in the order in which they are received from CARES. The Contractor will not discriminate against individuals eligible to enroll on the basis of race, color, or national origin, and will not use any policy or practice that has the effect of discriminating on any basis including but not limited to race, color, or national origin.

(6)
A dispute between the CARES assessment and the Contractor’s assessment as to the appropriateness of the enrollment shall be referred by the Contractor to the Contract Manager if resolution with CARES is unsuccessful within 48 hours of the Contractor’s face-to-face project orientation. The Department will review the dispute within one (1) business day of receipt and issue a final determination in writing in no more than five (5) business days to the Contractor and the CARES office.

(7)	The CARES referral package shall include a copy of the disenrollment form for enrollees transferring to a new Contractor.

2.1.1.2	Optional State Supplementation (OSS)
                  The Contractor shall inform and assist enrollees who qualify under s. 409.212, F.S. with an application for OSS services. OSS is a general revenue cash assistance program. The purpose of the program is to supplement the enrollees’ income to help pay the cost of an assisted living facility.

2.1.1.3	Changes in Eligibility and Reenrollment
(1)
The Contractor shall assist enrollees to ensure continuous eligibility in the program as part of the case management responsibilities. This includes financial and medical eligibility. The Contractor shall develop a process for tracking the eligibility re-determination to ensure continuity of care. Contractor case management performance must include services to help the enrollee maintain Medicaid financial eligibility. These services must be documented in case notes.

(2)	An enrollee who has lost eligibility and regains eligibility within two (2) months will be automatically reenrolled by the Medicaid fiscal agent’s system during the next enrollment cycle.
(3)	The Contractor shall not deny enrollment to correctly reinstated enrollees.

(4)	The Contractor must check monthly Medicaid eligibility through the Medicaid Eligibility Verification System (MEVS), FMMIS Web Portal or other valid system.

(5)	The Contractor will notify the CARES office and DCF of any changes in an enrollee’s address using the appropriate DCF process.

2.1.1.4	Effective Date of Enrollment

For all referrals received in a month, enrollment is effective at 12:01 a.m. on the first day of the calendar month following the month in which the referral was received. All services must be in place no later than the first day of the enrollment month for all referrals received prior to the last five business days of the month and for all imminent risk referrals. All services must be in place within five calendar days of the effective date of the enrollment month for all referrals received within the last five business days of the month.

2.1.1.5	Transition Care Planning
(1)
For recipients who are transferring from another home and community based services waiver program or another Diversion Contractor, the Contractor shall ensure continuation of needed services in accordance

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with the current care plan until a new care plan is developed during the transition phase.

(2)
By the first date of enrollment, the Contractor must provide transition care services in collaboration with CARES staff and assume responsibility for meeting the enrollee’s care needs. The Contractor must ensure that enrollment in the project does not interrupt or delay the delivery of services needed by the enrollee.

2.1.1.6      Orientation
(1)
The Contractor must provide each new enrollee or their representative with a written notice of the effective date of enrollment, a plan ID, an enrollee handbook, and a provider directory. Materials shall be provided prior to enrollment but no later than the initial face-to-face meeting.

(2)
The Contractor must complete face-to-face project orientation within five (5) business days of enrollment for those enrollees in a community setting, including “Medicaid Pending” enrollees. The Contractor must complete face-to-face project orientation within seven (7) business days of enrollment for those enrollees, including “Medicaid Pending” enrollees, residing in a facility. Regardless of when orientation takes place, all services must be in place according to the time frames set forth in section 2.1.1.4 Enrollment Effective Date.

(3)
The Contractor shall assure that appropriate language versions of all materials including enrollment and disenrollment materials are developed and available to enrollees and potential enrollees. The Contractor shall provide oral interpretation free of charge for all potential enrollees or enrollees whose prevalent language is not English. Non-English versions of written materials are required, if the population speaking a non-English language in a given county is greater than five (5) percent of the population.

(4)	Prior to use, the Contractor shall obtain approval by the Department for any materials provided to the enrollee and potential enrollees, including print and media materials.

2.1.1.2   Enrollee Handbook
The enrollee handbook must be written in an easily understood format and written at or below the eighth grade reading level. The following items must be included:

(1)	Terms, conditions, and procedures for enrollment including the reinstatement process.

(2)	An explanation of the role of the case manager.

(3)	Procedures for obtaining required and/or covered services, including second opinions in accordance with s. 641.51 (5)(c), F.S., and 42 CFR 438.206(b)(3).

(4)	The toll free telephone number of the Agency for Health Care Administration Consumer Hotline (888) 419-3456.

(5)	The toll free telephone number of the statewide Abuse Hotline (800) 96ABUSE or (800) 962-2873.

(6)	Instructions on how an enrollee obtains access to services included in their care plan.

(7)	Information about emergency services. In accordance with CFR 438.10(f)(6), Contractors must provide the following information about emergency services to enrollees:

a.	Prior authorization is not required for emergency services;

b.	The Contractor must inform enrollees of the process and procedures for obtaining emergency services, including use of the 911-telephone system or its local equivalent; and

c.
Providers must inform enrollees of the locations of any emergency settings and other locations at which providers and hospitals furnish emergency services and post-stabilization services covered under the contract.

(8)	Notification to enrollees of restrictions, if any, on the enrollee’s freedom of choice among network providers.

(9)	The consequences of obtaining care from out-of-network providers.

(10)	Information regarding the enrollee’s right to disenroll at any time and instructions on how to initiate the

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disenrollment process. Information must explain that if voluntary disenrollment is requested on or before thh 15th of the month, disenrollment will be effective the first of the following month.  If the voluntary disenrollment is requested after the 15th of the month, disenrollment will be effecetive on the first day of the second calendar month following the month the request was received.

(11)	Information regarding the enrollee’s rights and responsibilities, including the following:

a.	Each managed care enrollee is guaranteed the right to be treated with respect and with due consideration for his or her dignity and privacy;

b.
Each managed care enrollee is guaranteed the right to receive information on available treatment options and alternatives, presented in a manner appropriate to the enrollee’s condition and ability to understand;

c.	Each managed care enrollee is guaranteed the right to participate in decisions regarding his or her healthcare, including the right to refuse treatment;

d.	Each managed care enrollee is guaranteed the right to request and receive a copy of his or her care plan, and to request that they be amended or corrected, as specified in 45 CFR part 164; and

e.	Each enrollee is free to exercise his or her rights, and the exercise of those rights does not adversely affect the way the MCO and its providers or the State agency treat the enrollee.

(12)	Description of the grievance and appeals process.

(13)	The toll-free numbers that the enrollee can use to file a grievance or appeal by phone.

(14)	Information regarding the confidentiality of enrollee records.

(15)	Notification to the enrollee that the following items are available to them upon request:

a.	A detailed description of the Contractor’s authorization and referral process for services;

b.	A detailed description of the Contractor’s process used to determine whether services are medically necessary;

c.	A detailed description of the Contractor’s quality assurance program;

d.	A detailed description of the Contractor’s credentialing process;

e.	The policies and procedures relating to the confidentiality and disclosure of the enrollee’s medical records;

f.	Information regarding quality performance indicators, including aggregate enrollee satisfaction data; and

g.	Information on the structure and organization of the Contractor.

(16)
Information that oral interpretation services for any language and alternative communication systems are available free of charge and written information is available for prevalent languages as well as instructions on how to access these services.

(17)	Information that post-stabilization services are provided without prior authorization in accordance with 42 CFR 422.113(c).

(18)	Information that services will continue during an appeal of a suspended authorization but that the enrollee may have to pay in case of an adverse ruling.

(19)	Information regarding current health care advanced directives pursuant to sections 765.302 through 765.309 F.S., 42 CFR 438.6(i)(1)-(2) and 42 CFR 422.128, as follows:

a.
The Contractor shall provide these policies and procedures to all enrollees and shall advise enrollees of their rights under state law, including the right to accept or refuse medical treatment and the right to formulate advance directives;

b.	The Contractor's written policies respecting the implementation of those rights, including a statement of a limitation regarding the implementation of advance directives as a matter of

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conscience; and

c.	The information must include a description of state law and must reflect changes in state law as soon as possible, but no later than ninety (90) calendar days after the effective change.

(20)
Information on how and where enrollees can access any benefits that are available under the State plan, but are not covered under the contract, including any cost sharing, and how transportation is provided.

(21)	For a counseling or referral service that the Contractor does not cover because of moral or religious objections, the Contractor need not furnish information on how and where to obtain the service.

2.1.1.8	Provider Directory
The Contractor shall compile a directory listing the providers sorted by individual counties and by services, which includes the following information:

(1)	Provider name;
(2)	Service(s) provided;
(3)	Provider location; and
(4)	Provider telephone number.

2.1.1.9	Plan ID Card
The plan ID card must include the following:

(1)	The Contractor’s name;
(2)	The Contractor’s address; and
(3)	The Contractor’s member services telephone number.

2.1.1.10	Annual Notification
In accordance with 42 CFR 438.10(f)(2), the Contractor must notify enrollees at least on an annual basis of their right to request and to obtain information listed in sections 2.1.1.7 and 2.1.1.8.

2.1.1.11	Care Plan and Service Delivery Requirements
(1)
The Contractor is required to develop an individualized plan of care for every new enrollee referred by the CARES offices. Services included in the care plan will be determined by the Contractor in consultation with the enrollee or their representative using the initial assessment provided by CARES as well as the Contractor’s assessment.

(2)	The care plan shall be in a format approved by the Department.

(3)	A care plan utilizing case management only will be subject to review by the Department and the enrollment may be reviewed for appropriateness.

(4)
The care plan must be based on a comprehensive assessment of the enrollee’s health status, physical and cognitive functioning, environment, social supports, and end-of-life decisions. The care plan must clearly identify barriers and explore potential solutions with the enrollee and caregivers. The care plan must detail all interventions designed to address specific barriers to independent functioning. The care plan must include any services provided through the enrollee’s own informal network or by volunteers from community social service agencies or other organizations such as churches and synagogues.

(5)	The care plan must include at a minimum the following components as specified in 42 CFR 441.351(f) and as required by the Department:

a.	The enrollee’s name;
b.	The enrollee’s date of birth or Medicaid Number;
c.	Care plan effective date;
d.	Care plan review date;
e.	Covered services provided including routine medical and HCBS services
f.	Begin date and end date;
g.	Providers;
h.	Amount and frequency;

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i.	Case manager's signature; and
j.	Enrollee or the enrollee's authorizaed representative's signature and date is required on the care plan or care plan summary, whichever document is given to the enrollee.

(6)	In developing the care plan, the Contractor must perform the following:

a.
Assess the immediacy of the new enrollee’s service needs and include a description of the enrollee’s condition, as identified through an appropriate comprehensive assessment and a medical history review.

b.	Identify any existing care plans and service providers and assess the adequacy of current services.

c.	Provide for continuous care to the new enrollee if the enrollee is receiving active treatment prior to the effective date of enrollment.

d.
Ensure that the care plan contains information about the enrollee’s medical condition, the type of services to be furnished, the amount, frequency and duration of each service, and the type of provider to furnish each service for all enrollees whether they reside at home or in an assisted living facility.

e.
Ensure that treatment interventions address identified problems, needs, and conditions. In consultation with the enrollee and, as appropriate, the enrollee’s representative or caregiver, the care plan must specify the long-term care service interventions and the medical interventions for the enrollee when such services are the responsibility of the Contractor.

f.
Encourage the development of an informal volunteer network of caregivers, family, neighbors, and others to assist the enrollee or primary caregiver with services. These services will be integrated into an enrollee’s care plan when it is determined through multi-disciplinary assessment and care planning that these services would improve the enrollee’s capability to live safely in the home setting and are agreed to and approved by the enrollee or the enrollee’s authorized representative.

g.
Implement a systematic process for determining whether enrollees have advance directives, health care powers of attorney, do not resuscitate orders, or a legally appointed guardian if applicable. This information will become part of the enrollee’s medical record and these orders and preferences will be integrated into the care coordination process. The Contractor shall include a copy of the enrollee’s health care powers of attorney or the legally appointed guardian documents in the enrollee’s file. The Contractor will discuss with the enrollee the importance of advance directives and do not resuscitate orders and note the enrollee’s response in the case file.

(7)	Care Plan Summary
                             The case manager may provide the enrollee or enrollee’s representative with a care plan summary for easy reference so long as the summary contains the following minimum components:
a.	The enrollee’s name;
b.	The enrollee’s date of birth or Medicaid Number;
c.	Covered services provided including routine medical and HCBS services;
d.	Begin date of services;
e.	Providers;
f.	Amount and frequency;
g.	Case manager’s signature; and
h.	Enrollee or the enrollee’s authorized representative’s signature and date.

2.1.1.12	Initial Care Plan Distribution
(1)	A copy of the care plan must be forwarded to the enrollee’s primary care physician within ten (10) days of development.

(2)	A copy of the care plan must be submitted to the Department via the FTP site at https://elderaffairs.sharefile.com/ within ten (10) days of development. The file name must be labeled

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care plan, the Contractor name, and the enrollee’s initials or name.

(3)	If the enrollee resides in an assisted living facility or a nursing facility, a copy of the care plan must be forwarded to the facility within ten (10) days of development.

2.1.1.13    Care Plan Review
(1)
Contractors shall contact enrollees at least once a month either by telephone or face-to-face. This contact must be documented in the case notes. The Contractor will ensure the review of the care plan is performed through face-to-face contact with the enrollee at least every third month. The care plan review must address the adequacy and appropriateness of services and determine that the services furnished are consistent with the nature and severity of the enrollee’s needs.

(2)	The Contractor will review the care plan if the enrollee or anyone involved in providing care or services to the enrollee reports a significant change in the enrollee’s condition.

(3)
Revisions to the care plan must be done in consultation with the enrollee, the caregiver, and when feasible, the primary care physician. If the primary care physician is not under contract with the Contractor to deliver services to the enrollee, an effort must be made by the case manager to obtain physician’s input regarding care plan revisions. Changes in service provision resulting from a care plan review must be implemented within five (5) business days of the review date unless otherwise specified.

(4)	If any significant change in condition or services is made to the care plan, the revised care plan shall be distributed in its entirety to the same entities as the initial care plan.

2.1.1.14    Coordination and Continuity of Care
(1)	Pursuant to 42 CFR 438.208(b), the Contractor must implement procedures to coordinate health care service for all enrollees that:

a.
Ensure each enrollee has an ongoing source of primary care appropriate to his/her needs and a person or entity formally designated as primarily responsible for coordinating the health care services furnished to the enrollee.

b.	Coordinate the services furnished to the enrollee with services the enrollee receives from any other managed care entity.

c.
Share with other managed care organizations serving the enrollee with special health care needs the results of its identification and assessment of the enrollee's needs to prevent duplication of those activities.

d.
Ensure in the process of coordinating care, each enrollee's privacy is protected in accordance with the privacy requirements in sections 17 and 18 of the Standard Contract and 45 CFR Part 160 and 164 Subparts A and E, to the extent that they are applicable.

(2)	The Contractor will be responsible for the following activities to facilitate care coordination and continuity of care:

a.
For enrollees in an assisted living or nursing facility, the Contractor will ensure coordination with the medical, nursing, or administrative staff designated by the facility to ensure that the enrollees have timely and appropriate access to the Contractor’s providers and to coordinate care between those providers and the facility’s providers.

b.
For those enrolled in the Contractor’s Medicare Advantage plan, the Contractor must have protocols to ensure that all acute care services and long-term care services are coordinated. The enrollee’s case manager must coordinate with the primary care physician, as well as the enrollee or other appropriate person, in the development of acute and long-term care plans. The Contractor must ensure that all subcontractors, delivering services covered by the contract, agree to cooperate with the goal of an integrated and coordinated service delivery system for the enrollee.

c.
When contract enrollees elect to remain in the Medicare fee-for-service system, the Contractor must establish protocols to ensure that services are coordinated to the maximum extent feasible for enrollees in Medicare fee-for-service. The case manager must actively pursue coordination with the

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enrollee’s primary care physician and other care providers.

d.
The Contractor shall assisting enrollees in gaining access to transportation services, including coordinating transportation with the local Florida Commission for the Transportation Disadvantaged Program and other transportation providers.

e.	Enrollee’s with Special Health Care Needs
                                  Pursuant to 42 CFR 438.208(c) if an enrollee is identified with special health care needs, the Contractor must develop assessment mechanisms using appropriate health care professionals.

1)
The Contractor shall participate with the enrollee’s primary care provider, in consultation with any specialists, in the development of a treatment plan for an enrollee determined to need a course of treatment or regular care monitoring, in accordance with state quality assurance and utilization review standards. The treatment plan shall be approved in a timely manner.

2)	The Contractor shall have a mechanism in place to allow enrollees to determine access to a specialist as appropriate for an enrollee’s condition and identified needs.

2.1.1.15    Assessments and Reassessments
(1)
Case managers are responsible for long-term care planning and annual face-to-face re-assessments using Department form 701B. A copy of the form 701B may be obtained from the Department’s web site http://elderaffairs.state.fl.us/english/pubs/pubs/doea701b sep08.pdf.

(2)	The Contractor shall submit a paper copy of the Department’s form 701B to the local CARES office within two-to-four weeks of the one-year anniversary date of the previously completed LOC form.

(3)
The Contractor shall certify all case managers in completing form 701B. The Contractor shall keep such certifications on file at the Contractor’s location and shall make such certifications available to the Department upon request.

2.1.1.16    Level of Care
(1)
The Contractor is responsible for tracking Level of Care re-determinations to ensure they are conducted at least annually following the process as provided by the Department. The Level of Care requests shall be submitted using the form in EXHIBIT L.

(2)
The Level of Care re-determination must be completed within one year of the approval date entered on the most recent Notification of Level of Care (DOEA CARES Form 603). This date is found on Form 603 adjacent to the Approval Signature.

(3)	Annual Level of Care re-determinations shall be sent to CARES within two-to-four weeks of the one- year anniversary date of the previously completed Notification of Level of Care form.

(4)	The Level of Care requests shall be submitted using the form in EXHIBIT L.

2.1.1.17    Disenrollment Requested by the Enrollee
(1)	Disenrollment refers to the process of terminating services with a Contractor after the enrollment effective date.

(2)
Enrollees must be allowed to voluntarily disenroll at any time by submitting an oral or written request to the Contractor. The Contractor must ensure that it does not restrict the enrollee's right to voluntarily disenroll in any way, and that it does not deter the enrollee’s contact with the State.

(3)
The Contractor must make disenrollment assistance available during business hours. This assistance must be available through a toll-free telephone number or face-to-face contact. The Contractor’s written disenrollment procedure must list the staff responsible for this type of assistance.

(4)
Immediately upon receiving a request for disenrollment, the Contractor must inform the enrollee of disenrollment procedures and the Contractor must process the disenrollment within the timeframes described herein. If disenrollment is requested on or before the 15th of the month, disenrollment will be effective the first of the following month. If disenrollment is requested after the 15th of the month, disenrollment will be effective on the first day of the second calendar month following the month in

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which the referral was received.

(5)	The Contractor must maintain a log of all oral and written disenrollment requests and the disposition of such requests.

2.1.1.18          Disenrollment Requested by the Contractor
(1)	The Contractor shall disenroll an enrollee only for the following reasons.
a.	Enrollee death.
b.	Ineligibility for Medicaid.
c.	Ineligibility for the project
d.	Moving outside the Contractor’s service area.
e.	Enrollee leaves their service area for more than 30 consecutive days.
f.	Fraudulent use of the enrollee’s Medicaid ID card.
g.	Incarceration.
h.	Non-cooperation, subject to Department approval.

(2)
If the Contractor requests approval for a disenrollment due to non-cooperation, the Contractor must submit a written request to the Department. Pursuant to 42 CFR 438.56(b)(2), the Contractor is prohibited from requesting a disenrollment based on an adverse change in the enrollee’s health status or disruptive behavior resulting from an enrollee’s special needs. Involuntary disenrollments without the Department’s approval will be considered an express or intentional violation of the contract and a cause for termination as specified in section 49.3 of the Standard Contract.

(3)
The Contractor must provide at least one verbal and at least one written warning of the full implications of failure to follow a recommended care plan or if the enrollee otherwise continues the disruptive behaviors. Enrollees must be given a reasonable opportunity to comply with the care plan subsequent to each verbal and written warning before disenrollment is made effective except in instances where the enrollee’s actions threaten the health, safety, or well being of this enrollee or others, including service providers or Contractor’s staff or representatives.

2.1.1.19         Disenrollment Requests
(1)	The Contractor must complete disenrollment request forms in their entirety and submit on EXHIBIT I.

(2)
The Contractor shall complete all disenrollments through the submission of the HIPAA approved format to the Medicaid fiscal agent. The Contractor must provide disenrollment data via the HIPAA approved format on the first available transmission to the Medicaid fiscal agent after the date of receipt of the disenrollment request. The Contractor shall not submit a disenrollment with an effective date later than 49 calendar days after the Contractor’s receipt of a voluntary disenrollment request.

(3)
The Contractor shall send a completed copy of the disenrollment request form to the CARES office within 48 hours of receipt of the form from the enrollee or upon final approval of the Contractor’s request by the Department. The Contractor shall retain a copy in the enrollee’s case file.

(4)	The Contractor shall contact the Department for retroactive disenrollments if any of the following occurs prior to the enrollment effective date:
a.	The enrollee moves to an area where services are not available.
b.	The enrollee decides to remain in a nursing facility.
c.	The enrollee leaves their service area for more than 30 consecutive days.

2.1.1.20    Cancellations
                   Cancellation refers to the process of voiding a referral to a Contractor prior to the effective enrollment date or the first date of services for a Medicaid Pending referral. Cancellations do not include withdrawals once an individual is referred as Medicaid Pending and has received services.

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(1)
If a cancellation is initiated by the client with CARES prior to enrollment, CARES will notify the Contractor immediately and request the referral package be returned. CARES will also notify the Contract Manager of the cancellation.

(2)
If a cancellation is initiated by the client with the Contractor prior to enrollment, the Contractor shall notify CARES and return the referral package immediately. The Contractor shall also notify the Contract Manager of the cancellation.

2.2             RECORDS MANAGEMENT AND HEALTH INFORMATION SYSTEMS
(1)	The Contractor must maintain an enrollee records system, which is consistent with professional standards and permits the prompt retrieval of information upon request.

(2)	The Contractor shall require that all subcontracted providers properly maintain and report data that documents the care provided to enrollees.

(3)
The Contractor must disclose enrollee records, including enrollee and caregiver identifying information, to the Department and Agency. It is the Department and Agency’s obligation to oversee the performance or to conduct assessment, investigation, or evaluation of this contract. Notwithstanding provisions to the contrary, release of material to the Department and Agency will not be construed as public disclosure of confidential information.

(4)
All records must contain documentation that the member was provided written information concerning the member’s rights regarding advanced directives, and whether or not the member has executed an advance directive. The Contractor shall not, as a condition of treatment, require the member to execute or waive an advance directive in accordance with s. 765.110, F.S. The Contractor must comply with the requirements of 42 CFR 422.128 for maintaining written policies and procedures for advance directives.

(5)
The Contractor shall maintain a health information system that collects, analyzes, integrates, and reports data that can achieve the objectives of 42 CFR 438.242. The system must provide information on areas including, but not limited to, utilization, grievances and appeals, and disenrollments for other than loss of Medicaid eligibility.

(6)	The Contractor is responsible for maintaining a complete case record for each enrollee. The case record will contain, at a minimum, the following information:
a.	Copies of eligibility documents, including level of care determinations;
b.	Medical diagnosis;
c.	Needs assessments;
d.	Care plans;
e.	Service authorizations;
f.	CARES referral documents;
g.	Documentation that the enrollee has received the Enrollee Handbook, Provider Directory and Plan ID;
h.	Documentation that the Care Plan was discussed with the enrollee and of the provision of the care plan to the enrollee’s primary care physician and any type of facility in which the enrollee resides;
i.	Documentation of the discussion of Advanced Directives and DNR;
j.	Documentation of the discussion of the procedures for filing complaints and grievances; and
k.	Case notes.

(7)
The Contractor must ensure that all case management activities are recorded in case notes and be either physically or electronically signed and dated by the case manager (electronic signatures are acceptable pursuant to applicable federal and state law), including but not limited to, the following:

a.
Orientation, which at a minimum consists of a discussion of the enrollee’s appearance and demeanor, medical diagnoses, cognitive deficits, ADL and IADL deficits, the enrollee’s environment, caregiver and how care plan needs are addressed;

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b.	Every third month face-to-face care plan reviews;

c.	Monthly contact;

d.	Updates on the enrollee’s medical conditions, hospitalizations and placement in facilities;

e.	Annual reviews including the documentation of completion of the 701-B assessment; and

f.	Documentation of service receipt, and enrollee satisfaction with services.

2.2.1	Background Screening Affidavit of Compliance
                   To demonstrate compliance with section 8 of the Standard Contract, the Contractor shall submit ATTACHMENT G, Background Screening Affidavit of Compliance annually, by November 1st.

2.3	UTILIZATION MANAGEMENT

Contractor and its subcontractors shall have in place and follow written policies and procedures for processing requests for initial and continuing authorization of services. The Contractor’s service authorization systems shall provide authorization numbers, effective dates for the authorization, and written confirmation to the subcontractor of denials, as appropriate. Pursuant to 42 CFR 438.210(b)(1), Contractors must have and unfailingly use mechanisms to ensure consistent application of review criteria for authorization decisions; and consult with the requesting provider. Pursuant to 42 CFR 438.210(b)(3), any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested, must be made by a health care professional who has appropriate clinical expertise in treating the enrollee's condition or disease. Pursuant to 42 CFR 438.210(c), the Contractor must notify the requesting provider of any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested. The notice to the provider need not be in writing. The Contractor must notify the enrollee in writing of any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested. Pursuant to 42 CFR 438.210(e), the Contractor must provide that compensation to individuals or entities that conduct utilization management activities is not structured to provide incentives for the individual or entity, or deny, limit, or discontinue medically necessary services to any enrollee.

2.3.1
Pursuant to 42 CFR 438.404(a), 42 CFR 438.404(c) and 42 CFR 438.210(b) and (c), the Contractor must give the enrollee written notice of any "action" as defined in this ATTACHMENT I, section 2.5.4, within the timeframes for each type of action. Pursuant to 42 CFR 438.404(b) and 42 CFR 438.210(c), the notice must explain the following:

(1)	The action the Contractor has taken or intends to take;

(2)	The reasons for the action;

(3)	The enrollee’s or the provider's right to file a grievance/appeal;

(4)	The enrollee's right to request a Medicaid Fair Hearing and the process for obtaining one;

(5)	Procedures for exercising enrollee rights to appeal or grieve

(6)	Circumstances under which expedited resolution is available and how to request it; and

(7)
Enrollee rights to request that benefits continue pending the resolution of the appeal, how to request that benefits be continued, and the circumstances under which the enrollee may be required to pay the costs of these services.

2.3.2	Pursuant to 42 CFR 438.404 (a) and (c), the notice must be in writing and must meet the language and format requirements of 42 CFR 438.10(c) and (d) to ensure ease of understanding.

2.3.3	The Contractor must mail the notice within the following timeframes:

(1)	For termination, suspension, or reduction of previously authorized Medicaid-covered services, within the timeframes specified in 42 CFR 431.211, 42 CFR 431.213, and 42 CFR 431.214.

(2)	For denial of payment, at the time of any action affecting the claim.

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(3)	For standard service authorization decisions that deny or limit services, within the timeframe specified in 42 CFR 438.210(d)(1).

(4)	For service authorization decisions not reached within the timeframes specified in 42 CFR 438.210(d) (which constitutes a denial and is thus an adverse action), on the date that the timeframes expire.

(5)	For expedited service authorization decisions, within the timeframes specified in 42 CFR 438.210(d).

2.3.3.1	If the Contractor extends the timeframe in accordance with 42 CFR 438.210(d)(1), the Contractor must perform the following :

(1)	Give the enrollee written notice of the reason for the decision to extend the timeframe and inform the enrollee of the right to file a grievance if he or she disagrees with that decision.

(2)	Issue and carry out its determination as expeditiously as the enrollee's health condition requires and no later than the date the extension expires.

2.4	QUALITY ASSURANCE

2.4.1	Quality Assurance Program

The Contractor must formally adopt a quality assurance program for enrollees. The quality assurance program must include written goals, policies, and procedures that ensure enhancement of quality of life for enrollees, emphasize quality patient outcomes, and promote the coordination of acute and long-term care services. The quality assurance program must have a system to identify and prioritize problem areas for resolution and a process to design and implement strategies to resolve identified problems. The system must include: a process for changing the current quality assurance program as needed; a protocol that dictates the active involvement of the medical director, the quality assurance director, medical/clinical providers, and the director of the program; and a description of the mechanism for measuring the success of quality assurance strategies and for providing feedback to all providers involved in the program. Specifically, the Contractor must have a quality assurance program that includes the following:

(1)	A written description of the quality assurance program.

(2)	Written responsibilities of the governing body for monitoring, evaluating, and improving care.

(3)	A procedure for quality assurance program supervision.

(4)	Assurance of adequate resources to carry out the program’s specified activities effectively.

(5)	A protocol for provider participation in the quality assurance program.

(6)	A procedure for delegation of quality assurance responsibilities to designated personnel.

(7)	A procedure for credentialing and re-credentialing providers.

(8)	A procedure for informing enrollees about their rights and responsibilities.

(9)	Assurance of availability of and accessibility to services and care.

(10)	A procedure to ensure the accessibility and availability of medical records, as well as proper recording and process for record review.

(11)	A procedure for utilization review.

(12)	A procedure for quality assurance program documentation.

(13)	A procedure for coordination of quality assurance activities with other management activities.

(14)	A continuity of care system.

(15)	An active quality assurance committee.

2.4.2	The Contractor must have a quality assurance committee that is either a separate mechanism for addressing the quality assurance concerns of eligible frail enrollees, or incorporated into an existing quality assurance committee. The responsibilities of the quality assurance committee are as follows:

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(1)
Oversee quality of life indicators such as, but not limited to, the degree of personal autonomy, provision of services and supports to assist people in exercising medical and social choices, self-direction of care and maximum use of natural support networks.

(2)	Review grievances and appeals identified through the Contractor’s policies and procedures and through external oversight.

(3)	Review case records of all fair hearings and document internal complaint/grievance steps involved in the fair hearing, as well as other pertinent information for the enrollee.

(4)	Review quality assurance policies, standards, and written procedures to ensure that the needs of the enrollees are adequately addressed.

(5)	Review utilization of services with adverse or unexpected outcomes for enrollees.

(6)	Develop and periodically review written guidelines, procedures and protocols related to areas of concern in the care of the frail elderly.

(7)	Develop an ethics committee to review ethical questions such as end-of-life decisions and advance directives.

(8)	Develop a system of peer review by physicians and other service providers.

2.4.3         Quality Improvement and Performance Measures

The Contractor shall monitor, evaluate, and improve the quality and appropriateness of care and service delivery (or the failure to provide care or deliver services) to enrollees through Performance Improvement Projects, performance measures, surveys, and related activities in accordance with s. 409.912(27)(b) F.S.

2.4.3.1      Performance Improvement Projects
The Contractor shall perform two (2) Performance Improvement Projects (PIPs) that have been approved by the Department in consultation with the Agency.

(1)	Each PIP must include a statistically significant sample of Enrollees.

(2)	One of the PIPs must be the statewide collaboratie PIP coordinated by the External Quality Review Organization (EQRO).

(3)	One PIP must be designed to address deficiencies identified by the plan through monitoring, performance measure results, member satisfctiono surveys, or other similar means.

(4)
All PIPs must achieve, through ongoing measurements and intervention, significant improvement to the quality of care and service delivery, sustained over time, in areas that are expeceted to have a favorable effect on health outcomes and enrollee satisfaction.  Improvement must be measured through comparison of a baseline measurement and an initial re-measurement follwoing application of an intervention.  Change must be statistically significant at the 95% confidence level and must be sustained for a period of two additional re-measurements.  The Department prior to initiation of the PIP shall approve measurement periods and methodologies.

(5)
PIPs that have successfully achieved sustained improvement as defined by the EQRO and as approved by the Department will be considered complete and will not meet the requirement for one of the two PIPs, although the Contractor may wish to continue to monitor the performacne indicatr as part of the overall quality management program.  The Contractor shall select and submit a new PIP to the Department for approval.

(6)
By June 1st of the contract year, the Contractor shall submit in writing to the Department, their current performance improvement projects (PIPs) using the standardized PIP reporting templates.  Since PIPs are usually spread over three years, information should be updated to reflect all steps up to time of submittal.  The Contractor must complete, new PIPs through at least Step 4, with projections made for Steps 5 and 6.  Details regarding Steps 4-6 may be viewed at www.myfloridaegro.com.  In the event that the Contractor elects to modify a portion of the PIP proposal subsequent to initial Department approval, a written request may be submitted to the Department.  The External Quality Review PIP Validation Report Form may be obtained from the following website: www.myfloridagro.com.

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(7)	See EXHIBIT M for due dates for the current contract year.

(8)
Populations selected for study under the PIP must be specific to this contract and shall not include nonMedicaid enrollees or Medicaid beneficiaries from other states. In the event that the Contractor contracts with a separate entity for management of particular services, such as behavioral health or pharmacy, PIPs conducted by the separate entity shall not include enrollees for other health plans served by the entity.

2.4.4	Performance Measures

The Contractor shall collect, calculate, and report Department-selected performance measures as specified by the Department. The Contractor shall submit such performance measures to the Department and the Agency contracted EQRO according to the following schedule: 1st quarter (January 1-March 31) and 2nd quarter (April 1- June 30) rates should be submitted to the EQRO prior to the performance measure site visit; 3rd quarter (July1- September 30), 4th quarter (October 1 - December 31) and annual roll-up rates shall be submitted by February 15 of the contract year. The Contractor shall collect the performance measures based on the previous calendar year (January 1 through December 31) unless otherwise specified. The Contractor is required to participate with the EQRO on all performance measure validation activities, including a site visit and submission of requested documentation. The Department may add, modify or remove reporting requirements with thirty (30) days advance notice. See EXHIBIT M for definitions and due dates.

2.4.5	Incident Reporting

Notwithstanding section 19.1 of the Standard Contract, the Contractor shall implement a systematic process for incident reporting and shall require all subcontractors to comply with this section. The Contractor shall notify the Department within 48 hours of occurrence of an incident that may jeopardize the health, safety and welfare of an enrollee or impair continued service delivery. The Contractor shall maintain an incident log that shall be available for inspection by the Department. Additionally, the Contractor shall submit the log found at APPENDIX 6 for every individual member for whom an incident has occurred to the Department. Reportable conditions include, but are not limited to, the following:

(1)	Closure of subcontracted facilities due to license violations;

(2)	Contractor or subcontractor financial concerns/difficulties;

(3)	Loss or destruction of enrollee records;

(4)	Compromise of data integrity;

(5)	Fire or natural disasters; and

(6)	Critical issues or adverse incidents that affect the health, safety, and welfare of enrollees.

2.4.5.1
In the incident log, the Contractor shall include a brief summary of the problem(s) and proposed corrective action plans and timeframes for implementation within a reasonable time after the incident is reported.

2.4.5.2
The Contractor shall submit the incident log to the Department within 30 days of the occurrence date via e-mail to DiversionReports@elderaffairs.org with password protection for HIPAA related information.

2.5	GRIEVANCES AND APPEALS

Federal law requires Medicaid managed care organizations, which for the purposes of this section include HMOs and Other Qualified Providers, to have internal grievance procedures under which Medicaid enrollees or their authorized representatives may challenge denial of coverage or denial of payment for medical assistance. The Contractor’s grievance system shall comply with the requirements set forth in s. 641.511, F.S., if applicable, and with all applicable federal and state laws and regulations, including 42 CFR 431.200 and 42 CFR Part 438, Subpart F, “Grievance System.”

2.5.1	General Requirements

All Contractors must implement a grievance procedure for the purpose of addressing enrollee complaints and grievances that meets the requirements of 42 CFR 438.402. For purposes of this contract, these procedures must include an opportunity to file a complaint, a grievance, and/or an appeal and to seek a Medicaid Fair Hearing through DCF. Enrollees must file a grievance through the Contractor.

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2.5.1.1	The Contractor shall refer all enrollees who are dissatisfied with the Contractor or its activities to the Contractor’s grievance/appeal coordinator for processing and resolution.

2.5.1.2
The Contractor shall include all necessary procedural steps for filing complaints, grievances, appeals and requests for a Medicaid Fair Hearing in the enrollee handbook. Enrollees shall be notified of these procedures and the applicable time limits or deadlines as part of the enrollment process and annually

2.5.1.3	The Contractor shall provide information about the grievance system to all subcontractors in the provider handbook when they enter a contract

2.5.1.4
The Contractor must have formal systems in place to acknowledge receipt of any grievance or appeal and must maintain a record of grievances and appeals and including the final disposition of a grievance or appeal

2.5.1.5
The Contractor must keep a log of complaints that do not become grievances, including the name, date, nature of complaint and disposition. A complaint is an informal component of the grievance system. The Contractor must respond to a complaint within a reasonable time after receipt and the Contractor shall notify the complainant of the right to file a written or oral grievance and that the Contractor is available to assist the enrollee in preparing the written grievance

2.5.1.6
The Contractor shall acknowledge in writing receipt of each grievance and appeal unless the enrollee requests and expedited resolution. A grievance, as defined in 42 CFR 438.400, means an expression of dissatisfaction about any matter other than ‘action” possible subjects for grievances include, but are not limited to, the quality of care or services provided, and aspects of interpersonal relationships such as rudeness of a provider or employee, or failure to respect the enrollee's rights

2.5.1.7
The Contractor shall ensure that decision makers on grievances and appeals were not involved in previous levels of review or decision making, and that all decision makers are health care professionals with clinical expertise in treating the enrollee’s condition when deciding the following:

a.	Appeal of a denial that is based on lack of medical necessity;
b.	A grievance regarding denial of expedited resolution of an appeal; or
c.	A grievance or appeal that involves clinical issues.

2.5.2	Categories of Challenges Categories of Challenges are as follows:

(1)
A complaint is the lowest level of challenge and provides the Contractor an opportunity to resolve a problem without its becoming a formal grievance. Complaints shall be resolved within three (3) business days following receipt or be moved into the grievance category.

(2)	A grievance expresses dissatisfaction about any matter other than an action taken by the Contractor.

(3)	An action is any denial, limitation, reduction, suspension, or termination of service; denial of payment; or failure to act in a timely manner.

(4)	An appeal is a request for review of an action.

2.5.3	Filing Grievances and Appeals

2.5.3.1	Time Limits
The following time limits apply:

(1)	A grievance may be filed orally or in writing within one (1) year of the occurrence.

(2)
An appeal may be filed orally or in writing within thirty (30) calendar days of the enrollee’s receipt of the notice of action and must be followed with a written notice within ten (10) calendar days of the oral filing. The date of the oral notice shall constitute the date of receipt.

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2.5.3.2      Expedited Appeals
                  The enrollee may file an expedited appeal either orally or writing. The enrollee is not required to follow-up with a written request when requesting an expedited appeal.

(1)
The Contractor shall have an expedited review process for appeals for use when taking the time for a standard resolution could seriously jeopardize the enrollee’s life or health or ability to attain, maintain or regain maximum function.

(2)
The Contractor shall resolve each expedited appeal and provide notice to the enrollee, as quickly as the enrollee’s health condition requires, not to exceed three (3) business days after the Contractor receives the appeal request, whether the appeal was made orally or in writing.

(3)	The Contractor must ensure that no punitive action is taken against a subcontractor who requests or supports a request for an expedited appeal.

(4)	If the Contractor denies the request for expedited appeal, it shall immediately transfer the appeal to the timeframe for standard resolution and so notify the enrollee.

2.5.3.3      Assistance
                  The Contractor shall provide any reasonable help to the enrollee in completing forms and following the procedures for filing a grievance or appeal or requesting a Medicaid Fair Hearing. This includes interpreter services, toll-free calling, and TTY/TTD capability.

2.5.3.4      Requirements
When handling grievances and appeals, the Contractor shall take the following actions:

(1)	Provide the enrollee a reasonable opportunity to present evidence and allegations of fact or law in person as well as in writing;

(2)	Ensure the enrollee understands any time limits that may apply;

(3)
Provide opportunity before and during the process for the enrollee or an authorized representative to examine the case file, including medical records, and any other material to be considered during the process; and

(4)	Consider as parties to the appeal the enrollee or an authorized representative or, if the enrollee is deceased, the legal representative of the estate.

2.5.4         Notification of Action
                  The Contractor shall provide the enrollee with a written notice of action in accordance with 42 CFR 438.10, that must include the following:

(1)	The action the Contractor has taken or intends to take;

(2)	The reasons for the action;

(3)	The enrollee’s right to file an appeal with the Contractor;

(4)	The enrollee’s right to request a Medicaid Fair Hearing;

(5)	The procedures for exercising these rights specified in the notice;

(6)	The circumstances under which expedited review and resolution is available and how to request it; and

(7)
The enrollee’s right to have benefits continue pending resolution of the appeal, how to request that benefits be continued, and the circumstances under which the enrollee may be required to pay the costs of these services.

2.5.4.1      For purposes of this section, an action is defined as follows:

(1)	The denial or limited authorization of a requested service, including the type or level of service, pursuant to 42 CFR 438.400(b);

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(2)	The reduction, suspension, or termination of a previously authorized service;

(3)	The denial, in whole or in part, of payment for a service;

(4)	The failure to provide services in a timely manner;

(5)	The failure of the Contractor to act within ninety (90) days from the date the Contractor receives a grievance, or forty-five (45) days from the date the Contractor receives an appeal; or

(6)	For a resident of a rural area with only one (1) Contractor, the denial of an enrollee’s request to exercise the right to obtain services outside the network.

2.5.4.2	An appeal is a formal request from an enrollee to seek a review of an action taken by the Contractor pursuant to 42 CFR 438.400(b).

2.5.4.3	The Contractor shall mail the notice of action as follows:

(1)
For termination, suspension, or reduction of previously authorized Medicaid-covered services no later than ten (10) calendar days before the action is to take effect. Certain exceptions apply under 42 CFR 431.213-214.

(2)
For standard service authorization decisions that deny or limit services no more than fourteen (14) calendar days following the request for service or within three (3) business days following an expedited service request.

(3)	For service authorization decisions not reached within the above required timeframes, on the date the timeframes expire. Such failures constitute a denial and are, therefore, an adverse action.

2.5.5	Resolution and Notification

2.5.5.1	The Contractor shall review each grievance and send a notice of resolution to the enrollee no later than ninety (90) calendar days from the date the Contractor receives the grievance.

2.5.5.2	The Contractor shall hear each appeal and shall send a notice of resolution to the enrollee no later than forty- five (45) calendar days from the date the Contractor receives the appeal.

2.5.5.3
The timeframe for a grievance or appeal may be extended up to fourteen (14) calendar days if the enrollee asks for an extension, or if the Contractor documents that additional documentation is needed and the delay is in the enrollee’s interest. If the timeframe is extended other than at the enrollee’s request, within five (5) business days of the determination to extend, the Contractor shall notify the enrollee, in writing, of the reasons for the delay.

2.5.5.4
The Contractor shall provide written notice of disposition of an appeal. In the case of an expedited appeal, the Contractor shall also provide oral notice by close of business the day of the disposition.

2.5.5.5
The written notice of resolution will include the results of the grievance or appeal process and the date it was completed. If an appeal or grievance is not resolved wholly in favor of an enrollee, the written notice must contain information on the enrollee’s right to request a Medicaid Fair Hearing and how to do so; the right to receive benefits while the fair hearing is pending and how to make that request. The notice must also make the enrollee aware that he or she may be held liable for the cost of those benefits if the fair hearing decision upholds the Contractor’s action.

2.6	MEDICAID FAIR HEARINGS
(1)
The Medicaid Fair Hearing policy and process is detailed in Department of Children and Families Rule 65-2.042 - 2.069, F.A.C. Fair Hearings may be requested verbally or in writing. No specific form is required.

(2)
An enrollee may seek a Medicaid Fair Hearing without having first exhausted the Contractor’s grievance and appeal process. An enrollee who chooses to exhaust the Contractor’s grievance and appeal process may still file for a Medicaid Fair Hearing within ninety (90) calendar days of receipt of the Contractor’s

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notice of resolution.

(3)
An enrollee who chooses to seek a Medicaid Fair Hearing without pursuing the Contractor’s grievance and appeal process must do so within ninety (90) calendar days of receipt of the Contractor’s notice of action.

(4)
In accordance with 42 CFR 438.400, the Contractor is required to inform an individual of his/her right to a Medicaid Fair Hearing when the Contractor takes action to deny, reduce, suspend, limit or terminate previously authorized services. This includes services requested by the enrollee and those determined to be unnecessary by the Contractor’s routine review of the care plans.

(5)
Enrollees may request a Medicaid Fair Hearing pursuant to 42 CFR 431.200 - 431.250 if they are denied the choice of home and community-based waiver services as an alternative to institutional level of care specified for in this waiver; or if their services are denied, reduced, suspended or terminated.

(6)	Parties to the Medicaid Fair Hearing include the Contractor as well as the enrollee or the enrollees authorized representative.

(7)
The notice of Fair Hearing rights must contain the following language: “If you disagree with this decision, you have a right to file an appeal with our Plan or to request a State Fair Hearing. You do not need to file an appeal before you request a Fair Hearing. If you would like to request a Fair Hearing you must do so no later than ninety (90) days from the date of this letter. If you want to have services continued, you must request a Fair Hearing within ten (10) days from the date of this letter. You may have to pay for services that you get if the decision is to uphold the action the Plan has taken.”

(8)
The notice must also contain the address and phone number for information and assistance filing a Fair Hearing. The address is as follows:

Department of Children and Families
Office of Public Assistance Appeal Hearings
1317 Winewood Blvd.
Building 5, Room 203
Tallahassee, Florida 32399-0700
(850) 488-1429

(9)
To assist enrollees who wish to file a Medicaid Fair Hearing for financial or medical eligibility determinations, the Contractor must direct the enrollee to contact the Department of Children & Families and provide the appropriate contact information.

(10)	The Contractor must provide information pertaining to the Medicaid Fair Hearing process and procedure in the member handbook and it must be shared with members upon enrollment and annually.

2.6.1
Continuation of Benefits
Pursuant to 42 CFR 438.420, the Contractor shall continue an enrollee’s benefits pending an appeal if the enrollee or the enrollee’s authorized representative files an appeal with the Contractor within ten (10) business days after the notice of the adverse action is mailed or within ten (10) business days after the intended effective date of the action, whichever is later; the appeal involves the termination, suspension, or reduction of a previously authorized course of treatment; the services were ordered by an authorized provider; the original period covered by the original authorization has not expired; and the enrollee requests and extension of benefits.

2.6.1.1	If at the enrollee’s request, the Contractor continues or reinstates benefits while the appeal or fair hearing is pending, the benefits must be continued until one of the following occurs:

(1)	The enrollee withdraws the appeal or fair hearing request;

(2)
Ten (10) business days pass after the Contractor sends the enrollee the notice of resolution of appeal against the enrollee, unless the enrollee has requested a fair hearing within that ten(10) day timeframe;

(3)	The Medicaid Fair Hearing officer issues a hearing decision adverse to the enrollee; or

(4)	The time period or service limits of a previously authorized service have been met.

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2.6.1.2
If the Medicaid Fair Hearing officer reverses the Contractor’s action and services were not furnished to the enrollee while the appeal was pending, the Contractor shall authorize or provide the disputed services promptly.

2.6.1.3
If the Medicaid Fair Hearing officer reverses the Contractor’s action and the enrollee received the disputed services while the appeal was pending, the Contractor shall pay for those services in accordance with this Contract.

2.7	STAFFING REQUIREMENTS

2.7.1	Staffing Levels
(1)
The Contractor must have sufficient staff to conduct daily business in a manner that provides service delivery to the enrollees. Case managers and member services staff must be available during business hours to address enrollee questions and concerns.

(2)	The Contractor must have staff available 24 hours per day, 7 days a week to handle care related inquiries from enrollees and caregivers.

2.7.2	Positions Required
Contractors are required to designate the following staff:

(1)	A full time administrator identified to administer the day-to-day business activities of the annual contract;

(2)	A licensed physician with demonstrated experience in geriatric medicine to serve as medical director to oversee and be responsible for the proper provision of covered services;

(3)	A designated individual responsible for the health information system with either a four-year degree in Health Information Management or equivalent four-year program;

(4)
A designated individual with a four-year degree in Health Information Management or equivalent program and with a Certified Professional in Health Quality (CPHQ) designation responsible for the provider’s quality assurance program;

(5)	A designated person with a four-year degree in Health Information Management or equivalent four year program to be responsible for the provider’s utilization control;

(6)	A designated person with a four-year degree in Health Information Management or an equivalent program to provide necessary, accurate and timely reports to the Department and AHCA; and

(7)	A designated person with a four-year degree in Health Information Management or an equivalent program to be responsible for processing and resolution of grievances.

                            Note: Case Management Supervisors and Case Managers must meet the qualifications as provided for in Rule 58N-1 F.A.C.

2.7.3	Staff Training
                  All case manager supervisors and case managers, at a minimum, must attend the following at least annually as provided for in Rule 58N-1.009 F.A.C.

(1)	Four (4) hours of in-service training on issues affecting the frail elderly.

(2)	Abuse, neglect and exploitation training.

(3)	Alzheimer’s disease and related disorders continuing education training from a qualified individual or entity, focusing on newly developed topics in the field.

(4)	Newly hired Case Managers must complete these mandatory training sessions within ninety (90) calendar days of beginning employment with the Contractor.

(5)
Any and all training materials to be used by the Contractor must be approved by the Department in writing prior to implementation.
a.  New materials must be submitted to the Department at least thirty (30) days before scheduled

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implementation date.

b.	Alzheimer and Abuse, Neglect & Exploitation Training materials that are in use by the Contractor must be submitted to the Department annually, at the beginning of the contract year, for review.

2.7.4         Staffing Changes
                  The Contractor shall send to the Contract Manager the resume of any staff changes in the positions listed in this ATTACHMENT I, sections 2.7.2 (1)-(7).

2.8             SERVICE PROVISIONS

2.8.1          General Provisions
(1)
The Contractor may provide services beyond those required in this contract providing such services are safe, legal, medically prudent, and provided equally to any enrollee with similar needs without discrimination. Such extra contractual services must be paid from program cost savings and may not be included in encounter data as reported under this ATTACHMENT I, section 1.3.3.5.

(2)	The Contractor must bear the underwriting risk of all services covered under this contract. The Contractor shall establish and maintain a network in conformance with 42 CFR 438.206(b).

(3)
The Contractor must not require any co-payment or cost sharing from the enrollees except where the Florida Department of Children and Families has assessed a patient responsibility amount for financial contributions by the enrollee toward nursing facility and assisted living services.

(4)	The Contractor must not allow enrollees to be charged for missed appointments.

(5)
The Contractor is responsible for Medicare co-insurance and deductibles for Contractor covered services. The Contractor shall reimburse providers or enrollees for Medicare deductibles and co-insurance payments made by the providers or enrollees, according to Medicaid guidelines or the rate negotiated with the provider.

(6)	All services delivered by the Contractor to enrollees, either directly or through a subcontract, must be guided by the following service delivery principles:

a.	Services must be individualized as a result of a competent, comprehensive understanding of an enrollee’s multiple needs.

b.	Services must be delivered in a timely fashion in the least restrictive, cost-effective, and appropriate setting.

c.
The Contractor must allow each enrollee to choose his or her service delivery provider. The Contractor assures that each enrollee will be given free choice of all qualified providers of each service included in his or her written care plan.

d.	The Contractor shall provide the Department with documentation of compliance with access requirements no less frequently than the following:

1)	At the time it enters into a contract with the Department.

2)	At any time there has been a significant change in the Contractor’s operations that would affect adequate capacity and services, such as Contractor services, benefits, or geographic service area.

i.
Long-term care services must be based upon an enrollee’s care plan and include goals, objectives, and specific treatment strategies. The Contractor shall not arbitrarily deny or reduce the amount, duration, and scope of required services solely because of diagnoses, type of illness, or condition. Any limitations on amount, duration, and scope may be offset by alternative services to address the health and social services needs of an enrollee.

ii.	The Contractor must coordinate services to address comprehensive needs and provide continuity of care.

iii.	The Contractor must deliver services regardless of geographic location within the service area, level of functioning, cultural heritage, or degree of illness of the enrollee.

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iv.	The Contractor must deliver services in a culturally competent manner to all enrollees, including those with limited English proficiency and diverse cultural and ethnic backgrounds.

v.
The Contractor shall ensure that the provider’s administration and service delivery system makes certain the participation of the enrollee in care planning and delivery, and as appropriate, allows for the participation of the family, significant others, and caregivers.

vi.
The Contractor shall ensure that all facilities providing services to enrollees be accessible to persons with disabilities, be smoke-free, and have adequate space, supplies, good sanitation, and fire and safety procedures.

vii.
For Contractor performance that is not in compliance with this contract, the Department shall require a corrective action plan. If the Contractor fails to provide a corrective action plan within the time specified by the Contract Manager, the Department will assess penalties or sanctions against the Contractor as specified by this contract or governing statutes and federal regulations.

viii.
The Contractor shall give each enrollee written notice of any changes (that the State defines as ‘significant’) in the information found in this ATTACHMENT I, sections 2.1.1.7 (3), (6) , (7), (8), and (11); 2.5, and 2.6, at least 30 days before the intended effective date of change.

(7)	Pursuant to 42 CFR 438.608, the Contractor shall maintain a mandatory compliance plan that is designed to guard against fraud and abuse.

a.	The Contractor shall develop and maintain written policies, procedures and standards of conduct that states the Contractor’s commitment to comply with all applicable federal and state standards.

b.	The Contractor shall designate a compliance officer and a compliance committee that is accountable to senior management.

c.	The Contractor shall ensure effective training and education for the compliance officer and the Contractor’s employees.

d.	The Contractor shall ensure there are effective lines of communication between the compliance officer and the Contractor’s employees.

e.	The Contractor shall enforce standards through well-published disciplinary guidelines.

f.	The Contractor shall have a provision for internal monitoring and auditing.

g.	The Contractor shall have a provision for prompt response to detected offenses, and for development of corrective action initiatives relating to this contract.

2.8.2	Availability/Accessibility of Services

2.8.2.1
Pursuant to 42 CFR 438.12(b), this section may not be construed to require the Contractor to contract with providers beyond the number necessary to meet the needs of its enrollees and the contract with the Department, preclude the Contractor from using different reimbursement amounts for different practitioners in the same specialty; or preclude the Contractor from establishing measures that are designed to maintain quality of services and control costs and is consistent with its responsibilities to the enrollee.

2.8.2.2
The Contractor must make available and accessible sufficient facilities, service locations, service sites, and personnel to provide the services. The Contractor must inform the enrollee of any restrictions, if any, on the enrollee’s freedom of choice among network providers. The Contractor’s network of providers must be accessible to the enrollees in its service area. Services covered under this contract must be available to enrollees to the same extent that such services are available in the project service area to persons with comparable functional impairment and health conditions that are not served under this contract.

2.8.2.3
In accordance with 42 CFR 438.206(b)(4), if the network is unable to provide necessary services, covered under the contract to a particular enrollee, the Contractor must adequately and timely cover these services out

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                  of the network for the enrollee, for as long as the Contractor is unable to provide them within the network.

2.8.2.4
In accordance with 42 CFR 438.206(b)(5), out-of-network subcontractors are required to coordinate with the Contractor with respect to payment to ensure that costs to the enrollee is no greater than it would be if the services were furnished within the network.

2.8.2.5
The Contractor must establish appropriate scheduling guidelines for service delivery. These guidelines must be communicated in writing to providers in the Contractor’s network. The Contractor must develop a process for monitoring the scheduling of service delivery and the actual time enrollees must wait to receive the service. When the service delivery scheduling or waiting times are excessive, the Contractor must take appropriate action to ensure adequate service delivery.

2.8.3	Adult Protective Services

DOEA and DCF have defined processes for ensuring elderly victims of abuse, neglect or exploitation in need of home and community-based services are referred to the aging network, tracked, and served in a timely manner. Requirements for serving elderly victims of abuse, neglect and exploitation can be found in s. 430.205 (5)(a), F.S.

(1)
DCF assigns a risk-level designation of “low,” “intermediate” or “high” for each referral. If the individual needs immediate protection from further harm, which can be accomplished completely or in part with the provision of home and community-based services, the referral is designated "high” risk. The Contractor must serve individuals who have been designated “high” risk within 72 hours after being referred to the AAA or lead agency, as mandated by Florida statute.

a.
Reports of abuse, neglect and exploitation begin with the DCF-administered Florida Abuse Hotline. Victims aged 60 and older in need of home and community-based services are referred to the appropriate AAA or CCE lead agency.

b.	Reports received on individuals determined to be enrolled in the diversion program will be referred to the appropriate Contractor.

(2)
Upon receipt of a referral, the AAA or CCE lead agency will contact the Contractor via the telephone using the contact information provided. Any changes to the names or phone numbers of the primary, secondary or 24-hour contacts must be sent to the Contract Manager. Once the Contractor is contacted and provides assurance that the enrollee’s needs will be met, the AAA or CCE lead agency will fax or hand-deliver to the Contractor the DCF referral packet, which contains the following:

a.	Adult Protective Services Referral Form;

b.	Adult Safety Assessment of Safety Factors;

c.	Capacity to Consent Form (if the referral has the capacity to consent) or Provision of Voluntary Protective Services Form (required if consent is provided by the caregiver/guardian); and

d.	Court Order, if services were court ordered.

(3)
The Contractor is responsible for contacting the AAA or CCE lead agency once the crisis is resolved. All contact and discussions with AAA or CCE lead agency staff must be included in the Contractor’s case manager’s notes. In addition, a copy of the referral packet must be kept in the case file for each referral.

(4)
When contacted by the AAA or CCE lead agency in regard to a high-risk referral, the Contractor shall be required to provide assurance that the crisis will be addressed. If the CCE lead agency or AAA attempts to contact the Contractor during business hours and the Contractor cannot be contacted or cannot provide assurance that the crisis will be addressed, the CCE lead agency is required to provide the crisis resolving services until such assurance is received. If contacted by the AAA or lead agency after business hours (including evenings, weekends and holidays), the Contractor must provide assurance to the AAA or lead agency within 24 hours that the crisis will be addressed. The cost of the crisis resolving services provided by the CCE lead agency while awaiting assurance outside of the allowable delay will be reimbursed by the Contractor.

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2.8.4	Network Expansion

The Contractor may expand into any county in Florida following successful review by the Department of the following information submitted to the Contract Manager for each requested service area: letter of expansion request; copies of the first page and signature page of the executed subcontracts; applicable active licenses (the name of the subcontractor should be the same as the license); completed provider network template (electronic and hard copy); and for Contractors licensed as a HMO, a copy of the health care provider certificate for the requested service area; a certification from each subcontractor (EXHIBIT G); geo access map or other Department approved mapping software for all facilities and subcontractors providing services outside of an enrollee’s home services. The Contractor must credential all network subcontractors prior to submitting the expansion request to the Department. Networks for existing counties of operation must meet contract qualifications prior to expansion to additional counties.

2.8.4.1
The requirement for submission of at least two providers for each contractually required service cannot be waived unless certain conditions are met for underserved areas. For underserved areas, alternate providers from a neighboring county may be accepted under certain circumstances, if approved by the Department. In counties where less than two Diversion contractors are currently approved, and/or other underserved areas where there are barriers to the establishment of a network of at least two providers for each required service, the Contractor shall be required to submit additional information to the Department on the Provider Network and Staffing Report.

2.8.4.2
If there are two or more service providers in the area and less than two providers agree to provide the contractually required service, the applicant must maintain and provide to the Department all correspondence and documentation related to the good faith contracting efforts, including the rate offered, for those providers who decline to participate.

2.8.5	Access to Services

Unless otherwise specified in this document, when an enrollee uses non-emergency services available under the project from a non-subcontracted provider, the Contractor is not liable for the cost of such utilization unless the Contractor referred the enrollee to the non-subcontracted provider or authorized such out-of-network utilization. The Contractor must provide timely approval or denial of authorization of out-of-network use through the assignment of a prior authorization number that refers to and documents the approval. The Contractor shall not require paper authorization as a condition of an enrollee receiving treatment if the Contractor has an automated authorization system. Written follow-up documentation of the approval must be provided to the out-of-network provider within one business day from the request for approval. The enrollee is liable for the cost of such unauthorized use of contract-covered services from non-subcontracted providers.

2.8.5.1
In accordance with 42 CFR 438.114 and 42 CFR 422.113(c), the Contractor must also cover post-stabilization services without authorization, regardless of whether the enrollee obtains the service within or outside the Contractor’s network, for the following situations:

(1)
Post-stabilization care services that were pre-approved by the Contractor, or were not pre-approved by the Contractor because the Contractor did not respond to the treating provider’s request for pre-approval within one (1) hour after being requested to approve such care, or could not be contacted for preapproval.

(2)
Post-stabilization services are services subsequent to an emergency that a treating physician views as medically necessary after an emergency medical condition has been stabilized. These are not emergency services, but are non-emergency services that the Contractor could choose not to cover out-of-contractor network except in the circumstances described above.

2.9             CONTRACTOR’S FINANCIAL OBLIGATIONS

2.9.1          Insolvency Protection
(1)
In accordance with s. 430.705(2)(b)4 F.S., the Contractor must establish and maintain a restricted insolvency protection account in a FDIC insured bank located in the state of Florida with an opening balance of at least $100,000.00. The Contractor shall make monthly deposits into the account that equal at least 5 percent of premiums received under the project from the initial contract with the Department,

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to current date, until the balance equals 2 percent of the total contract amount. The Contractor shall establish the account with such terms as to ensure that funds may only be withdrawn with the signature approval of designated Department representatives. A Multiple Signature Verification Agreement form can be found in ATTACHMENT IX.

(2)
In the event that a determination is made by the Department that the Contractor is insolvent as defined in this ATTACHMENT I, section 1.1, the Department may draw upon the account solely with the authorized signatures of representatives of the Department and funds may be disbursed as provided in the Multiple Signature Verification Agreement in order to meet financial obligations incurred by the Contractor under this contract.

(3)	The Contractor must cover continuation of services to enrollees for the duration of the period for which payment has been made, as well as for inpatient admissions up until discharge.

(4)
If this contract is subsequently terminated, expired, or not renewed, the account balance shall be released by the Department to the Contractor upon receipt of proof of satisfaction of all outstanding obligations incurred under this contract.

(5)
If this contract is terminated or not renewed and the Contractor is unable to pay all of its outstanding debts to providers; the Department, Agency, and the Contractor agree to the court appointment of an impartial receiver for the purpose of administering and distributing the funds contained in the insolvency protection account. A receiver must give outstanding debts owed to the Agency priority over other claims.

(6)
If the Contractor has a change in authorized personnel listed on the Multiple Signature Verification Agreement, the Contractor shall resubmit a revised Attachment IX to the Department within thirty (30) days of the change in personnel. If there is no change to the authorized signatory personnel, the Contractor shall submit an attestation or a new Attachment IX upon renewal of the contract.

2.9.2         Surplus Requirements

Pursuant to s. 430.705(b)(5) F.S., all contractors shall maintain a surplus of at least $1,500,000.00 as  determined by the Department. Each applicant (the Contractor) and each provider shall furnish to the Department initial and annual unqualified audited financial statements prepared by a certified public accountant that expressly confirm that the applicant or provider satisfies this surplus requirement.

2.9.3          Insurance
(1)
The Contractor must obtain and maintain, at all times, adequate insurance coverage including general liability insurance, professional liability and malpractice insurance, fire and property insurance, and director’s omission and error insurance. All insurance coverage must comply with the provisions set forth in Rule 69O-191.069, F.A.C., except that the reporting, administrative, and approval requirements will be submitted to the Department in addition to the Department of Financial Services. All insurance policies must be written by insurers licensed to do business in the State of Florida and in good standing with the Department of Financial Services, unless coverage is not procurable from authorized insurers, in which case the provisions of the Surplus Lines Law (s. 626.913 - 626.937, F.S.) shall apply. The Contractor must submit all policy declaration pages annually or whenever there is a change in insurer or policy provisions to the Contract Manager. Each certificate of insurance must provide for notification to the Department in the event of termination of the policy.

(2)
The Contractor must secure and maintain worker’s compensation insurance during the life of the contract for all of its employees and provide verification of coverage to the Department annually, in compliance with Chapter 440, F.S. The Contractor and all its subcontractors must comply with Workers Compensation Chapter 440, F.S.

2.9.4          Interest and Savings
(1)
Interest generated through investments made by the Contractor of funds provided to the Contractor pursuant to this contract will be the property of the Contractor and will be used at the Contractor’s discretion.

(2)	The Contractor shall retain any savings realized under this contract after all bills, charges, and fines are

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paid.

2.9.5          Third Party Resources
                   Pursuant to s. 409.910, F.S, the Contractor shall be responsible for making every reasonable effort to determine the legal liability of third parties to pay for services rendered to enrollees under this contract. The Contractor has the same rights to recovery of the full value of services as the Agency.

2.10   FINANCIAL REPORTING

2.10.1       Enrollee Payment Liability Protection
                  The Contractor shall not hold enrollees liable for the following in accordance with s. §1932 (b)(6), (42 USC 1396u-2) Social Security Act, as enacted by Section 4704 of the Balanced Budget Act of 1997:
(1)	For debts of the Contractor, in the event of the Contractor’s insolvency.

(2)
For payment of covered services provided by the Contractor if the Contractor has not received payment from the Agency for the services, or if the provider under contract or other arrangement with the Contractor fails to receive payment from the Agency or the Contractor.

(3)
For payments to the providers that furnished covered services under a contract or other arrangement with the Contractor that are in excess of the amount that normally would be paid by the member if the service had been received directly from the Contractor.

2.10.2        Audited Financial Statements
(1)
The Contractor must submit annual unqualified audited financial statements prepared by a certified public accountant that confirm that the Contractor satisfies the surplus requirements as per s. 430.705(b)(5) and summarizes the Contractor’s financial activities for the contract period. In addition, the Contractor must annually send a statement, signed by the president of the organization, attesting that no assets of the Contractor have been pledged to secure personal loans. The Contractor shall submit the financial statements submitted to the Department no later than four calendar months after the end of the Contractor’s fiscal year and must be prepared by an independent certified public accountant on the accrual basis of accounting in accordance with generally accepted accounting principles as established by the American Institute of Certified Public Accountants (AICPA). Audits performed to meet the requirements of OMB Circular A-133 satisfy this requirement. For government owned and operated facilities operating on a cash method of accounting, data based on such a method of accounting will be acceptable. The certified public accountant preparing the financial statements must sign statements as the preparer and in a separate letter state the scope of his work and opinion in conformity with generally accepted auditing standards and AICPA statements on auditing standards. The annual audited report is for the Contractor unless prior approval is obtained from the Department for some other alternative.

(2)
If the period covered by this contract is less than six months, the Contractor may request of the Contract Manager, in writing, an exemption from the requirements of this section for this contract period. The Contract Manager will grant the exception provided that all other performance measures are satisfactory and the Contractor provides a complete set of financial statements accompanied by an attestation of accuracy signed by a corporate officer.

2.10.3       Unaudited Quarterly Financial Statements

The Contractor will be supplied with a template for financial reporting that shall be used with Excel spreadsheet applications. The Financial Reporting Package is found in EXHIBIT K. The Contractor must complete the spreadsheets and electronically transmit them or mail them on a compact disk to the Department. The unaudited quarterly financial statements must meet the following conditions:

(1)
These statements must be filed on a compact disc or electronically transmitted using the supplied spreadsheet template and received by the Department within 60 days after the end of each quarter in a Contractor’s fiscal year. Quarterly financial reports are to be specific to the operation of the Contractor rather than to a parent or umbrella organization;

(2)	The reporting date and the name of the provider must be plainly written or stamped on the certification

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page, along with the Chief Executive Officer’s (CEO) signature, and

(3)	The Contractor shall file one copy of the financial template with the quarterly submission.

2.11          CONTRACT MANAGEMENT
                  The Department will oversee contract management responsibilities. The Department has the right to approve, disapprove, or require modification of procedures developed by the Contractor.

2.11.1        Independent Medical Review

In accordance with 42 CFR 438.204(d), the Agency will provide for an independent review of all Medicaid services provided or arranged by the Contractor. The Contractor shall provide information necessary for the review based upon the requirements of the Agency or the Agency’s independent peer review contractor. The information will include quality outcomes concerning timeliness of, and access to, services covered under the contract. The review will be performed at least annually by an entity outside state government. If the medical audit indicates that quality of care is unacceptable pursuant to contractual requirements, the Agency and the Department may restrict the Contractor’s enrollment activities pending attainment of acceptable quality of care.

2.12          CONTRACTOR RESPONSIBILITIES

2.12.1       Contractor Qualifications
The Contractor must have the following qualifications:

(1)
Have a certificate of authority from the Florida Department of Financial Services to operate as a HMO pursuant to Chapter 641 Part I, F.S., and have a health care provider certificate from the Agency pursuant to s. 641.49, F.S., for those counties in the service area in which the applicant will apply to provide services or; have a license issued pursuant to Chapter 400 or Chapter 429, F.S., and meet the provisions of an “other qualified provider” set forth in s. 430.703(7), F.S.;

(2)	Have prior experience in providing home and community-based long-term care services;

(3)	Have the capacity to integrate the delivery of acute and long-term care services to enrollees;

(4)	Enroll as a Medicaid provider; and

(5)	Meet all other requirements in the remaining provisions of this contract and its attachments.

2.12.2       Contractor Tasks
(1)
Pursuant to 42 CFR 447.45(d)(2)(3)(5)(6) and 42 CFR 447.46, the Contractor shall ensure that all subcontracts provide for the timely processing of claims for payments. If third party liability exists, payment of claims must be determined in accordance with this ATTACHMENT I, section 2.9.5, Third Party Resources.

(2)
The Contractor shall ensure that all subcontracts specify whether the Contractor shall assume full responsibility for third party collections in accordance with this ATTACHMENT I, section 2.9.5, Third Party Resources.

(3)	The Contractor shall provide for monitoring of services rendered to enrollees by the subcontractor.

(4)
The Contractor shall include a provision in its subcontract with assisted living facilities that requires a copy of the current care plan to be maintained in the enrollee’s record for inspection by state and federal agencies.

(5)
Pursuant to 42 CFR 438.12(a)(1), if a Contractor declines to include individual or groups of providers in its network, it must give the affected providers written notice of the reason for its decision.

(6)
Physician incentive plans must comply with 42 CFR 417.479. The Contractor shall make no specific payment directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual enrollee. Incentive plans must not contain provisions that provide incentives, monetary or otherwise, for the withholding of medically necessary care. The Contractor must disclose information on provider incentive plans listed in 42 CFR 417.479(h)(1) and 42 CFR 417.479(i) at the times indicated in 42 CFR 417.479(d)-(g). The

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Contractor shall submit all such arrangements in writing to the Department for approval prior to use. If any other type of withhold arrangement currently exists, such arrangement must be omitted from all subcontracts.

(7)
If the Contractor delegates administrative and management functions to a third party administrator (TPA), the TPA must be licensed to do business as a TPA in Florida. Such delegation to a TPA does not relieve the Contractor of responsibility for the administration and management required under this contract.

(8)	The relationship between management personnel and the governing body must be set forth in writing, including each person’s authority, responsibilities, and function.

(9)
The Contractor’s governing body shall set policy and has overall responsibility for the organization. Pursuant to 42 CFR 438.210(b)(2), the Contractor is responsible for ensuring consistent application of review criteria for authorization decisions and consulting with the requesting subcontractor when appropriate.

(10)
The Contractor shall comply with applicable Department or Agency rules and any Agency handbooks relating to the provision of services set forth in this ATTACHMENT I, Section II, Manner of Service Provisions, except where the provisions of the contract alter the requirements set forth in the handbooks where applicable. Pursuant to 42 CFR 438.210, the Contractor must furnish services up to the limits specified by the Medicaid program. The Contractor may exceed these limits. Service limitations must not be more restrictive than the Medicaid fee-for-service program.

(11)	Pursuant to 42 CFR 438.236(b), the Contractor shall adopt practice guidelines that meet the following requirements:

a.	Are based on valid and reliable clinical evidence or a consensus of healthcare professionals in the particular field.

b.	Consider the needs of the enrollees.

c.	Are adopted in consultation with contracting heal care professionals.

d.	Are reviewed and updated periodically as appropriate.

(12)
The Contractor shall disseminate the guidelines to all affected providers, and upon request, to enrollees and potential enrollees. The decisions for utilization management, enrollee education, coverage of services, and other areas to which the guidelines apply must be consistent with the guidelines.

(13)
The Contractor shall maintain accreditation pursuant to Chapter 641.512, F.S., if applicable. Other Qualified Providers shall be accredited as appropriate for their programs and the accreditation organization shall be approved by the Department in advance.

(14)	Pursuant to s. 430.705(2)(b)(3), F.S., the Contractor must demonstrate, through performance or other documented means, the capacity for prompt payment of claims as specified under s. 641.3155, F.S.

(15)
In addition to section 33 of the Standard Contract, the Contractor must submit an emergency management plan to the Department specifying what actions the Contractor and subcontractors shall take to ensure the ongoing provision of all services in a natural disaster or man-made emergency. This plan must also address service delivery both pre and post disaster or emergency. The Emergency Management Plan is due either electronically or hard copy to the Department by April 30 of each contract year.

a.	For any management functions delegated by the Contractor to a TPA, the Contractor shall submit a copy of the TPA’s emergency management plan at the same time.

(16)
The Contractor shall conduct an enrollee satisfaction survey between January 1st and April 30th of each year. The sampling for the survey must be a statistically significant sample for members having received long term care services during the period reflected in the report.

a.	The Contractor shall send a copy of the survey to the Department for approval by November 1st of each year. The survey shall include, but is not limited to, the questions listed in EXHIBIT F.

b.	The Contractor shall report the survey results to the Department by May 15th of each year. The

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Contractor shall submit the enrollee satisfaction survey results to the Department, and the Contractor shall include an attestation statement signed by an authorized representative that addresses the validity, reliability, and unbiasedness of the survey. The attestation must describe how the validity and reliability were statistically or otherwise established. The attestation of unbiasedness must include the measures the provider took to ensure the independence of the survey and the trust of the respondent.

(17)
The Contractor shall provide encounter data that is recipient-specific service utilization data in the electronic format as specified in EXHIBIT C. The service utilization data reported represents the comprehensive array of services that might be necessary to maintain a member at home while avoiding nursing home placement, including acute and long-term care services.

a.
The Contractors shall use the data validation software provided by the Department to generate data validation reports for long-term care and acute care services. All “red flag” items on the data validation reports must be corrected or certified by the Contractor. The Contractor shall submit one password protected zipped file that includes the long-term and acute care services data files, validation report files, and if applicable, certification files. The Contractor shall adhere to the file- naming format in EXHIBIT C.

b.
The Contractor shall begin preparing its information systems for the Medicaid Encounter Data System (MEDS). The information the Contractor is required to report and submit will be defined in the MEDS Companion Guide and MEDS Operational Manual found on the following Web site: http://ahca.myflorida.com/Medicaid/meds/information.shtml. The Department will provide the beginning submission date for the Medicaid Encounter Data submission. The Contractor must be ready to submit encounter data within thirty days from the beginning submission date in the format outlined in the MEDS Companion Guide and MEDS Operations Manual. When the Medicaid Encounter Data System is operational, the Contractor shall submit encounter data in the standard HIPAA transaction format, namely the ANSI X 12N 837 Transaction format.

(18)
The Contractor shall remain in good standing with Medicaid, Medicare, AHCA, Department of Management Services, Office of Insurance Regulation in Florida, and regulatory authorities in any other state. If the Contractor is not in good standing, then the Contractor may be subject to sanctions as listed in this ATTACHMENT I,section 2.12.13. To be in good standing, the Contractor must not have failed accreditation or committed any material statutory violation, and must meet Medicaid and if applicable, Medicare contract requirements. If the Contractor is notified of sanctions and/or enrollment restrictions by the Agency for Health Care Administration or Centers for Medicare and Medicaid Services, the Contractor must notify the Department within 72 hours of the receipt of the notice. The Department may suspend new enrollments associated with this contract until such time as the Department has reviewed the sanction and/or suspension and determined that no violation of this contract has occurred.

2.12.3        Reporting

The Contractor  is responsible for complying with all the reporting and monitoring requirements in accordance with the contract. The Department will provide the Contractor with the appropriate reporting formats, instructions, submission timetables, and technical assistance. A list of required reports is found in APPENDIX 3. The Department reserves the right to modify the reporting and monitoring requirements to which the Contractor must adhere. Failure of the Contractor to submit the required reports accurately and within the timeframes specified may result in sanction.

(1)
Disenrollment Summary Report
The Contractor shall provide the Disenrollment Summary Report as a Microsoft Excel spreadsheet in the format specified in EXHIBIT B of this contract. The Contractor shall number disenrollments and list information in alphabetized ascending order by enrollee last name, then by enrollee first name. Information will pertain only to disenrollments that are effective for the month being reported.

(2)
Grievance/Appeals/Complaints Report
The Contractor shall provide the Grievance/Appeals/Complaints Report as a Microsoft Excel spreadsheet in the format specified in EXHIBIT D of this contract. The report shall be submitted by the Contractor to report all grievances, appeals or updates to previously reported grievances, appeals as well as new

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grievances and appeals during the reporting quarter.

(3)	Provider Network and Staffing Report

The Contractor shall provide the Provider Network and Staffing Report a Microsoft Excel spreadsheet in the format specified in EXHIBIT E of this contract. The Contractor must indicate terminated providers by a strikethrough and a termination date in the comments column and indicate all new provider by blue cells. The Contractor must submit the first page and signature page of the subcontract and the confirmation letter (Exhibit G) for each new provider added to the network. In addition, all Contractors must conduct and report a 100% review of new and existing subcontractors to ensure that they are appropriately qualified, per Appendix 4.

(4)	Enrollee Roster Report

The Contractor shall provide a monthly Enrollee Roster Report to the Department by the 8th day of each month detailing the enrollees for that month. Said report shall conform to the template provided in APPENDIX 5.

(5)	Subcontractor Training Attestation Report
The Contractor shall provide the Subcontractor Training Attestation Report as a Microsoft Excel spreadsheet in the format specified in EXHIBIT J of this contract. The Contractor shall submit said report annually to the Department indicating that the Contractor has verified that all its subcontractors have staff that is mandated as reporters of abuse, neglect, and exploitation, and the Contractor attests that its subcontractor’s staff has received the appropriate training. The Contractor shall submit said report to the Department no later than July 5 th.

2.12.4        Provider Relations and Subcontracts
(1)
All subcontracts executed by the Contractor must be appropriate to the services or activities delegated under the contract and fulfill all state and federal requirements as specifically provided in 42 CFR 438. The Contractor is responsible for evaluating the prospective subcontractor’s ability to perform these activities. All subcontract templates must be approved in writing, by the Department in advance of implementation and execution. The Contractor shall ensure that all providers are eligible for participation in the Medicaid program; however, the subcontractor is not required to participate in the Medicaid program as a provider. In addition, if a provider was suspended or terminated from the Florida Medicaid program by contract or sanction, a termination other than for purposes of inactivity or withdraw, that provider is not considered an eligible Medicaid provider. Subcontracts are required with all major providers of services and shall not prohibit service providers from contracting with other Long-Term Care Diversion Contractors.

(2)
The Department may waive the use of the model subcontract and permit the Contractor to enter into a letter of agreement with certain facilities, licensed under Chapter 400 and Chapter 429, F.S. and eligible for participation in the Medicaid program, when it is determined by the Department to be in the best interest of the enrollee(s) to do so. The letter of agreement must contain timeframe provisions for the facility. This exception does not apply for initial network implementation.

(3)
All subcontractors must comply with the regulations of section 19.2 of the Standard Contract. The Contractor shall ensure that all its subcontractors verify that their staff mandated to report abuse, neglect and exploitation have received appropriate training in reporting abuse, neglect and exploitation.

(4)
If the Contractor wishes to terminate a subcontract with an assisted living facility or a Nursing Facility in which any of its project enrollees are currently residing, the Contractor shall provide a written notice to the Department at least ten (10) calendar days prior to notifying the subcontractor of its intent to terminate. This requirement is waived if the facility’s license has been revoked or the Department, in consultation with the Agency, waives the notice period.

(5)
The Contractor shall place procedures in its subcontracts from approval of new providers up to termination of contract. The Contractor shall include imposition of sanctions in its subcontracts. The Contractor’s selection policies and procedures cannot discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment.

(6)	In addition, the Contractor must monitor the subcontractor’s performance on an ongoing basis and subject the subcontractor to formal reviews according to a periodic schedule established by the State,

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consistent with industry standards or State MCO laws and regulations. The Contractor shall identify deficiencies or areas for improvement, the Contractor and the subcontractor must take corrective action where deficiencies or areas for improvement are found.

2.12.4.1    Credentialing
(1)
Pursuant to 42 CFR 438.214(a), (b)(1), and (b)(2), the Contractor must have written policies and procedures and a description of its policies and procedures for selection and retention of providers following the State’s policy for credentialing and re-credentialing. Contractors may not discriminate for the participation, reimbursement, or indemnification of any provider who is acting within the scope of his or her license or certification under applicable state law, solely on the basis of that license. The Contractor must not contract with and must terminate providers who do not meet credentialing standards.

(2)	The Contractor’s credentialing and re-credentialing policies and procedures shall include the following:

a.	Formal delegations and approvals of the credentialing process;

b.	A designated credentialing committee;

c.	Identification of providers who fall under its scope of authority;

d.	A process which provides for verification of the following core credential information and the subcontractor’s work history;

e.	The subcontractor’s current valid license;

f.	The subcontractor’s current valid local occupational license or authority to do business, where applicable;

g.	Medicaid provider number if applicable;

h.	Medicaid Encounter Data System (MEDS) number if applicable; and

i.	Verification of the following:

i.	Evidence of the subcontractor’s professional liability claims history.

ii.
Determination of whether the subcontractor, employees or volunteers of the subcontractor meet the definition of “direct service provider” as defined in section 8.1 of the Standard Contract and completion of a Level 2 criminal history background screening on each direct service provider to determine whether any have disqualifying offenses as provided for in s. 430.0402 F.S. and s. 435.04, F.S. Any subcontractor, employee or volunteer of the subcontractor meeting the definition of “direct service provider” who has a disqualifying offense is prohibited from providing services to the elderly as set forth in s. 430.0402, F.S.

1.
The Contractor must maintain a signed affidavit from each subcontractor attesting to their compliance with this requirement; or with the requirements of their licensing agency if it requires Level 2 screening of direct services providers.

2.	The Contractor must include compliance with this requirement in its subcontracts and verify compliance as part of its subcontractor monitoring activity.

iii.	Any sanctions imposed or denied enrollment by Medicare or Medicaid in any state.

iv.	Any sanctions imposed or denied enrollment by Medicare or Medicaid in any state.

v.	Any disciplinary action taken against any business or professional license held in this or any other state or surrendered a license in this or any state.

vi.	Any history of loss or limitation of privileges or disciplinary action.

vii.	Verification that the Contractor obtained information about the subcontractor on the HHS Office of the Inspector General’s exclusion website (http://exclusions.oig.hhs.gov).

viii.	The subcontractor shall include an attestation as to the correctness/completeness of the subcontractor’s application.

ix.	Verification of the Contractors reviews of AHCA’s Florida Health Finder website at

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http://www.floridahealthfinder.gov/facilitylocator/facloc.aspx.

2.12.4.2	Re-Credentialing
The process for periodic re-credentialing will include the following:

(1)	The Contractor shall complete the procedure for re-credentialing at least every three (3) years.

(2)	The Contractor shall verify the current licensure of the subcontractor on an annual basis or as required by licensure.

(3)	The Contractor shall verify Medicare and Medicaid exclusions on the subcontractor on the HHS Office of the Inspector General’s website on an annual basis.

(4)
The Contractor shall develop and implement a mechanism for identifying quality deficiencies that result in the Contractor’s restriction, suspension, termination, or sanctioning of a subcontractor, including reviewing AHCA’s Florida Health Finder website.

2.12.4.3	Delegated Credentialing
(1)	For Contractors who delegate credentialing, the credentialing subcontractor must meet the requirements of this ATTACHMENT I, sections 2.12.4.1 and 2.12.4.2.

(2)	The Contractors Credentialing Committee must review and approve or disapprove providers submitted by the delegated credentialing provider.

(3)	The Contractor shall monitor the delegated credentialing provider at least annually to ensure compliance with this ATTACHMENT I, sections 2.12.4.1 and 2.12.4.2.

2.12.4.4	Identification of Conditions and Method of Payment
All subcontracts must meet the following requirements:

(1)	Provide for prompt submission of information needed to make payment.

(2)
Make full disclosure of the method and amount of compensation or other consideration to be received from the Contractor. The provider must not charge for any service provided to the recipient at a rate in excess of the rates established by the contract in accordance with Section 1128B(d)(1), Social Security Act (enacted by Section 4704 of the Balanced Budget Act of 1997). The provider may not bill the recipient any amount greater than would be owed if the entity provided the services directly.

(3)	Require an adequate record system be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to recipients.

2.12.5	Provisions for Monitoring and Inspections
All subcontracts must meet the following requirements:

(1)	Provide for the state and federal government to evaluate through inspection or other means the quality, appropriateness and timeliness of services performed.

(2)	Comply with the provisions of section 10 and its subparagraphs as set forth in the Standard Contract.

(3)
Provide for monitoring and oversight by the Contractor of the subcontractor to provide assurance that all licensed subcontractors are credentialed in accordance with this ATTACHMENT I, section 2.12.4, Credentialing and Re-credentialing Policies and Procedures.

(4)	Comply with the provisions set forth in APPENDIX 1.

2.12.6	Subcontractor Termination
                  The Contractor must give written notification to all enrollees served by the terminated subcontractor within 15 days after issuance of a termination notice to the subcontractor.

2.12.7	Ownership and Management Disclosure
(1)
Federal and state laws require full disclosure of ownership, management and control of managed care organizations, including other qualified providers. Disclosure must be made on forms prescribed by the Department for the areas of ownership and control interest business transactions (42 CFR 455.104),

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public entity crimes (s. 287.133(3)(a), F.S.), and debarment and suspension (52 Fed. Reg., pages 2036020369, and Chapter 4707 of the Balanced Budget Act of 1997). The forms are available through the Department and are to be submitted to the Department on an annual basis. The Contractor must disclose any changes in management as soon as they occur. In addition, the Contractor must submit to the Department full disclosure of ownership and control at least 60 calendar days before any change in the Contractor's ownership or control occurs.

(2)
In accordance with s. 409.912(32), F.S., the Contractor must conduct a background check with the Florida Department of Law Enforcement on all persons with five (5) percent or more ownership interest in the Contractor, or who have executive management responsibility for the managed care plan, or have the ability to exercise effective control of the Contractor at least once each contract year.

(3)
Contractors must submit complete sets of fingerprints of its principals as defined in s. 409.907(8)(a), F.S., to the Agency for Health Care Administration for the purpose of conducting a criminal history record check as provided in s. 409.907(8).

(4)
The Contractor must submit to the Department, within five (5) working days, any information on any officer, director, agent, managing employee, or owner of stock or beneficial interest in excess of five (5) percent of the Contractor who has been found guilty of, regardless of adjudication, or who entered a plea of nolo contendere or guilty to, any of the offenses listed in s. 435.03, F.S.

2.12.8       Damages from Federal Disallowances

In addition to any remedies available through the contract, in law or equity, the Contractor must reimburse the Agency for any federal disallowances or sanctions imposed on the Department or Agency as a result of the Contractor's failure to abide by the terms of the contract.

2.12.9       Legal Action Notification

The Contractor must give the Department written notification no later than 30 calendar days after service of process of any action or suit filed or of any claim made against the Contractor by any subcontractor, vendor, or other party which results in litigation related to this contract for disputes or damages. In addition, the Contractor must immediately advise the Department of the insolvency of a subcontractor or of the filing of a petition in bankruptcy by a subcontractor.

2.12.10    Conflict
                  Pending final determination of any dispute, the Contractor must proceed diligently with the performance of the contract and in accordance with the Department’s direction.

2.12.11    Prospective Enrollee Materials
(1)	Marketing Materials means materials that are produced in any medium, by or on behalf of an MCO that can be reasonably interpreted as intended to market to potential enrollees.

(2)	The Contractor may not market to prospective enrollees face-to-face.

(3)	The Contractor may use mass marketing strategies, approved by the Department, to communicate information regarding the project to prospective enrollees.

(4)	All materials including, but not limited to, print and media for potential and current enrollees shall be approved by the Department annually.

2.12.12    Prohibited Activities
(1)	In accordance with 42 CFR 438.104(b)(1)(iv), the Contractor and its subcontractors shall not seek to influence enrollment in conjunction with the sale or offering of any private insurance.

(2)	In accordance with 42 CFR 438.104(b)(1)(v), the Contractor and its subcontractors shall not, directly or indirectly, engage in door-to-door, telephone, or other cold-call marketing activities.

(3)
In accordance with 42 CFR 438.104(b)(2)(i), the Contractor and its subcontractors shall not make any assertion or statement (whether written or oral) that the beneficiary must enroll with the Contractor in order to obtain benefits (Medicaid State Plan benefits) or in order to not lose benefits (Medicaid State

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Plan benefits).

(4)
In accordance with s. 409.912(21)(b), F.S., and 42 CFR 438. 104(b)(2)(ii), the Contractor and its subcontractors shall not make any inaccurate false or misleading claims that the Contractor is recommended or endorsed by any federal, state or county government, the Agency, CMS, Department, or any other organization which has not certified its endorsement in writing to the Contractor.

2.12.13    Sanctions
(1)
In accordance with s. 1932(a) of the Balanced Budget Act of 1997, as enacted by s. 4707, and s. 409.912(22), F.S., the following sanctions may be imposed against the Contractor if it is determined that the Contractor has violated any provision of this contract, or the applicable statutes or rules governing Medicaid HMOs:

a.	Suspension of the Contractor’s enrollment.

b.
Suspension or revocation of payments to the plan for Medicaid recipients enrolled during the sanction period. If the Contractor has violated the contract, the Contractor may be ordered to reimburse for out- of-pocket medically necessary expenses incurred, or the Contractor may be ordered to pay non-network plan providers who provide medically necessary services.

c.	Imposition of a fine for violation of the contract with the Department and Agency, pursuant to s. 409.912(22), F.S.

d.
Termination pursuant to section 49.4 of the Standard Contract. If the Contractor fails to carry out substantive terms of its contract or fails to meet applicable requirements in sections 1932, 1903(m) and 1905(t) of the Social Security Act, the Department may terminate the contract. After the Department, in consultation with the Agency, notifies the Contractor that it intends to terminate the contract, the Department, in consultation with the Agency, may give the Contractor’s enrollees written notice of the State's intent to terminate the contract and allow the enrollees to disenroll immediately without cause.

(2)
Unless the duration of a sanction is specified, a sanction will remain in effect until the Department is satisfied that the basis for imposing the sanction has been corrected and is not likely to recur.

(3)	The Department may impose intermediate sanctions in accordance with 42 CFR 438.702, and s. 409.912, F.S., including the following:

a.	Civil monetary penalties in the amounts specified in s. 409.912(22), F.S.

b.	Appointment of temporary management for the Contractor. Rules for temporary management pursuant to 42 CFR 438.706 are as follows:

1)	The State may impose temporary management only if it finds through onsite survey, enrollee complaints, financial audits, or any other means that meet the following conditions:

i.
There is continued egregious behavior by the Contractor, including but not limited to, behavior that is described in 42 CFR 438.700, or that is contrary to any requirements of sections 1903(m) and 1932 of the Social Security Act; or

ii.	There is substantial risk to enrollees' health; or

iii.	The sanction is necessary to ensure the health of the Contractor’s enrollees:

(a)	While improvements are made to remedy violations under 42 CFR 438.700; or

(b)	Untilthere is an orderly termination or reorganization of the Contractor.

2)
The State must impose temporary management (regardless of any other sanction that may be imposed) if it finds that a Contractor has repeatedly failed to meet substantive requirements in section 1903(m) or section 1932 of the Social Security Act or 42 CFR 438.706. The State will also grant enrollees the right to terminate enrollment without cause, as described in 42 CFR 438.702(a)(3), and will notify the affected enrollees of their right to terminate enrollment.

3)	The State will not delay imposition of temporary management to provide a hearing before imposing this sanction.

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4)	The State will not terminate temporary management until it determines that the Contractor can ensure that the sanctioned behavior will not recur.

c.	Granting enrollees the right to terminate enrollment without cause and notifying affected enrollees of their right to disenroll.

d.	Suspension or limitation of all new enrollment, including default enrollment, after the effective date of the sanction.

e.
Suspension of payment for beneficiaries enrolled after the effective date of the sanction and until CMS, the Department, or the Agency is satisfied that the reason for imposition of the sanction no longer exists and is not likely to recur.

f.
Denial of payments provided for under the contract for new enrollees when, and for so long as, payment for those enrollees is denied by CMS in accordance with 42 CFR 438.730. Before imposing any intermediate sanctions, the state must give the Contractor timely notice according to 42 CFR 438.710.

g.	Withholding of three (3) percent of the next monthly capitation payment by the Agency pending receipt of the reports.

2.12.14    Assignment of Contract
(1)	Notwithstanding sections 23 through 23.3 of the Standard Contract, the following are exceptions for HMOs licensed under Chapter 641, F.S:

a.
As provided by Chapter 409.912(20), F.S., when a merger or acquisition of a Contractor has been approved by the Office of Insurance Regulation pursuant to s. 628.4615, F.S., the Office of Insurance Regulation shall approve the assignment or transfer of the appropriate Medicaid HMO contract upon the request of the surviving entity of the merger or acquisition if the Contractor and the surviving entity have been in good standing with the Department and Agency for the most recent 12 month period, unless the Department determines that the assignment or transfer would be detrimental to the Medicaid recipients or the Medicaid program.

b.	To be in good standing, a Contractor must not have failed accreditation or committed any material violation of the requirements of s. 641.52, F.S., and must meet the requirements in this contract.

c.	For the purposes of this section, a merger or acquisition means a change in controlling interest of a Contractor, including an asset or stock purchase.

(2)	Notwithstanding sections 23 through 23.3 of the Standard Contract, the following are exceptions for Other Qualified Providers licensed under Chapter 400 or Chapter 429, F.S.:

a.
In determining whether to approve an assignment, the Department will consider whether the Contractor and the surviving entity have been in good standing with the Department and Agency for the most recent 12 month period and will not approve an assignment or transfer that would be detrimental to the project enrollees or the Medicaid program.

2.12.15    Contract Termination
(1)
The Contractor must provide a termination plan that will ensure that services to consumers will not be interrupted or suspended by the termination and provide for an efficient and timely transfer or relocation of all enrollees. Any termination plan must be approved by the Department prior to notice of termination.

(2)
The party initiating the termination must render written notice of termination to the Department by certified mail, return receipt requested, or in person no less than 60 calendar days unless the parties agree to an earlier or later termination by a separate written agreement. The notice of termination must specify the nature of the termination, the extent to which performance is terminated, the date on which such termination shall become effective, and the terms of the Termination Plan. In accordance with s. 1932(e)(4), Social Security Act, the Department will provide the Contractor with an opportunity for a hearing prior to termination for cause.

(3)	In the event of a notice of termination and unless a written waiver is executed by the Department, the

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Contractor must take the following actions:

a.	Continue performance under the terms of the contract until the termination date.

b.	Immediately cease enrollment of new enrollees under the contract.

c.	Immediately perform the duties as specified in the approved Termination Plan.

d.	Assign to the Department those subcontracts as directed by the Department’s contracting officer including all the rights, title and interest of the Contractor for performance of those contracts.

e.
At least 60 calendar days prior to the effective date of the termination, provide written notification to all enrollees of the date on which the Contractor will no longer participate in the State’s Medicaid program and instructions on how to contact the Department’s CARES office for information on their long-term care options.

f.
Take such action as may be necessary, or as the Department, in consultation with the Agency may direct, to protect property related to the contract, which is in the possession of the provider, and in which the Department and Agency have or may acquire an interest.

g.
Decline any prepaid payments or requests for payment submitted after the contract ends. Any payments due under the terms of the contract may be withheld until the Department receives from the Contractor all documents as required by the written instructions of the Department.

h.	Continue to serve or arrange for provision of services to the enrollees pursuant to the contract on a fee-for-service basis for up to 45 days from the notification of termination date.

i.
In the event the Department has terminated this contract in only one or more counties of the state, complete the performance of this contract in all other areas in which the Contractor’s duties have not been terminated.

SECTION III: METHOD OF PAYMENT

3.1            REQUEST FOR PAYMENT

3.1.1         Payment to Contractor

The Agency, through the Medicaid fiscal agent, will make a payment to the Contractor on a monthly basis for the Contractor’s satisfactory performance of its duties and responsibilities as set forth in this attachment. This Section III supersedes section 26 of the Standard Contract and related sections to the extent that they require the Contractor to submit bills or invoices directly to the Department.

3.2            METHOD OF PAYMENT
                  Notwithstanding section 7.2.1 of the Standard Contract, the Contractor will be paid in accordance with the manner expressed in this section.

3.2.1        Capitation Rates
(1)
The capitation rate paid to the Contractor is indicated in EXHIBIT A. The Agency and Department, working in conjunction with a licensed actuary, shall review and, if necessary, recalculate the capitation rate. Legislatively mandated changes in Medicaid services will also be considered in reviewing the capitation rate. If as a result of the review, the capitation rate is recalculated, notice shall be provided to the Contractor.

(2)	The Contractor, Department, and the Agency acknowledge that the capitation rate paid under this contract as specified in EXHIBIT A of this contract is subject to approval by the federal government.

(3)
In accordance with 42 CFR 438.6(c)(1)(i), capitation rates are to be developed and certified as actuarially sound, appropriate for the populations to be covered, and the services to be furnished under the contract.

3.2.2        834 Transactions
(1)
The Contractor shall submit the electronic 834 transactions monthly to the Florida Medicaid fiscal agent. The Contractor shall transmit the electronic 834 transactions to the Medicaid fiscal agent using the

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 communications protocol through the secured internet site supplied by the fiscal agent. The Contractor is required to submit the electronic 834 transactions for every person who is to be enrolled or disenrolled during the reporting period.

(2)
The fiscal agent is authorized to process the enrollment input data as an electronic transaction in which payment is generated for each enrollee according to the established capitation rate. On specified dates each month, the Contractor will receive the remittance report accompanied by a payment warrant, check or electronic funds transfer statement. The amount of payment is determined by the number of enrollees enrolled in each capitation category and any adjustments that may apply.

(3)
Contractors must comply with all the federal requirements of administrative simplification, as documented in the National Electronic Data Interchange Transaction Set Implementation Guide for the Benefit Enrollment and Maintenance EDS X12N 834 Transaction, as well as the EDS/AHCA ANSI ASC X12N 834 Companion Guide.

(4)
The Contractor shall transmit the electronic 834 transactions monthly to the fiscal agent by the Wednesday preceding the second to the last Saturday of each month. The electronic 834 transactions must include all enrollments submitted from the CARES office, including “Medicaid Pending”, enrollments that did not process from the previous month and disenrollments requested by enrollees or their representative. These enrollments and disenrollments will be effective the first of the next month.

3.2.3         Payment in Full

The Contractor must accept the capitation payment received each month as payment in full for all services provided to enrollees covered under this contract and the administrative costs incurred by the Contractor in providing or arranging for such services..

3.2.4         Capitation Payments
(1)
Adjustments to funds previously paid and to be paid may be required. Funds previously paid will be adjusted when capitation payment(s) are determined to have been in error, or an error is made in enrolling an ineligible person. In such events, the Contractor agrees to refund any overpayment and the Agency agrees to pay any underpayment.

(2)
The Agency agrees to reflect changes in the Medicaid fee-for-service program. The rate of payment and total dollar amount may be adjusted with a properly executed amendment when Medicaid fee-for-service expenditure changes have been established through the appropriations process and subsequently identified in the Agency’s operating budget. Legislatively mandated changes will take effect on the dates specified in the legislation.

3.2.5         Payment Discrepancies
(1)
If after an enrollment and disenrollment submission or receipt of the fiscal agent remittance voucher, a discrepancy is discovered either by the Contractor, the Agency, or the Department, the Contractor has ten (10) business days to submit correct detailed information on the Reconciliation Form (EXHIBIT H) to the Department.

(2)	Failure to respond within the above time periods will result in a loss and/or forfeiture of any money due the Contractor.

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ATTACHMENT II

CERTIFICATION REGARDING LOBBYING
CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND
AGREEMENTS

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1)
No federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any state or federal agency, a member of congress, an officer or employee of congress, an employee of a member of congress, or an officer or employee of the state legislator, in connection with the awarding of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement.

(2)
If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with this federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

(3)
The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, sub-grants, and contracts under grants, loans and cooperative agreements) and that all sub-contractors shall certify and disclose accordingly.

(3)
This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, Title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000.00 and not more than $100,000.00 for each such failure.

/s/Christina Cooper	6/26/2012
Signature	Date

Christina Cooper	XT220
Name of Authorize Individual	Appliation or Agreement Number

WellCare of Florida, Inc. dba HealthEase
Name and Address of Organization

DOEA form 103
(Revised Nov 2002)

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ATTACHMENT III
FINANCIAL AND COMPLIANCE AUDIT

The administration of resources awarded by DOEA to the provider may be subject to audits and/or monitoring by DOEA, as described in this section.

MONITORING

In addition to reviews of audits conducted in accordance with OMB Circular A-133, as revised, and Section 215.97, F.S., (see “AUDITS” below), monitoring procedures may include, but not be limited to, on-site visits by the Department of staff, limited scope audits as defined by OMB Circular A-133, as revised, and/or other procedures. By entering into this agreement, the provider agrees to comply and cooperate with any monitoring procedures/processes deemed appropriate by DOEA. In the event the Department of Elder Affairs determines that a limited scope audit of the provider is appropriate, the provider agrees to comply with any additional instructions provided by the Department of Elder Affairs to the provider regarding such audit. The provider further agrees to comply and cooperate with any inspections, reviews, investigations, or audits deemed necessary by the Chief Financial Officer (CFO) or Auditor General.

AUDITS

PART I: FEDERALLY FUNDED

This part is applicable if the provider is a State or local government or a non-profit organization as defined in OMB Circular A-133, as revised.

In the event that the provider expends $500,000.00 or more in Federal awards during its fiscal year, the provider must have a single or program-specific audit conducted in accordance with the provisions of OMB Circular A-133, as revised. EXHIBIT 1 to this agreement indicates Federal resources awarded through the Department of Elder Affairs by this agreement. In determining the Federal awards expended in its fiscal year, the provider shall consider all sources of Federal awards, including Federal resources received from the Department of Elder Affairs. The determination of amounts of Federal awards expended should be in accordance with the guidelines established by OMB Circular A-133, as revised. An audit of the provider conducted by the Auditor General in accordance with the provisions of OMB Circular A-133, as revised, will meet the requirements of this part.

In connection with the audit requirements addressed in Part I, paragraph 1, the provider shall fulfill the requirements relative to auditee responsibilities as provided in Subpart C of OMB Circular A-133, as revised.

If the provider expends less than $500,000.00 in Federal awards in its fiscal year, an audit conducted in accordance with the provisions of OMB Circular A-133, as revised, is not required. In the event that the provider expends less than $500,000.00 in Federal awards in its fiscal year and elects to have an audit conducted in accordance with the provisions of OMB Circular A-133, as revised, the cost of the audit must be paid from non-Federal resources (i.e., the cost of such audit must be paid from provider resources obtained from other than Federal entities.)

An audit conducted in accordance with this part shall cover the entire organization for the organization’s fiscal year. Compliance findings related to agreements with the Department of Elder Affairs shall be based on the agreement’s requirements, including any rules, regulations, or statutes referenced in the agreement. The financial statements shall disclose whether or not the matching requirement was met for each applicable agreement. All questioned costs and liabilities due to the Department of Elder Affairs shall be fully disclosed in the audit report with reference to the Department of Elder Affairs agreement involved. If not otherwise disclosed as required by Section .310(b)(2) of OMB Circular A-133, as revised, the schedule of expenditures of Federal awards shall identify expenditures by agreement number for each agreement with the Department of Elder Affairs in effect during the audit period. Financial reporting packages required under this part must be submitted within the earlier of 30 days after receipt of the audit report or 9 months after the end of the provider’s fiscal year end.

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PART II: STATE FUNDED

This part is applicable if the provider is a nonstate entity as defined by Section 215.97(2), Florida Statutes.

In the event that the provider expends a total amount of state financial assistance equal to or in excess of $500,000.00 in any fiscal year of such provider (for fiscal years ending September 30, 2004 or thereafter), the provider must have a State single or project-specific audit for such fiscal year in accordance with Section 215.97, Florida Statutes; applicable rules of the Department of Financial Services; and Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for- profit organizations), Rules of the Auditor General. EXHIBIT I to this agreement indicates state financial assistance awarded through the Department of Elder Affairs by this agreement. In determining the state financial assistance expended in its fiscal year, the provider shall consider all sources of state financial assistance, including state financial assistance received from the Department of Elder Affairs, other state agencies, and other nonstate entities. State financial assistance does not include Federal direct or pass-through awards and resources received by a nonstate entity for Federal program matching requirements.

In connection with the audit requirements addressed in Part II, paragraph 1, the provider shall ensure that the audit complies with the requirements of Section 215.97(8), Florida Statutes. This includes submission of a financial reporting package as defined by Section 215.97(2), Florida Statutes, and Chapter 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General.

If the provider expends less than $500,000.00 in state financial assistance in its fiscal year (for fiscal years ending September 30, 2004 or thereafter), an audit conducted in accordance with the provisions of Section 215.97, Florida Statutes, is not required. In the event that the provider expends less than $500,000.00 in state financial assistance in its fiscal year and elects to have an audit conducted in accordance with the provisions of Section 215.97, Florida Statutes, the cost of the audit must be paid from the nonstate entity’s resources (i.e., the cost of such an audit must be paid from the provider resources obtained from other than State entities).

An audit conducted in accordance with this part shall cover the entire organization for the organization’s fiscal year. Compliance findings related to agreements with the Department of Elder Affairs shall be based on the agreement’s requirements, including any applicable rules, regulations, or statutes. The financial statements shall disclose whether or not the matching requirement was met for each applicable agreement. All questioned costs and liabilities due to the Department of Elder Affairs shall be fully disclosed in the audit report with reference to the Department of Elder Affairs agreement involved. If not otherwise disclosed as required by Rule 69I-5.003, Fla. Admin. Code, the schedule of expenditures of state financial assistance shall identify expenditures by agreement number for each agreement with the Department of Elder Affairs in effect during the audit period. Financial reporting packages required under this part must be submitted within 45 days after delivery of the audit report, but no later than 12 months after the provider’s fiscal year end for local governmental entities. Non-profit or for-profit organizations are required to be submitted within 45 days after delivery of the audit report, but no later than 9 months after the provider’s fiscal year end. Notwithstanding the applicability of this portion, the Department of Elder Affairs retains all right and obligation to monitor and oversee the performance of this agreement as outlined throughout this document and pursuant to law.

PART III: REPORT SUBMISSION

Copies of reporting packages for audits conducted in accordance with OMB Circular A-133, as revised, and required by PART I of this agreement shall be submitted, when required by Section .320 (d), OMB Circular A-133, as revised, by or on behalf of the provider directly to each of the following:

The Department of Elder Affairs at each of the following addresses:

Department of Elder Affairs
Attn: Nicole Trainor
 4040 Esplanade Way Office, Suite 360C
Tallahassee, FL 32399-7000

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The Federal Audit Clearinghouse designated in OMB Circular A-133, as revised (the number of copies required by Sections .320 (d)(1) and (2), OMB Circular A-133, as revised, should be submitted to the Federal Audit Clearinghouse), at the following address:

Federal Audit Clearinghouse
 Bureau of the Census
1201 East 10th Street
Jeffersonville, IN 47132

Other Federal agencies and pass-through entities in accordance with Sections .320 (e) and (f), OMB Circular A-133, as revised.

Pursuant to Sections .320(f), OMB Circular A-133, as revised, the provider shall submit a copy of the reporting package described in Section .320(c), OMB Circular A-133, as revised, and any management letter issued by the auditor, to the Department of Elder Affairs at each of the following addresses:

Department of Elder Affairs
Attn: Nicole Training
4040 Esplanade Way Office, Suite 360C
Tallahassee, FL 32399-7000

Additionally, copies of financial reporting packages required by Part II of this agreement shall be submitted by or on behalf of the provider directly to each of the following:

The Department of Elder Affairs at each of the following addresses:

Department of Elder Affairs
Attn: Nicole Training
4040 Esplanade Way Office, Suite 360C
Tallahassee, FL 32399-7000

The Auditor General’s Office at the following address:

State of Florida Auditor General
Claude Pepper Building, Room 574
111 West Madison Street
Tallahassee, Florida 32399-1450

Any reports, management letter, or other information required to be submitted to the Department of Elder Affairs pursuant to this agreement shall be submitted timely in accordance with OMB Circular A-133, Florida Statutes, and Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General, as applicable.

Providers, when submitting financial reporting packages to the Department of Elder Affairs for audits done in accordance with OMB Circular A-133 or Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General, should indicate the date that the reporting package was delivered to the provider in correspondence accompanying the reporting package.

PART IV: RECORD RETENTION

The provider shall retain sufficient records demonstrating its compliance with the terms of this agreement for a period of six years from the date the audit report is issued, and shall allow the Department of Elder Affairs or its designee, the CFO or Auditor General access to such records upon request. The provider shall ensure that audit working papers are made available to the Department of Elder Affairs, or its designee, CFO, or Auditor General upon request for a period of six years from the date the audit report is issued, unless extended in writing by the Department of Elder Affairs.

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ATTACHMENT III
EXHIBIT - 1

1.	FEDERAL RESOURCES AWARDED TO THE SUBRECIPIENT PURSUANT TO THIS AGREEMENT CONSIST OF THE FOLLOWING:

PROGRAM TITLE	FUNDING SOURCE	CFDA	AMOUNT

TOTAL FEDERAL AWARD			$0.00

COMPLIANCE REQUIREMENTS APPLICABLE TO THE FEDERAL RESOURCES AWARDED PURSUANT TO THIS AGREEMENT ARE AS FOLLOWS:

2.	STATE RESOURCES AWARDED TO THE RECIPIENT PURSUANT TO THIS AGREEMENT CONSIST OF THE FOLLOWING:

MATCHING RESOURCES FOR FEDERAL PROGRAMS
PROGRAM TITLE	FUNDING SOURCE	CFDA	AMOUNT
Long Term Community Diversion Pilot Project	General Revenue-Match	93.777 & 93.778	$60,000,000.00

TOTAL STATE AWARD			$60,000,000.00

STATE FINANCIAL ASSISTANCE SUBJECT TO Sec. 215.97, F.S.
PROGRAM TITLE	FUNDING SOURCE	CSFA	AMOUNT

TOTAL AWARD			$0.00

COMPLIANCE REQUIREMENTS APPLICABLE TO STATE RESOURCES AWARDED PURSUANT TO THIS AGREEMENT ARE AS FOLLOWS:

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ATTACHMENT III
	PART I: AUDIT RELATIONSHIP DETERMINATION	EXHIBIT - 2

Providers who receive state or federal resources may or may not be subject to the audit requirements of OMB Circular A-133, as revised, and/or Section 215.97, Fla. Stat. Providers who are determined to be recipients or subrecipients of federal awards and/or state financial assistance may be subject to the audit requirements if the audit threshold requirements set forth in Part I and/or Part II of Exhibit 1 are met. Providers who have been determined to be vendors are not subject to the audit requirements of OMB Circular A- 133, as revised, and/or Section 215.97, Fla. Stat. Regardless of whether the audit requirements are met, providers who have been determined to be recipients or subrecipients of federal awards and/or state financial assistance, must comply with applicable programmatic and fiscal compliance requirements.

In accordance with Sec. 210 of OMB Circular A-133 and/or Rule 691-5.006, FAC, provider has been determined to be:
X	Vendor or exempt entity and not subject to OMB Circular A-133 and/or Section 215.97, F.S.
Recipient/subrecipient subject to OMG Circular A-133 and/or Section 215.97, F.S.

NOTE:  If a provider is determined to be a recipient /subrecipient of federal and/or state financial assistance and has been approved by the Department to subcontract, they must comply with Section 215.97(7), F.S., and Rule 69I-.006(2), FAC [state financial assistance] and Section _ .400 OMB Circular A-133 [federal awards].

PART II: FISCAL COMPLIANCE REQUIREMENTS

FEDERAL AWARDS OR STATE MATCHING FUNDS ON FEDERAL AWARDS. Providers who receive federal awards or state matching funds on Federal awards and who are determined to be a subrecipient, must comply with the following fiscal laws, rules and regulations:

  STATES, LOCAL GOVERNMENTS AND INDIAN TRIBES MUST FOLLOW:
2 CFR Part 225 Cost Principles for State, Local and Indian Tribal Governments (Formerly OMB Circular A-87)*
OMB Circular A-102 - Administrative Requirements OMB Circular A-133 - Audit Requirements Reference Guide for State Expenditures
Other fiscal requirements set forth in program laws, rules and regulations
  NON-PROFIT ORGANIZATIONS MUST FOLLOW:
2 CFR Part 230 Cost Principles for Non-Profit Organizations (Formerly OMB Circular A-122 - Cost Principles)*
2 CFR Part 215 Administrative Requirements (Formerly OMB Circular A-110 - Administrative Requirements) Requirements)
OMB Circular A-133 - Audit Requirements Reference Guide for State Expenditures
Other fiscal requirements set forth in program laws, rules and regulations
  EDUCATIONAL INSTITUTIONS (EVEN IF A PART OF A STATE OR LOCAL GOVERNMENT) MUST FOLLOW:
2 CFR Part 220 Cost Principles for Educational Institutions OMB (Formerly Circular A-21 - Cost Principles)*
2 CFR Part 215 Administrative Requirements (Formerly OMB Circular A-110 - Administrative Requirements)
OMB Circular A-133 - Audit Requirements Reference Guide for State Expenditures
Other fiscal requirements set forth in program laws, rules and regulations

  *Some federal programs may be exempted from compliance with the Cost Principles Circulars as noted in the OMB Circular A-133 Compliance Supplement, Appendix 1.

              STATE FINANCIAL ASSISTANCE.   Providers who receive state financial assistance and who are determined to be a recipient/subrecipient, must comply with the following fiscal laws, rules and regulations:

  Section 215.97, Fla. Stat.
  Chapter 69I-5, Fla. Admin. Code State Projects Compliance Supplement Reference Guide for State Expenditures
  Other fiscal requirements set forth in program laws, rules and regulations

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ATTACHMENT IV
CERTIFICATION REGARDNIG DATA INTEGRITY COMPLIANCE
FOR AGREEMENTS, GRANST, LOANS AND
COOPERATIVE AGREEMENTS

The undersigned, an authorized representative of the Contractor named in the contract or agreement to which this form is an attachment, hereby certifies that:

(1)
The Contractor and any sub-contractors of services under this contract have financial management systems capable of providing certain information, including: (1) accurate, current, and complete disclosure of the financial results of each grant-funded project or program in accordance with the prescribed reporting requirements; (2) the source and application of funds for all agreement supported activities; and (3) the comparison of outlays with budgeted amounts for each award. The inability to process information in accordance with these requirements could result in a return of grant funds that have not been accounted for properly.

(2)
Management Information Systems used by the Contractor, sub-contractor(s), or any outside entity on which the Contractor is dependent for data that is to be reported, transmitted or calculated, have been assessed and verified to be capable of processing data accurately, including year-date dependent data. For those systems identified to be non- compliant, Contractor(s) will take immediate action to assure data integrity.

(3)
If this contract includes the provision of hardware, software, firmware, microcode or imbedded chip technology, the undersigned warrants that these products are capable of processing year-date dependent data accurately. All versions of these products offered by the Contractor (represented by the undersigned) and purchased by the State will be verified for accuracy and integrity of data prior to transfer.

In the event of any decrease in functionality related to time and date related codes and internal subroutines that impede the hardware or software programs from operating properly, the Contractor agrees to immediately make required corrections to restore hardware and software programs to the same level of functionality as warranted herein, at no charge to the State, and without interruption to the ongoing business of the state, time being of the essence.

(4)
The Contractor and any sub-contractor(s) of services under this contract warrant their policies and procedures include a disaster plan to provide for service delivery to continue in case of an emergency including emergencies arising from data integrity compliance issues.

The Contractor shall require that the language of this certification be included in all subagreements, subgrants, and other agreements and that all sub-contractors shall certify compliance accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by OMB Circulars A-102 and 2 CFR Part 215 (formerly OMB Circular A-110).

WellCare of Florida, Inc. dba HealthEase
Name and Address of Contractor

/s/Christina Cooper	President, FL & HI Division	6/26/2012
Signature	Title	Date

Christina Cooper
Name of Authorized Signer

(Revised June 2008)

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ATTACHMENT V
CERTIFICATION REGARDNIG DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION FOR LOWER TIER COVERED TRANSACTIONS

(1)
The Contractor certifies, by signing this certification, neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any federal department or agency.

(2)	Where the Contractor is unable to certify to any of the statements in this certification, the Contractor shall attach an explanation to this certification.

/s/Christina Cooper	6/26/2012
Signature	Date

President, FL & HI Division	WellCare of florida, Inc. dba HealthEase
Title	Agency/Organization
(Certification signature should be same as Contract signature.)

Instructions for Certification

1.
The terms "covered transaction," "debarred," "suspended," "ineligible," "lower tier covered transaction," "person," "primary covered transaction," and "voluntarily excluded," as used herein, have the meanings set out in the sections of rules implementing Executive Order 12549. (2 CFR 180.5-180.1020, as supplemented by 2 CFR 376.10-376.995). You may contact the Contract Manager for assistance in obtaining a copy of those regulations.

2.
This certification is a material representation of facts upon which reliance was placed when the parties entered into this transaction. If it is later determined that the Contractor knowingly rendered an erroneous certification, in addition to other remedies available to the federal government, the Department may pursue available remedies, including suspension and/or debarment.

3.
The Contractor will provide immediate written notice to the Contract Manager if at any time the Contractor learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances. The Contractor may decide the method and frequency by which it determines the eligibility of its principals. Each participant to a lower tier covered transaction may, but is not required to, check the Excluded Parties List System (EPLS).

4.
The Contractor will include a "Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier Covered Transaction” in all its lower tier covered transactions and in all solicitations for lower tier covered transactions.

5.
The Contractor agrees that it shall not knowingly enter into any lower tier covered transaction with a person who is debarred, suspended, determined ineligible or voluntarily excluded from participation, unless otherwise authorized by the federal government.

6.
If the Contractor knowingly enters into a lower tier covered transaction with a person who is suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the federal government, the Department may pursue available remedies, including suspension, and/or debarment.

7.
The Contractor may rely upon a certification of a prospective participant in a lower tier covered transaction that it is not debarred, suspended, ineligible, or voluntarily excluded from the covered transaction, unless it knows that the certification is erroneous.

(Revised June 2008)

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ATTACHMENT VI
ASSURANCES-NON-CONSTRUCTION PROGRAMS

Public reporting burden for this collection of information is estimated to average 45 minutes per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed and completing and reviewing the collection of information. Send comments regarding the burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Office of Management and Budget. Paperwork Reduction Project (0348-0043), Washington, DC 20503.
PLEASE DO NOT RETURN YOUR COMPLETED FORM TO THE OFFICE OF MANAGEMENT AND BUDGET,
SEND IT TO THE ADDRESS PROVIDED BY THE SPONSORING AGENCY.

Note: Certain of these assurances may not be applicable to your project or program. If you have questions please contact the awarding agency. Further, certain federal awarding agencies may require applicants to certify to additional assurances. If such is the case, you will be notified.

1.
Has the legal authority to apply for federal assistance, and the institutional, managerial and financial capability (including funds sufficient to pay the non-federal share of project cost) to ensure proper planning, management, and completion of the project described in this application.

2.
Will give the awarding agency, the Comptroller General of the United States, and if appropriate, the State, through any authorized representative, access to and the right to examine all records, books, papers, or documents related to the award; and will establish a proper accounting system in accordance with generally accepted accounting standards or agency directives.

3.
Will establish safeguards to prohibit employees from using their positions for a purpose that constitutes or presents the appearance of personal or organizational conflict of interest, or personal gain.

4.	Will initiate and complete the work within the applicable timeframe after receipt of approval of the awarding agency.

5.
Will comply with the Intergovernmental Personnel Act of 1970 (42 U.S.C.. 4728-4763) relating to prescribed standards for merit systems for programs funded under one of the 19 statutes or regulations specified in Appendix A of OPM's Standards for a Merit System of Personnel Administration (5 C.F.R. 900, Subpart F).

6.
Will comply with all federal statutes relating to nondiscrimination. These include but are not limited to: (a) Title VI of the Civil Rights Act of 1964 (P.L. 88-352) which prohibits discrimination on the basis of race, color or national origin; (b) Title IX of the Education Amendments of 1972, as amended (20 U.S.C.. 1681-1683, and 1685-1686), which prohibits discrimination on the basis of sex; (c) Section 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C.. 794), which prohibits discrimination on the basis of handicaps; (d) the Age Discrimination Act of 1975, as amended (42 U.S.C.. 6101-6107), which prohibits discrimination on the basis of age; (e) the Drug Abuse Office and Treatment Act of 1972 (P.L. 92-255), as amended, relating to nondiscrimination on the basis of drug abuse; (f) the Comprehensive Alcohol Abuse and Alcoholism Prevention, Treatment and Rehabilitation Act of 1970 (P.L. 91-616), as amended, relating to nondiscrimination on the basis of alcohol abuse or alcoholism; (g) 523 and 527 of the Public Health Service Act of 1912 (42 U.S.C.. 290 dd-3 and 290 ee 3), as amended, relating to confidentiality of alcohol and drug abuse patient records; (h) Title VIII of the Civil Rights Act of 1968 (42 U.S.C. . 3601 et seq.), as amended, relating to nondiscrimination in the sale, rental or financing of housing; (i) any other nondiscrimination provisions in the specific statute(s) under which application for federal assistance is being made; and (j) the requirements of any other nondiscrimination statute(s) which may apply to the application.

7.
Will comply, or has already complied, with the requirements of Titles II and III of the uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970 (P.L. 91-646) which provide for fair and equitable treatment of persons displaced or whose property is acquired as a result of federal or federally assisted programs. These requirements apply to all interests in real property acquired for project purposes regardless of federal participation in purchases.

8.
Will comply, as applicable, with the provisions of the Hatch Act (5 U.S.C.. 1501-1508 and 7324-7328), which limit the political activities of employees whose principal employment activities are funded in whole or in part with federal funds.

9.
Will comply, as applicable, with the provisions of the Davis-Bacon Act (40 U.S.C.. 276a to 276a-7), the Copeland Act (40 U.S.C. 276c and 18 U.S.C.. 874) and the Contract Work Hours and Safety Standards Act (40 U.S.C.. 327-333), regarding labor standards for federally assisted construction subagreements.

10.
Will comply, if applicable, with flood insurance purchase requirements of Section 102(a) of the Flood Disaster Protection Act of 1973 (P.L. 93-234) which requires recipients in a special flood hazard area to participate in the program and to purchase flood insurance if the total cost of insurable construction and acquisition is $10,000.00 or more.

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11.
Will comply with environmental standards which may be prescribed pursuant to the following: (a) institution of environmental quality control measures under the National Environmental Policy Act of 1969 (P.L. 91-190) and Executive Order (EO) 11514 (b) notification of violating facilities pursuant to EO 11738; (c) protection of wetlands pursuant to EO 11990; (d) evaluation of flood hazards in floodplains in accordance with EO 11988; (e) assurance of project consistency with the approved State management program developed under the Coastal Zone Management Act of 1972 (16 U.S.C. . 1451 et seq.); (f) conformity of federal actions to State (Clear Air) Implementation Plans under Section 176(c) of the Clear Air Act of 1955, as amended (42 U.S.C.. 7401 et seq.); (g) protection of underground sources of drinking water under the Safe Drinking Water Act of 1974, as amended, (P.L. 93-523); and (h) protection of endangered species under the Endangered Species Act of 1973, as amended, (P.L. 93-205).

12.	Will comply with the Wild and Scenic Rivers Act of 1968 (16 U.S.C.. 1721 et seq.) related to protecting components or potential components of the national wild and scenic rivers system.

13.
Will assist the awarding agency in assuring compliance with Section 106 of the National Historic Preservation Act of 1966, as amended (16 U.S.C. . 470), EO 11593 (identification and protection of historic properties), and the Archaeological and Historic Preservation Act of 1974 (16 U.S.C.. 469a-1 et seq.).

14.	Will comply with P.L. 93-348 regarding the protection of human subjects involved in research, development, and related activities supported by this award of assistance.

15.
Will comply with the Laboratory Animal Welfare Act of 1966 (P.L. 89-544, as amended, 7 U.S.C.. 2131 et seq.) pertaining to the care, handling, and treatment of warm blooded animals held for research, teaching, or other activities supported by this award of assistance.

16.	Will comply with the Lead-Based Paint Poisoning Prevention Act (42 U.S.C.. 4801 et seq.), which prohibits the use of lead- based paint in construction or rehabilitation of residence structures.

17.
Will cause to be performed the required financial and compliance audits in accordance with the Single Audit Act Amendments of 1996 and OMB Circular No. A-133, Audits of States, Local Governments, and Non-Profit Organizations.

18.	Will comply with all applicable requirements of all other federal laws, executive orders, regulations and policies governing this program.

SIGNATURE OF AUTHORIZED CERTIFYING OFFICIAL /s/Christina Cooper	TITLE President, FL & HI Division
APPLICANT ORGANIZATION WellCare of Florida, Inc. dba HealthEase	DATE SUBMITTED 6/26/2012

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ATTACHMENT VI
INSTRUCTIONS FOR COMPLETING DISCLOSURE OF
OWNERSHIP AND CONTROL INTEREST STATEMENT

Return the original and a copy to the Department of Elder Affairs retain a copy for your files. This form is to be completed annually. Any substantial delay in completing the form should be reported to the Department of Elder Affairs.

General Instructions

Please answer all questions as of the current date. If the yes block for any item is checked, list requested additional information under the Remarks section on page 2, referencing the item number to be continued. If additional space is needed use an attached sheet. Return the original and two original copies to the Department of Elder Affairs. This form is to be completed annually. Any substantial delay in completing the form should be reported to the Department of Elder Affairs.

DETAILED INSTRUCTIONS

These instructions are designed to clarify certain questions on the form. Instructions are listed in question order for easy reference. No instructions have been given for questions considered self-explanatory.

IT IS ESSENTIAL THAT ALL APPLICABLE QUESTIONS BE ANSWERED ACCURATELY AND THAT ALL INFORMATION BE CURRENT.

Item I Under identifying information specify in what capacity the entity is doing business as (DBA), example, name of trade or corporation.

Item II - Self-explanatory.

Item III - List the names of all individuals and organizations having direct or indirect ownership interests, or controlling interest separately or in combination amounting to an ownership interest of 5 percent or more in the disclosing entity.

Direct ownership interest is defined as the possession of stock, equity in capital or any interest in the profits of the disclosing entity. A disclosing entity is defined as a Medicare provider or supplier, or other entity that furnishes services or arranges for furnishing services under Medicaid or the Maternal and Child Health program, or health related services under the social services program.

Indirect ownership interest is defined as ownership interest in an entity that has direct or indirect ownership interest in the disclosing entity. The amount of indirect ownership in the disclosing entity that is held by any other entity is determined by multiplying the percentage of ownership interest at each level. An indirect ownership interest must be reported if it equates to an ownership interest of 5 percent or mo re in the disclosing entity. Example: if A owns 10 percent of the stock in a corporation that owns 80 percent of the stock of the disclosing entity, A's interest equates to an 8 percent indirect ownership and must be reported.

Controlling interest is defined as the operational direction or management of a disclosing entity which may be maintained by any or all of the following devices: the ability or authority, expressed or reserved, to amend or change the corporate identity (i.e., joint venture agreement, unincorporated business status) of the disclosing entity; the ability or authority to nominate or name members of the Board of Directors or Trustees of the disclosing entity; the ability or authority, expressed or reserved, to amend or change the by-laws, constitution, or other operating or management direction of the disclosing entity; the right to control any or all of the assets or other property of the disclosing entity upon the sale or dissolution of that entity; the ability or authority, expressed or reserved, to control the sale of any or all of the assets, to encumber such assets by way of mortgage or other indebtedness, to dissolve the entity, or to arrange for the sale or transfer of the disclosing entity to new ownership or control.

Items IV - VII - Changes in Provider Status

Change in provider status is defined as any change in management control. Examples of such changes would include: a change in Medical or Nursing Director, a new Administrator, contracting the operation of the facility to a management corporation, a change in the composition of the owning partnership which under applicable State law is not considered a change in ownership, or the hiring or dismissing of any employees with 5 percent or more financial interest in the facility or in an owning corporation, or any change of ownership. For Items IV - VII, if the yes box is checked, list additional information requested under Remarks. Clearly identify which item is being continued.

Item IV - (a & b) If there has been a change in ownership within the last year or if you anticipate a change, indicate the date in the appropriate space.

Item V - If the answer is yes, list name of the management firm and employer identification number (EIN), or the name of the leasing organization. A management company is defined as any organization that operates and manages a business on behalf of the owner of that business, with the owner retaining ultimate legal responsibility for operation of the facility.

Item VI - If the answer is yes, identify which has changed (Administrator, Medical Director, or Director of Nursing) and the date the change was made. Be sure to include name of the new Administrator, Director of Nursing or Medical Director, as appropriate.

Item VII - A chain affiliate is any free-standing health care facility that is either owned, controlled, or operated under lease or contract by an organization consisting of two or more free-standing health care facilities organized within or across State lines which is under the ownership or through any other device, control and direction of a common party. Chain affiliates include such facilities whether public, private, charitable or proprietary. They also include subsidiary organizations and holding corporations. Provider-based facilities, such as hospital-based home health agencies, are not considered to be chain affiliates.

Item VIII - If yes, list the actual number of beds in the facility now and the previous number.

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DISCLOSURE OF OWNERSHIP AND CONTROL INTEREST STATEMENT

Indentifying Information

(a) Name of Entity D/B/A		Telephone No.

WellCare of Florida, Inc. HealthEase		(800) 960-2530

Street Address	City, County, State	Zip Code

8735 Henderson Road	Tampa, Hillsborough County, FL	33634

II. Answer the following questions by checking "Yes" or "No." If any of the questions are answered "Yes," list names and addresses of individuals or corporations under Remarks on page 2. Identify each item number to be continued.

(a) Are there any individuals or organizations having a direct or indirect ownership or control interest of 5 percent or more in the institution, organizations, or agency that have been convicted of a criminal offense related to the involvement of such persons, or organizations in any of the programs established by titles XVIII, XIX, or XX?
(   )Yes                                 ( x ) No

(b) Are there any directors, officers, agents, or managing employees of the institution, agency or organization who have ever been convicted of a criminal offense related to their involvement in such programs established by titles XVIII, XIX, or XX?
(   ) Yes                                 ( x ) No

(c) Are there any individuals currently employed by the institution, agency, or organization in a managerial, accounting, auditing, or similar capacity who were employed by the institution's, organization's, or agency's fiscal intermediary or carrier within the previous 12 months? (Title XVIII providers only)
(   ) Yes                                 (   ) No     N/A - no fiscal intermediary

III.   (a) List names, addresses for individuals, or the EIN for organizations having direct or indirect ownership or a controlling interest in the entity. (See instructions for definition of ownership and controlling interest.) List any additional names and addresses under "Remarks" on page 2. If more than one individual is reported and any of these persons are related to each other, this must be reported under Remarks.

Name	Address	EIN
The WellCare Management Group, Inc.	8735 Henderson Road, Tampa, FL 33634	14-1647239
WCG Health Management, Inc.	8735 Henderson Road, Tampa, FL 33634	04-3669698
WellCare Health Plans, Inc.	8735 Henderson Road, Tampa, FL 33634	47-0937650
Please also see attached Schedule to Disclosrue of Ownership and control Interest Statemetn for discussion regarding holders of the publicly-traded common stock of WellCare Health Plans, Inc.

(b) Type of Entity:
( )Sole Proprietorship	( ) Partnership	( x ) Corporation	( ) Unicorporated Associates Other (Specify
(c) If the disclosing
entity is a corporation, list names, addresses of the Directors, and EINs for corporations under Remarks

Check appropriate box for each of the following questions:
(d) Are any owners of the disclosing entity also owners of other Medicare/Medicaid facilities? (Example: sole proprietor, partnership or members of Board of Directors.) If yes, list names, addresses of individuals and provider numbers.
( x ) Yes                                (   ) No
Name	Address	Provider Number
Please see Schedule to Disclosure of Ownership and Control Interest Statement

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IV. (a) Has there been a change in ownership or control within the last year?
	If yes, give date_________________	( ) Yes	( x ) No

(b) Do you anticipate any change of ownership or control within the year?
	If yes, when? _________________	( ) Yes	( x ) No

(c) Do you anticipate filing for bankruptcy within the year?
	If yes, when? _________________	( ) Yes	( x ) No

V. Is this facility operated by a management company, or leased in whole or party by another organization?
	If yes, give date of change in operations _________________	( ) Yes	( ) No N/A - not a facility (managed care plan)

VII. (a) Is this facility chain affiliated? (If yes, list name, address of Corporation, and EIN)
Name:	EIN #	( x ) Yes	( ) No Dr. Kirk Cianciolo is the Medical Director for WellCare of Florida, Inc.

Address

VII. (b) If the answer to Question VII.a. is No, was the facility every affiliated with a chain?
Name	EIN #	( ) Yes	( ) No N/A - not a facility (managed care plan)

Address

VIII. Have you increased your bed capacity by 10 percent or more or by 10 beds, whichever is greater, within the last 2 years?
		( ) Yes	( ) No N/A - not a facility (managed care plan)
If yes, give year of change ______________
	Current beds ______________	Prior beds__________________

WHOEVER KNOWINGLY AND WILLFULLY MAKES OR CAUSES TO BE MADE A FALSE STATEMENT OR REPRESENTATION OF THIS STATEMENT, MAY BE PROSECUTED UNDER APPLICABLE FEDERAL OR STATE LAWS. IN ADDITION, KNOWINGLY AND WILLFULLY FAILING TO FULLY AND ACCURATELY DISCLOSE THE INFORMATION REQUESTED MAY RESULT IN DENIAL OF A REQUEST TO PARTICIPATE OR WHERE THE ENTITY ALREADY PARTICIPATES, A TERMINATION OF ITS CONTRACT WITH THE DEPARTMENT OF ELDERS AFFAIRS.
	Name of Authorized Representative (Typed)			Title

	Thomas L. Tran			Chief Financial Officer

Signature

	/s/ Thomas L. Tran			June 26, 2012

Remarks

Please see Schedule to Disclosure of Ownership and Control Interest Statement

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SCHEDULE
to Disclosure of Ownership and Control Interest Statement

WellCare of Florida, Inc. d/b/a HealthEase
As of June 26, 2012

Remarks to Section III(a)

The disclosing entity, WellCare of Florida, Inc. d/b/a HealthEase, is an indirect wholly owned subsidiary of WellCare Health Plans, Inc. (“WCG”).  The ownership path is as follows:

WellCare Health Plans, Inc. 8735 Henderson Road Tampa, FL 33634 EIN: 14-1647239
↓
                                                                         100%
WCG Health Management, Inc. 8735 Henderson Road Tampa, FL 33634 EIN: 04-3669698
↓
                                                                         100%
The WellCare Management Group, Inc. 8735 Henderson Road Tampa, FL 33634 EIN: 47-0937650
↓
                                                                         100%
WellCare of Florida, Inc. d/b/a HealthEase 8735 Henderson Road Tampa, FL 33634 EIN: 59-2583622

The stock of WCG is publicly traded on the New York Stock Exchange under the symbol “WCG.”  Information regarding holders of 5% or more of WCG’s publicly traded stock is available in WCG’s Proxy Statement, Schedule 14A, as filed with the U.S. Securities and

1

Exchange Commission (the “SEC”) on April 10, 2012, as well as on Schedules 13G filed by such investors with the SEC with respect to WCG’s stock.

Please note that a person is only eligible to file a Schedule 13G with respect to an issuer’s securities if such person has acquired the securities in the ordinary course of business and not for the purpose nor with the effect of changing or influencing the control of the issuer.

The directors and officers (controlling persons) of the disclosing entity are:

Name	Title(s)	Business Address
Christina C. Cooper	Director, President, Florida and Hawaii Division	WellCare of Florida, 8735 Henderson Road Tampa, FL 33634
Alec Cunningham	Director, President, Chief Executive Officer	WellCare of Florida, 8735 Henderson Road Tampa, FL 33634
Maurice Hebert	Director, Assistant Treasurer, Chief Accounting Officer	WellCare of Florida, 8735 Henderson Road Tampa, FL 33634
Lisa G. Iglesias	Director, Secretary	WellCare of Florida, 8735 Henderson Road Tampa, FL 33634
Thomas L. Tran	Director, Chief Financial Officer, Treasurer	WellCare of Florida, 8735 Henderson Road Tampa, FL 33634

Remarks to Section III(c)

The disclosing entity’s EIN is 59-2583622.  The directors of the disclosing entity are set forth above under the remarks to Section III(a) and are incorporated in this section by reference.

Remarks to Section III(d)

The disclosing entity is not a facility; it is a company that offers health plans.  The owners of the disclosing entity own one pharmacy, Exactus Pharmacy Solutions, Inc. (f/k/a WellCare Specialty Pharmacy, Inc.).  They also own other companies that offer Medicare and/or Medicaid health plans.  The names and addresses of the other companies offering health plans and of Exactus Pharmacy Solutions, Inc. (f/k/a WellCare Specialty Pharmacy, Inc.) are set forth below.  Except where indicated, these companies are owned by The WellCare Management Group, Inc.

2

Name	Address
Exactus Pharmacy Solutions, Inc. (f/k/a WellCare Specialty Pharmacy, Inc.) (owned by WellCare Pharmacy Benefits Management, Inc., which is in turn owned by The WellCare Management Group, Inc.)	4110 George Road Suite 100 Tampa, FL 33634
Harmony Health Plan of Illinois, Inc, (owned by Harmony Health Systems, Inc., which is in turn owned by The WellCare Management Group, Inc.)	200 W. Adams Street, Suite 800 Chicago, IL 60606
HealthEase of Florida, Inc.	8735 Henderson Road Tampa, FL 33634
WellCare Health Insurance of Arizona, Inc. d/b/a ‘Ohana Health Plan	8735 Henderson Road Tampa, FL 33634
WellCare Health Insurance of Illinois, Inc. d/b/a WellCare of Kentucky	200 W. Adams Street, Suite 800 Chicago, IL 60606
WellCare Health Plans of New Jersey, Inc.	33 Washington Street, 1st floor Newark, NJ 07102
WellCare of Connecticut, Inc. (owned by WellCare of New York, Inc.)	127 Washington Street, 4th floor North Haven, CT 06473
WellCare of Georgia, Inc.	211 Perimeter Center Parkway, Suite 800 Atlanta, GA 30346
WellCare of Louisiana, Inc.	11603 Southfork Baton Rouge, LA 70816
WellCare of New York, Inc.	110 Fifth Avenue, 3rd floor New York, NY 10111
WellCare of Ohio, Inc.	Spectrum Building, 6060 Rockside Woods Blvd., Suite #300 Independence, OH 44131
WellCare of Texas, Inc.	2211 Norfolk Street, Suite 300 Houston, TX 77098
WellCare Prescription Insurance, Inc.	8735 Henderson Road Tampa, FL 33634

Remarks to Section IV(b)

There is no anticipated change in ownership with respect to the disclosing entity, WellCare of Florida, Inc. d/b/a HealthEase (“WCFL”). However, in the interest of full disclosure, HealthEase of Florida, Inc., an affiliate of WCFL, will be merged into WCFL as of July 1, 2012.

-  -
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July 2012		Contract XT220

ATTACHMENT VIII
SWORN STATEMENT PURSUANT TO SECTION 287.133(3)(a),

THIS FORM MUST BE SIGNED AND SWORN TO IN THE PRESENCE OF A NOTARY PUBLIC OR OTHER OFFICIAL AUTHORIZED TO ADMINISTER OATHS.

1.	This sworn statement is submitted to	Department of Elder Affairs
(print name of the public entity)
by	Christina Cooper, President, FL & HI Division
(print individual's name and title)
for	WellCare of Florida, Inc. dba HealthEase
(print name of entity submitting sworn statement)
	whose business address is	8725 Henderson Road
Tampa, FL 33634
and, if applicable, its Federal Employer Identification Number (FEIN) is 59-2583622

If the entity has no FEIN, include Social Security Number of the individual signing this sworn statement:

2.
I understand that a "public entity crime" as defined in Paragraph 287.133(1)(g), Florida Statutes, means a violation of any state or federal law by a person with respect to and directly related to the transaction of business with any public entity or with an agency or political subdivision of any other state or of the United States, including, but not limited to, any bid or contract for goods or services to be provided to any public entity or an agency or political subdivision of any other state or of the United States and involving antitrust, fraud, theft, bribery, collusion, racketeering, conspiracy, or material representation.

3.
I understand that "convicted" or "conviction" as defined in Paragraph 287.133(1)(b), Florida Statutes, means a finding of guilt or a conviction of a public entity crime, with or without an adjudication of guilt, in any federal or state trial court of record relating to charges brought by indictment or information after July 1, 1989, as a result of a jury verdict, non-jury trial, or entry of a plea of guilty or nolo contendere.

4.	I understand that an "affiliate" as defined in Paragraph 287.133(1)(a), Florida Statutes, means:

1.	A predecessor or successor of a person convicted of a public entity crime; or
2.
An entity under the control of any natural person who is active in the management of the entity and who has been convicted of a public entity crime. The term "affiliate" includes those officers, directors, executives, partners, shareholders, employees, members, and agents who are active in the management of the affiliate. The ownership by one person of shares constituting a controlling interest in another person, or a pooling of equipment or income among persons when not for fair market value under an arm's length agreement, shall be a prima facie case that one person controls another person. A person who knowingly enters into a joint venture with a person who has been convicted of a public entity crime in Florida during the preceding 36 months shall be considered an affiliate.

5.
I understand that a "person" as defined in Paragraph 287.133(1)(e), Florida Statutes, means any natural person or entity organized under the laws of any state or of the United States with the legal power to enter into a binding contract and which bids or applies to bid on contracts for the provision of goods or services let by a public entity, or which otherwise transacts or applies to transact business with a public entity. The term "person" includes those officers, directors, executives, partners, shareholders, employees, members, and agents who are active in management of an entity.

6.	Based on information and belief, the statement which I have marked below is true in relation to the entity submitting this sworn statement. (Indicate which statement applies.)

X
Neither the entity submitting this sworn statement, nor any of its officers, directors, executives, partners, shareholders, employees, members, or agents who are active in the management of the entity, nor any affiliate of the entity has been charged with and convicted of a public entity crime subsequent to July 1, 1989.

_____
The entity submitting this sworn statement, or one or more of its officers, directors, executives, partners, shareholders, employees, members, or agents who are active in the management of the entity, or an affiliate of the entity has been charged with and convicted of a public entity subsequent to July 1, 1989.

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July 2012	Contract XT220

_____
The entity submitting this sworn statement, or one or more of its officers, directors, executives, partners, shareholders, employees, members, or agents who are active in the management of the entity, or an affiliate of the entity has been charged with and convicted of a public entity subsequent to July 1, 1989. However, there has been a subsequent proceeding before a Hearing Officer of the State of Florida, Division of Administrative Hearings and the Final Order entered by the Hearing Officer determined that it was not in the public interest to place the entry submitting this sworn statement on the convicted vendor list. (Attach a copy of the final order.)

I UNDERSTAND THAT THE SUBMISSION OF THIS FORM TO THE CONTRACTING OFFICER FOR THE PUBLIC ENTITY IDENTIFIED IN PARAGRAPH 1 (ONE) ABOVE IS FOR THAT PUBLIC ENTITY ONLY AND, THAT THIS FORM IS VALID THROUGH DECEMBER 31 OF THE CALENDAR YEAR IN WHICH IT IS FILED. I ALSO UNDERSTAND THAT I AM REQUIRED TO INFORM THE PUBLIC ENTITY PRIOR TO ENTERING INTO A CONTRACT IN EXCESS OF THE THRESHOLD PROVIDED IN SECTION 287.017, FLORIDA STATUTES FOR CATEGORY TWO OF ANY CHANGE IN THE INFORMATION CONTAINED IN THIS FORM.

(signature)

(date)

STATE OF	FLORIDA

COUNTY OF	HILLSBOROUGH

PERSONALLY APPEARED BEFORE ME, the undersigned authority

Christina Cooper		who, after first being sworn by me, affixed his/her signature in the
(name of individual signing)

space provided above this 26th day of June , ~~19~~ 2012
[NOTARY PUBLIC]

		Emily A. Merlin	/s/Emily Merlin
		MY COMMISSION #DD 868288	NOTARY PUBLIC
EXPIRES: April 23, 2012
My commission expires: _____________________		Bonded Thru Notary Public Underwriters
Jan2001
Form 102 Sworn Statement Public Entity Crimes

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ATTACHMENT IX
MULTIPLE SIGNATURE VERIFICATION AGREEMENT

Account Number: _____________________________

In consideration of the mutual promises and undertakings expressed herein, this Agreement is entered into between                US Bank                      Bank (“Bank”) and             HEFL              Long-Term Care Diversion Provider (“Provider”), effective as of the     15     day of         September       , 2011.

1.  Provider is opening the Bank business investment account referenced by number above (“the Account”), pursuant to the conditions contained in the agreement entered between Provider and the Office of the Secretary of the Department of Elder Affairs, State of Florida Department of Elder Affairs (“DOEA”) dated September 1, 2011.

2.  Pursuant to its agreement with DOEA, Provider desires, and Bank agrees to provide, a “hold” on the account so that withdrawals may be made only by properly authorized written request, and upon manual examination of the requests, which service shall be subject to the terms and restrictions set forth below.

3.  Bank will only honor written requests for withdrawals that bear the signatures of two authorized representatives of DOEA and two signatures of authorized representatives of Provider. DOEA and Provider will provide to Bank examples of the signatures of the authorized representatives.

4.  Provider will present the written, properly executed requests for withdrawal to    Glenda D. Webb         , at Bank, located at  225 Water Street, Ste. 700, Jacksonville, Florida, 32202, between the hours of 8:00 am and 4:00 pm, EST, during banking business days. The request will contain the Account number, the amount of the funds to be withdrawn, a description of the payee who shall receive the funds, and the signatures of two authorized representatives of DOEA and two signatures of authorized representatives of Provider.

5.  Bank agrees to review the requests; draft the Account for the amount of the requested withdrawal, and prepare a Bank Official Check in the withdrawn amount, in accordance with the terms of the request. Bank agrees to undertake the above and make the Check available to Provider no later than the close of the banking day following the banking day in which the request was presented to Bank in accordance with Paragraph 4, above. [Optional language: Provider agrees to pay to Bank a fee of $5.00 for each Official Bank Check issued.]

6.  Bank shall return to Provider any request that does not meet the above-described requirements. Bank shall have the sole discretion to determine whether the requirements have been met.

7.  Pursuant to its agreement with DOEA, Provider agrees that in the event that DOEA determines Provider to be insolvent and notifies Bank of its determination, DOEA may make withdrawals on the account by two authorized representatives of DOEA, without authorized signatures from Provider. Bank shall not be responsible or liable for determining insolvency. Bank shall not be required to permit withdrawals upon the sole order of DOEA until written notification is received from DOEA at the address described in Paragraph 4, and Bank has had a reasonable time to act thereon but in no event later than two (2) business days.

8.  Except to the extent that Bank is negligent in performing its duties under this Agreement, Provider shall indemnify and hold Bank harmless against any claim, loss, liability, damage, cost or expense (including reasonable attorneys’ fees incurred by Bank) arising out of or in any way relating to Bank’s compliance with the terms of this Agreement.

9.  This Agreement shall supplement the Bank Deposit Agreement, any corporate or other resolution of Provider relating to the Account, and any other agreements or terms affecting the Account. All legal rights and obligations of Provider and Bank under such other documents and pursuant to any applicable laws and banking regulations shall remain in effect, except as expressly modified by this Agreement.

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10.    This Agreement shall be executed by all currently authorized signers on the Account, and it shall continue in effect notwithstanding any subsequent change of authorized signers, and without any requirement that it be re-executed or amended.

11.   This Agreement may be terminated at any time by Bank or Provider, provided Provider provides Bank written approval from DOEA, and provided that the indemnification provision of paragraph 7 above shall continue in effect after any such termination with respect to any withdrawals or requests handled by Bank prior to such termination. This Agreement shall be binding upon and shall inure to the benefit of any successors and assigns of Provider, DOEA, and Bank.

The undersigned parties have executed this Agreement through their duly authorized representatives as of the date shown above.

BANK

By:
Title:

PROVIDER

By:
Title:

PROVIDERS'S CERTIFICATION OF AUTHORITY

The undersigned hereby certifies that: (1) (s)he is the Secretary of ____________________________ Provider; and (2) the foregoing Agreement is consistent with any corporate or other resolution(s) of Provider previously or contemporaneously provided to Bank.

By:	Lisa G. Iglesias /s/ Lisa Iglesias
Title:	Secretary
Date of Certification

[Affix corporate seal]

AUHORIZED SIGNATURES

PROVIDER	DEPARTMENT OF ELDER AFFAIRS
/s/ Thomas L. Tran	______________________________________________________________________
Title SVP and Chief Financial Office Print Name: Thomas L. Tran	Deputy Secretary Print Name:____________________________________________________________
/s/Goran Jankovic	_______________________________________________________________________
Title VP Treasury Print Name: Goran Jankovic	Chief Financial Officer Print Name:_____________________________________________________________
____________________________________________________________________________	________________________________________________________________________
Title Print Name:_________________________________________________________________	Print Name:______________________________________________________________

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ATTACHMENT X

AGREEMENT TO PROVIDE SERVICES TO INDIVIDUALS IDENTIFIED AS MEDICAID PENDING

No, Contractor does not elect to provide services to individuals designated as Medicaid Pending.
X	Yes, Contractor elects to provide services to individuals designated as Medicaid Pending.

By checking YES above, Contractor agrees to provide services to individuals referred to them by CARES who have been designated as Medicaid Pending in accordance with Section 430.705(5), Florida Statutes. The Contractor will meet all conditions of this contract and the following:

a.	The Contractor is responsible for compliance with all pertinent insurance laws and regulations prior to providing services to Medicaid Pending individuals.
b.	CARES staff will refer individuals, identified as Medicaid pending and who choose to receive Medicaid Pending services, to the chosen Contractor. Included with the referral will be the Freedom of Choice form, 701 B Assessment, 3008, Informed Consent, and the Level of Care.
c.	The Contractor may assist Medicaid pending individuals through the Medicaid financial eligibility process by submitting the ACCESS Florida Application (online or hardcopy) to the Department of Children and Families and when contacted by DCF, forward at a minimum the following documentation: Financial Release (CF ES 2613), CARES’ level of care decision (Form 603) and the Certification of Enrollment Status (HCBS) (CF-AA 2515). Applications may be completed and submitted online at the following website: www.myflorida.com/accessflorida
d.	Once the individual is determined financially eligible or ineligible by DCF, the Contractor must notify CARES and provide a copy of the Notice of Case Action within (2) two business days of receipt.
e.	The Contractors will be responsible for submitting 834 enrollment transactions to the Medicaid fiscal agent on the regular submission date for Medicaid pending individuals. The enrollment date will be retroactive to the first of the month following the CARES eligibility determination.
f.	Services must be in place on the first of the month following the CARES eligibility determination.
g.	The Contractor will be paid the capitation rate for services rendered retroactive to the first of the month following the CARES eligibility determination. The Contractor shall make available, on request from the Department, proof of services, which meet the timeframes listed above.
h.	Payment will be made once full financial eligibility has been determined.
i.	In the event the individual is determined not to be financially eligible by the Department of Children & Families, the Contractor must notify CARES and can seek reimbursement from the individual in accordance with the Medicaid Coverage and Limitations Handbooks and the associated fee schedules.

Signature	Christina Cooper

Date	6/26/2012

Christina Cooper
Name and Title of Authorized Individual (Print or type)

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ATTACHMENT B

STATE OF FLORIDA DEPARTMENT OF ELDER AFFAIRS
CIVIL RIGHTS COMPLIANCE CHECKLIST
Program/Facility Name	County	AAA/Contractor
Address	Completed By
City, State, Zip Code	Date	Telephone

            PART I. READ THE ATTACHED INSTRUCTIONS FOR ILLUSTRATIVE INFORMATION WHICH WILL HELP YOU IN THE COMPLETION OF THIS FORM.

1.	Briefly describe the geographic area served by the program/facility and the type of service provided:

2. POPULATION OF AREA SERVED. Source of data:
Total #	% White	% Black	% Hispanic	% Other	% Female
3. STAFF CURRENTLY EMPLOYED. Effective date:
Total #	% White	% Black	% Hispanic	% Other	% Female	% Disabled
4. CLIENTS CURRENTLY ENROLLED OR REGISTERED. Effective date:
Total #	% White	% Black	% Hispanic	% Other	% Female	% Disabled	% Over 40
5. ADVISORY OR GOVERNING BOARD, IF APPLICABLE.
Total #	% White	% Black	% Hispanic	% Other	% Female	% Disabled
PART II. USE A SEPARATE SHEET OF PAPER FOR ANY EXPLANATIONS REQUIRING MORE SPACE.

6.      Is an Assurance of Compliance on file with DOEA? If NA or NO explain.
NA	YES	NO

7.      Compare staff composition to the population. Is staff representative of the population? If NA or NO Explain.
NA	YES	NO

8.      Compare the client composition to the population. Are race and sex characteristics representative of the population? If NA or NO, explain.
NA	YES	NO

9.      Are eligibility requirements for services applied to clients and applicants without regard to race, color, national origin, sex, age, religion or disability? If NA or NO, explain.
NA	YES	NO

10.    Are all benefits, services and facilities available to applicants and participants in an equally effective manner regardless of race, sex, color, age, national origin, religion or disability? If NA or NO, explain.
NA	YES	NO

11.    For in-patient services, are room assignments made without regard to race, color, national origin or disability? If NA or NO, explain.
NA	YES	NO

Revised May 2008, Page 1 of 2

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12.    Is the program/facility accessible to non-English speaking clients?  If NA or NO, explain.
NA	YES	NO

13.    Are employees, applicants and participants informed of their protection against discrimination?
         If YES, how? Verbal ____ Written ____ Poster ____ If NA or NO, explain.
NA	YES	NO

14.    Give the number and current status of any discrimination complaints regarding services or employment filed against the program/facility.
NA	NUMBER

15.    Is the program/facility physically accessible to mobility, hearing and sight-impaired individuals? If NA or NO, explain.
NA	YES	NO

PART III. THE FOLLOWING QUESTIONS APPLY TO PROGRAMS AND FACILITIES WITH 15 OR MORE EMPLOYEES.

16.    Has a self-evaluation been conducted to dentify any barriers to serving disabled individuals, and to make any necessary modifications? If NO, explain.
YES	NO

17.    Is there an established grievane procedure that incorporates due process in the resolution of complaints? If NO, explain
YES	NO

18.    Has a person been designated to coordinate Section 504 compliance activities?  If NO, explain.
YES	NO

19.    Do recruitment and notification materials advise applicants, employees and participatns to nondiscrimination on the basis of disabilty?  If NO, explain.
YES	NO

20.    Are auxilary aids available to assure accessibility of services to hearing and sight-impaired individuals?  If NO, explain.
YES	NO

PART IV. FOR PROGRAMS OR FACILITIES WITH 50 OR MORE EMPLOYEES AND FEDERAL CONTRACTS OF $50,000.00 OR MORE.
21.    Do you have a written affirmation action plan?  If NO, explain.
YES	NO

DOEA USE ONLY
Reviewed By		In Compliance: YES NO
Program Office		*Notice of Corrective Action Sent
Date	Telephone	Response Due / /
On-Site Desk Review		Response Received / /

Revised May 2008, Page 2 of 2

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INSTRUCTIONS FOR THE CIVIL RIGHTS COMPLIANCE CHECKLIST

1.
Describe the geographic service area such as a district, county, city or other locality. If the program/facility serves a specific target population such as adolescents, describe the target population. Also, define the type of service provided.

2.
Enter the percent of the population served by race and sex. The population served includes persons in the geographical area for which services are provided such as a city, county or other regional area. Population statistics can be obtained from local chambers of commerce, libraries, or any publication from the 1980 Census containing Florida population statistics. Include the source of your population statistics. (“Other” races include Asian/Pacific Islanders and American Indian/Alaskan Natives.)

3.	Enter the total number of full-time staff and their percent by race, sex and disability. Include the effective date of your summary.

4.
Enter the total number of clients who are enrolled, registered or currently served by the program or facility, and list their percent by race, sex and disability. Include the date that enrollment was counted.

5.	Enter the total number of advisory board members and their percent by race, sex, and disability. If there is no advisory or governing board, leave this section blank.

6.
Each recipient of federal financial assistance must have on file an assurance that the program will be conducted in compliance with all nondiscriminatory provisions as required in 45 CFR 80. This is usually a standard part of the contract language for DOEA recipients and their sub-grantees, 45 CFR 80.4 (a).

7.	Is the race, sex, and national origin of the staff reflective of the general population? For example, if 10% of the population is Hispanic, is there a comparable percentage of Hispanic staff?

8.
Where there is a significant variation between the race, sex or ethnic composition of the clients and their availability in the population, the program/facility has the responsibility to determine the reasons for such variation and take whatever action may be necessary to correct any discrimination. Some legitimate disparities may exist when programs are sanctioned to serve target populations such as elderly or disabled persons, 45 CFR 80.3 (b) (6).

9.
Do eligibility requirements unlawfully exclude persons in protected groups from the provision of services or employment? Evidence of such may be indicated in staff and client representation (Questions 3 and 4) and also through on-site record analysis of persons who applied but were denied services or employment, 45 CFR 80.3 (a) and 45 CFR 80.1 (b) (2).

10.
Participants or clients must be provided services such as medical, nursing and dental care, laboratory services, physical and recreational therapies, counseling and social services without regard to race, sex, color, national origin, religion, age or disability. Courtesy titles, appointment scheduling and accuracy of record keeping must be applied uniformly and without regard to race, sex, color, national origin, religion, age or disability. Entrances, waiting rooms, reception areas, restrooms and other facilities must also be equally available to all clients, 45 CFR 80.3 (b).

11.
For in-patient services, residents must be assigned to rooms, wards, etc., without regard to race, color, national origin or disability. Also, residents must not be asked whether they are willing to share accommodations with persons of a different race, color, national origin, or disability, 45 CFR 80.3 (a).

12.
The program/facility and all services must be accessible to participants and applicants, including those persons who may not speak English. In geographic areas where a significant population of non-English speaking people live, program accessibility may include the employment of bilingual staff. In other areas, it is sufficient to have a policy or plan for service, such as a current list of names and telephone numbers of bilingual individuals who will assist in the provision of services, 45 CFR 80.3 (a).

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13.
Programs/facilities must make information regarding the nondiscriminatory provisions of Title VI available to their participants, beneficiaries or any other interested parties. This should include information on their right to file a complaint of discrimination with either the Florida Department of Elder Affairs or the U.S. Department of HHS. The information may be supplied verbally or in writing to every individual, or may be supplied through the use of an equal opportunity policy poster displayed in a public area of the facility, 45 CFR 80.6 (d).

14.
Report number of discrimination complaints filed against the program/facility. Indicate the basis, e.g., race, color, creed, sex, age, national origin, disability, retaliation; the issues involved, e.g., services or employment, placement, termination, etc. Indicate the civil rights law or policy alleged to have been violated along with the name and address of the local, state or federal agency with whom the complaint has been filed. Indicate the current status, e.g., settled, no reasonable cause found, failure to conciliate, failure to cooperate, under review, etc.

15.
The program/facility must be physically accessible to disabled individuals. Physical accessibility includes designated parking areas, curb cuts or level approaches, ramps and adequate widths to entrances. The lobby, public telephone, restroom facilities, water fountains, information and admission offices should be accessible. Door widths and traffic areas of administrative offices, cafeterias, restrooms, recreation areas, counters and serving lines should be observed for accessibility. Elevators should be observed for door width and Braille or raised numbers. Switches and controls for light, heat, ventilation, fire alarms, and other essentials should be installed at an appropriate height for mobility-impaired individuals.

16.
Section 504 of the Rehabilitation Act of 1973 requires that a recipient of federal financial assistance conduct a self-evaluation to identify any accessibility barriers. Self-evaluation is a four step process:

a.	With the assistance of a disabled individual/organization, evaluate current practices and policies which do not comply with Section 504.
b.	Modify policies and practices that do not meet Section 504 requirements.
c.	Take remedial steps to eliminate any discrimination that has been identified.
d.	Maintain self-evaluation on file. (This checklist may be used to satisfy this requirement if these four steps have been followed.), 45 CFR 84.6.

17.
Programs or facilities that employ 15 or more persons must adopt grievance procedures that incorporate appropriate due process standards and provide for the prompt and equitable resolution of complaints alleging any action prohibited by Section 504.45 CFR 84.7 (b).

18.	Programs or facilities that employ 15 or more persons must designate at least one person to coordinate efforts to comply with Section 504.45 CFR 84.7 (a).

19.
Continuing steps must be taken to notify employees and the public of the program/facility’s policy of nondiscrimination on the basis of disability. This includes recruitment material, notices for hearings, newspaper ads, and other appropriate written communication, 45 CFR 84.8 (a).

20.
Programs/facilities that employ 15 or more persons must provide appropriate auxiliary aids to persons with impaired sensory, manual or speaking skills where necessary. Auxiliary aids may include, but are not limited to, interpreters for hearing impaired individuals, taped or Braille materials, or any alternative resources that can be used to provide equally effective services, (45 CFR 84.52 (d).

21.
Programs/facilities with 50 or more employees and $50,000.00 in federal contracts must develop, implement and maintain a written affirmative action compliance program in accordance with Executive Order 11246. 41 CFR 60 and Title VI of the Civil Rights Act of 1964, as amended.

DOEA Form 101-B, Revised May 2008

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ATTACHMENT D

Provider's State Contracts List

PROVIDER INFORMATION:		REPORT PERIOD: FROM
TO
Name:	Phone #:

Address:	Email:

FEID:	Contact:

	Contract #	Contract/Program Name	State Agency/Program	Start Date	End Date	Description of Contract Purpose/Types of Services	Contract Manager	Phone #	Contract Amount
1
2									$-
3									$-
4									$-
5									$-
6									$-
7									$-
8									$-
9									$-
10									$-
11									$-
12									$-
13									$-
14									$-
15									$-
16									$-
17									$-
18									$-
19									$-
20
Total

SIGNATURE:	DATE:

TITLE:

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ATTACHMENT G

BACKGROUND SCREENING

Affidavit of Compliance

AUTHORITY: This form is required annually of all employers to comply with the attestation requirements set forth in section 435.05(3), Florida Statutes.

>
The term "employer" means any person or entity required by law to conduct background screening, including but not limited to. Area Agencies on Aging, Aging Resource Centers, Aging and Disability Resource Centers, Lead Agencies, Long-Term Care Ombudsman Program, Service Providers, Diversion Providers, and any other person or entity which hires employees or has volunteers in service who meet the definition of a direct service provider. See §§ 435.02, 430.0402, Fla. Stat.

>
A direct service provider is a person at least 18 years of age who, pursuant to a program to provide services to the elderly, has direct face-to-face contact with a client while providing services, or has access to the client's living area, funds, or personal property.  A direct service provider also includes coordinators, managers, and supervisors of residential facilties; and volunteers. § 430.0402, Fla. Stat.

ATTESTATION:

As the duly authorized representative of	WellCare of Florida, Inc. dba HealthEase
                         Employer Name

located at	8725 HendersonRd Tampa FL 33634
Street Address                                                         City                                                            State                                         Zipcode

I,	Christina Cooper	do hereby affirm under penalty of perjury, that level 2 background screening has been conducted in compliance with the provisions of Chapter 435 and section 430.0402, Florida Statutes.
Name of Representative

/s/Christina Cooper
Signature of Representative

6/26/12
Date

STATE OF FLORIDA COUNT OF HILLSBOROUGH

Sworn to or affirmed) and subscribed before me this 26th day of June , 2012, by

Christina Cooper (Name of Representative) who is personally known to me ~~or produced _________________________________________________________ as proof of identification.~~

[Notary Stamp] EMILY A. MERLIN MY COMMISSION #DD 868288 EXPIRES: April 23, 2013 Bonded Thru Notary Public Underwriters	/s/Emily A. Merlin
Print, Type, or Stamp Commissioned Name of Notary Public	Notary Public

DOEA Form 235, Affidavit of Compliane, Effective 9-1-11	Section 435.05(3), F.S.
Form available at: http://elderaffairs.state.fl.us/english/backgroundscreening.php

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ATTACHMENT H

CERTIFICATION REGARDING SCRUTINIZED COMPANIES LISTS

The undersigned, an authorized representative of the Contractor named in the contract or agreement to which this form is an attachment, hereby certifies that:

(1)
The Contractor understands that pursuant to s. 287.135 F.S., any company at the time of bidding or submitting a proposal for a new contract or renewal of an existing contract, that is on the “Scrutinized Companies with Activities in Sudan List” or the “Scrutinized Companies with Activities in the Iran Petroleum Sector List (collectively, “the Lists”) is ineligible for, and may not bid on, submit a proposal for, or enter into or renew a contract with the Department of Elder Affairs (Department) for goods or services of $1 million or more.

(2)
The Contractor understands that, pursuant to s. 287.135 F.S., any company that submits a false certification to the Department is subject to civil penalties, attorney’s fees and costs and any costs for investigations that led to the finding of false certification.

(3)	The Contractor understands that the contract to which this form is an attachment may be terminated by the Department if the Contractor submits a false certification or has been placed on the Lists.

This certification, required by Florida law, is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction.

/s/Christina Cooper	6/26/2012
Signature	Date
(Same as contract signature)

President, FL & HI Division
Ttitle

WellCare of Florida, Inc. dba HealthEase
Company Name

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ATTACHMENT J

VERIFICATION OF EMPLOYMENT STATUS CERTIFICATION

As a condition of contracting with the Department of Elder Affairs, WellCare of Florida, Inc. dba HealthEase, hereby referred to as Contractor certifies the use of the U.S. Department of Homeland Security’s E-Verify system to verify employment eligibility of (a) all persons employed during the contract term to perform employment duties within the State of Florida and (b) all persons (including subcontractors) assigned by the Contractor to perform work pursuant to the contract with the Department of Elder Affairs.

Christina Cooper	6/26/2012
Signature	Date
(Same as contract signature)

President, FL & HI Division
Ttitle

WellCare of Florida, Inc. dba HealthEase
Company Name

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EXHIBIT A

CAPITATION RATES
Provider ID	Provider Name	County Name	9/1/2011-8/31/2012 Diversion Capitation Rate
0055758-00	WellCare of Florida, Inc.dba HealthEase	Escambia	$1,646.24
0055758-01	WellCare of Florida, Inc.dba HealthEase	Santa Rosa	$1,646.24

                      The following table lists the initial rates for prospective expansions.
PSA	Counties	9/1/2011-8/31/2012 Diversion Capitation Rate

1	Escambia, Okaloosa Santa Rosa, and Walton	$1,646.24
2	Bay, Calhoun, Franklin, Gadsden, Gulf, Holmes, Jackson, Jefferson, Leon, Liberty, Taylor, Wakulla, and Washington	$1,430.59
3	Alachua, Bradford, Citrus, Columbia, Dixie, Gilchrist, Hamilton, Hernando, Lake, Levy, Marion, Putman, Sumter, Suwannee, and Union	$1,448.38
4	Baker, Clay, Duval, Flagler, Nassau, St. Johns, and Volusia	$1,347.32
5	Pasco and Pinellas	$1,459.66
6	Hardee, Highlands, Hillsborough, Manatee, and Polk	$1,427.22
7	Brevard, Orange, Osceola, and Seminole	$1,290.18
8	Charlotte, Collier, DeSoto, Glades, Hendry, Lee, and Sarasota	$1,522.48
9	Indian River, Martin, Okeechobee, Palm Beach, and St. Lucie	$1,434.39
10	Broward	$1,423.05
11	Miami-Dade and Monroe	$1,553.55

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EXHIBIT B

Long-Term Care Community Diversion Pilot Project
Disenrollment Summary Report

(Plan Name)

(Reporting Month)

    Were any disenrollments filed during this reporting month?
    YES □         NO □

  DISENROLLMENT
	Last Name	First Name	Medicaid ID#	County Name	Provider Number	Disenrollment Reason Code*	Disenrollment Reason Occurrence Date
1
2
3
4
5

   *Disenrollement Reason Codes:
EXP = Death	FRD = Fraudulent use of Medicaid or plan ID card	NET = Moved to an out-of-network nursing home

ELG = Lost Medicaid eligibility	INC = Incarceration	ALF = Moved to an out-of-network ALF

PRJ = Lost project eligibility	SDA = Dissatisfaction with quality and/or quantity of services	OUT = No longer wish to participate in diversion program

CTY = Moved outside of Contractor's service area		TFR = Transfer to another provider

SUMMARY
Total Disenrollments:

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EXHIBIT C

Encounter Data Report

These data must be provided as reported quarterly in two ASCII fixed-length text files. One file will contain long-term care services and a separate file will contain acute care services. Each file will contain one (1) row/record for each enrollee for each month they receive services. For example, if an enrollee were enrolled for an entire quarter, you would include three separate rows/records in each of the two files submitted for the quarter, where each row represents services received during the one-month period. The acute care services would be recorded in one file and long-term care services would be reported in the other. These two files, the Long-Term Care Services file and the Acute Care Services file, must be submitted once every quarter to your DOEA contract manager. The Contractor has up to three months after the last month in a specific quarter to submit the quarterly files (initial submission). Contractor resubmissions are due no later than February of each year for the prior year’s initial submissions.

If no units of service are provided in a particular category or if the category is not applicable to you, fill that field with the specified number of spaces (using the spacebar) that match that particular field length. Right justify all fields unless noted otherwise. For amount paid, include the sum of Medicaid and Medicare crossover claims (deductibles and co-payments for Medicare claims). Medicare crossovers are amounts that are billed to Medicaid for those Medicaid enrollees who are also eligible for Medicare. If you have questions about the definitions of these services please reference the appropriate Medicaid coverage and limitations handbook for Medicaid State Plan Services. Note: Please do not use commas between fields and round currency to the nearest dollar amount.

For individuals designated “Medicaid Pending” who do not yet have a Medicaid ID, the Medicaid ID field must be set to “PENDING”.

The Encounter Data Report shall be submitted by the Contractor electronically to the Department within three (3) months of the end of the reporting calendar quarter.

The Contractor shall resubmit files with more current data during the subsequent reporting quarter to replace the data previously submitted. The previously submitted data will be discarded, and the more recent data will be utilized.

    FILE 1: Long-Term Care Services
Field Name	Description	Unit of Measurement	Field Length	Start Col.	End Col.	Text/ Numeric
SSN	Social Security Number (left justify)	000000000	9	1	9	Numeric
MEDICAID	Medicaid ID Number	0000000000	10	10	19	Numeric
ENROLL	Initial Date of Program Enrollment	MMYYYY	6	20	25	Numeric
DISENROL	Date of Disenrollment, if Applicable	MMYYYY	6	26	31	Numeric
REINST	Reinstate date	MMYYYY	6	32	37	Numeric
ALF	ALF Resident Indicator	1=Yes; 2=No	1	38	38	Numeric
MONTH	Report Month	MMYYYY	6	39	44	Numeric
ADMINS	Administrative Costs	Amount Paid	6	45	50	Numeric
LONG-TERM CARE SERVICES	DESCRIPTION	UNIT OF SERVICE/ COST
ADCOMP	Adult Companion Services	15 Minute Unit	4	51	54	Numeric
ADCOMPS	Adult Companion Services	Amount Paid	6	55	60	Numeric
ADAYHLTH	Adult Dav Health Services	15 Minute Unit	4	61	64	Numeric
ADAYHL$	Adult Dav Health Services	Amount Paid	6	65	70	Numeric
ALFSVS	Assisted Living Services	Davs	2	71	72	Numeric
ALFSVS$$	Assisted Living Services	Amount Paid	6	73	78	Numeric
ATTCARE	Attendant Care Services	15 Minute	4	79	82	Numeric

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Field Name	Description	Unit of Measurement	Field Length	Start Col.	End Col.	Text/ Numeric
		Unit
ATTCARE$	Attendant Care Services	Amount Paid	6	83	88	Numeric
CASEAID	Case Aide	15 Minute Unit	4	89	92	Numeric
CASEAID$	Case Aide	Amount Paid	6	93	98	Numeric
CASEMGMT	Case Management (Internal)	15 Minute Unit	4	99	102	Numeric
CASEMGT$	Case Management (Internal)	Amount Paid	6	103	108	Numeric
CHORE	Chore Services	15 Minute Unit	2	109	110	Numeric
CHORES	Chore Services	Amount Paid	6	111	116	Numeric
COM MH	Community Mental Health	Visit	2	117	118	Numeric
COM MHS	Community Mental Health	Amount Paid	6	119	124	Numeric
CNMS SS	Consumable Medical Supplies	Amount Paid	6	125	130	Numeric
COUNSEL	Counseling	15 Minute Unit	4	131	134	Numeric
COUNSELS		Amount Paid	6	135	140	Numeric
DME SS	Durable Medical Eauipment	Amount Paid	6	141	146	Numeric
ENVIRAA	Environmental Accessibility Adaptations	Job	2	147	148	Numeric
ENVIRRAAS	Environmental Accessibility Adaptations	Amount Paid	6	149	154	Numeric
ESCORT	Escort Services	15 Minute Unit	4	155	158	Numeric
ESCORTS	Escort Services	Amount Paid	6	159	164	Numeric
FAMT I	Family Training Services (Individual)	15 Minute Unit	2	165	166	Numeric
FAMT IS	Family Training Services (Individual)	Amount Paid	6	167	172	Numeric
FAMT G	Family Training Services (Group)	15 Minute Unit	2	173	174	Numeric
FAMT GS	Family Training Services (Group)	Amount Paid	6	175	180	Numeric
FINARRS	Financial Assessment/Risk Reduction Services	15 Minute Unit	4	181	184	Numeric
FINARRS	Financial Assessment/Risk Reduction Services	Amount Paid	6	185	190	Numeric
FINM RRS	Financial Maintenance/Risk Reduction Services	15 Minute Unit	4	191	194	Numeric
FINM RRS	Financial Maintenance/Risk Reduction Services	Amount Paid	6	195	200	Numeric
HDMEAL	Home Delivered Meals	Meal	2	201	202	Numeric
HDMEALS	Home Delivered Meals	Amount Paid	6	203	208	Numeric
HOMESRVS	Homemaker Services	15 Minute Unit	4	209	212	Numeric
HOMESRVCS	Homemaker Services	Amount Paid	6	213	218	Numeric
MH CM	Mental Health Case Management	15 Minute Unit	4	219	222	Numeric
MH CMS	Mental Health Case Management	Amount Paid	6	223	228	Numeric
SNF	Nursing Facility Services- Long-term	Days	2	229	230	Numeric
SNF SS	Nursing Facility Services-Long-term	Amount Paid	6	231	236	Numeric
NUTR RRS	Nutritional Assessment/Risk Reduction Services	15 Minute Unit	4	237	240	Numeric
NUTR RRS	Nutritional Assessment/Risk Reduction Services	Amount Paid	6	241	246	Numeric
OT	Occupational Therapy	15 Minute	4	247	250	Numeric

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Field Name	Description	Unit of Measurement	Field Length	Start Col.	End Col.	Text/ Numeric
		Unit
OT$	Occupational Therapv		6	251	256
PCS	Personal Care Services	15 Minute Unit	4	257	260	Numeric
PC$	Personal Care Services	Amount Paid	6	261	266
PERS I	Personal Emergency Response Svstem Installation	Job	2	267	268	Numeric
PERS I$	Personal Emergencv Response Svstem Installation	Amount Paid	6	269	274	Numeric
PERS M	Personal Emergencv Response Svstem - Maintenance	Dav	2	275	276	Numeric
PERS M$	Personal Emergencv Response Svstem- Maintenance	Amount Paid	6	277	282	Numeric
PEST I	Pest Control - Initial Visit	Job	2	283	284	Numeric
PEST I$	Pest Control-Initial Visit	Amount Paid	6	285	290	Numeric
PEST M	Pest Control - Maintenance	Month	1	291	291	Numeric
PEST M$	Pest Control- Maintenance	Amount Paid	6	292	297	Numeric
PT	Phvsical Therapv	15 Minute Unit	4	298	301	Numeric
PT$	Phvsical Therapv	Amount Paid	6	302	307	Numeric
RISKREDU	Phvsical Risk Assessment and Reduction	15 Minute Unit	4	308	311	Numeric
RISKRED$	Phvsical Risk Assessment and Reduction	Amount Paid	6	312	317	Numeric
PRIVNURS	Private Dutv Nursing Services	15 Minute Unit	4	318	321	Numeric
PRIVNUR$	Private Dutv Nursing Services	Amount Paid	6	322	327	Numeric
PT R	Registered Phvsical Therapist	Visit	2	328	329	Numeric
PT R$	Registered Phvsical Therapist	Amount Paid	6	330	335	Numeric
RSPTH	Respiratorv Therapv	15 Minute Unit	4	336	339	Numeric
RSPTH$	Respiratorv Therapv	Amount Paid	6	340	345	Numeric
RESP HM	Respite Care - In Home	15 Minute Unit	4	346	349	Numeric
RESP HM$	Respite Care- In Home	Amount Paid	6	350	355	Numeric
RESP FAC	Respite Care - Facilitv-Based	Davs	2	356	357	Numeric
RESP FA$	Respite Care- Facilitv-Based	Amount Paid	6	358	363	Numeric
NURSE	Skilled Nursing	Visit	4	364	367	Numeric
NURSES	Skilled Nursing	Amount Paid	6	368	373	Numeric
SPTH	Speech Therapv	15 Minute Unit	4	374	377	Numeric
SPTHS	Speech Therapv	Amount Paid	6	378	383	Numeric
TRANSPOR	Transportation Services (not included in Escort or Adult Dav Health services)	Trips	3	384	386	Numeric
TRANSPORS	Transportation Services (not included in Escort or Adult Dav Health services)	Amount Paid	6	387	392	Numeric
OTH UNIT	Other LTC Service not listed (unit)	Unit/ Visit	6	393	398	Numeric
DESCR 1	Description of other LTC service		35	399	433	Text
OTH SS	Other LTC service not listed (amount)	Amount Paid	6	434	439	Numeric
DESCR 2	Description of other LTC service		35	440	474	Text

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    File 2: Acute Care Services
Code	Field Name	Description	Unit of Measurement	Field Length	Start Col.	End Col.	Text/ Numeric
	ACUTE SERVICES	DESCRIPTION	UNITS OF SERVICE/ COST
	SSN	Social Security Number (left justify)	000000000	9	1	9	Numeric
	MEDICAID	Medicaid ID Number	0000000000	10	10	19	Numeric
	MONTH	Report Month	MMYYYY	6	20	25	Numeric
	CLINIC	Clinic Services	Visit	2	26	27	Numeric
	CLINIC$$	Clinic Services Costs	Amount Paid	6	28	33	Numeric
	DENTAL	Dental Services	Visit	6	34	39	Numeric
	DENTAL$$	Dental Services Costs	Amount Paid	6	40	45	Numeric
	DIALYSIS	Dialysis Center	Visit	2	46	47	Numeric
	DIALYS$$	Dialysis Center Costs	Amount Paid	6	48	53	Numeric
	ER	Emergency Room Services	Visit	2	54	55	Numeric
	ER_$$	Emergency Room Services Costs	Amount Paid	6	56	61	Numeric
	FQHC	FQHC Services	Visit	2	62	63	Numeric
	FQHC_$$	FQHC Services Costs	Amount Paid	6	64	69	Numeric
	HEAR	Hearing Services including hearing aids	Amount Paid	6	70	75	Numeric
	INPTSVS	Inpatient Hospital Services	Day	3	76	78	Numeric
	INPTSV$$	Inpatient Hospital Services Costs	Amount Paid	6	79	84	Numeric
	LAB	Independent Laboratory or Portable X-ray Services	Amount Paid	6	85	90	Numeric
	ARNP	Nurse Practitioner Services	Visit	2	91	92	Numeric
	ARNP_$$	Nurse Practitioner Services Costs	Amount Paid	6	93	98	Numeric
	RX_$$	Pharmaceuticals	Amount Paid	6	99	104	Numeric
	PA	Physical Assistant	Visit	2	105	106	Numeric
	PA_$$	Physical Assistant Costs	Amount Paid	6	107	112	Numeric
	MD	Physician Services	Visit	2	113	114	Numeric
	MD_$$	Physician Services Costs	Amount Paid	6	115	120	Numeric
	OUTPT	Outpatient Hospital Services	Encounter	3	121	123	Numeric
	OUTPT_$$	Outpatient Hospital Services Costs	Amount Paid	6	124	129	Numeric
	PODIATRY	Podiatry	Visit	2	130	131	Numeric
	PODIAT$$	Podiatry Costs	Amount Paid	6	132	137	Numeric
	RURAL	Rural Health Services	Visit	2	138	139	Numeric
	RURAL$$	Rural Health Services Costs	Amount Paid	6	140	145	Numeric
	SNFREHA	Skilled nursing facility services- rehabilitation	Days	2	146	147	Numeric
	SNFREHA$	Skilled nursing facility services- rehabilitation**	Amount Paid	6	148	153	Numeric
	EYE_$$	Visual Services including eyeglasses	Amount Paid	6	154	159	Numeric
	OTH_UNIT	Other Acute Service not listed (unit)	Unit/ Visit	6	160	165	Numeric
	OTH_$$	Other Acute service not listed (amount)	Amount Paid	6	166	171	Numeric
	DESCR_1	Description of other Acute service		35	172	206	Text

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Code	Field Name	Description	Unit of Measurement	Field Length	Start Col.	End Col.	Text/ Numeric
	DESCR_2	Description of other Acute service		35	207	241	Text

**Medicare Crossovers

Encounter Data File Naming Format
Replace *** with the Contractor’s prearranged 3-character file code, MON with the beginning month of the reporting quarter and YY with the reporting year.

	Long-Term Care Services	Acute Care Services
Data File	*** MON YY LTC.txt	*** MON YY ACS.txt
Validation Report	*** MON YY LTC DV.pdf	*** MON YY ACS DV.pdf
Certification File (if applicable)	*** MON YY LTC CERT.doc	*** MON YY ACS CERT.doc
ZIP file	*** MON YY.zip

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EXHIBIT D

Report of Grievances/Appeals/Complaints
(Plan Name)
(Reporting Quarter)
Were any new grievances filed during this reporting quarter?  YES ☐   NO ☐

	Enrollee’s Last Name	Enrollee’s First Name	Enrollee’s Medicaid ID#	Grievance Type *	Grievance Date	Expedited Request? (Y or N)	Disposition Type **	Disposition Date	Resolved? (Y or N)
1
2
3
4
5

Were any new grievances filed during this reporting quarter?  YES ☐   NO ☐

	Enrollee’s Last Name	Enrollee’s First Name	Enrollee’s Medicaid ID#	Appeals Type *	Appeals Date	Expedited Request? (Y or N)	Disposition Type **	Disposition Date	Resolved? (Y or N)
1
2
3
4
5

Were any new grievances filed during this reporting quarter?  YES ☐   NO ☐

	Enrollee’s Last Name	Enrollee’s First Name	Enrollee’s Medicaid ID#	Complaints Type *	Complaints Date	Elevated to a Grievance ? (Y or N)	Disposition Type **	Disposition Date	Resolved? (Y or N)
1
2
3
4
5

*Grievance/Appeals/Complaint Type		** Disposition Type

1 = Quality of Care	7 = Enrollment/Disenrollment	1 = Reassigned Case Manager	7 = Disenrolled Self

2 = Access to Care	8 = Termination of Contract	2 = Service Added to Care Plan	8 = Disenrolled by plan

3 = Not Medically Necessary svcs	9 = Unauthorized out of plan	3 = Service Increased	9 = In QA Review

4 = Excluded Benefit	10 = Unauthorized in-plan svcs	4 = Changed to Another Provider	10 = In Grievance / Appeal Process

5 = Billing Dispute	11 = Benefits available in plan	5 = Reenrolled in Plan	11 = Lost Contact with Enrollee

	12 = Medicare Issue		12 = Referred to Medicare
6 = Contract Interpretation
	13 = Other (If used must be described)	6 = Billing Issue Resolved	13 = Other (if used must be described)

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EXHIBIT E

Provider Network and Staffing Report

Plan Name
Street
City, FL ZIP
Phone:
FAX:
County of Service:
Plan Contact Person:
Email:
Date Revised:
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	(M)	(N)
Covered Services	Number of Qualified Service Providers per county (EXPANSIONS ONLY)	Provider Name (as it appears on license)	Type of License Held (ex: HHA)	Travel Time / Approx # miles* (EXPANSIONS ONLY; ONLY SERVICES PROVIDED OUTSIDE OF HOME)	Name of Provider Contact	Phone Number	Street Address	City	State	Zip Code	License Number(if not applicable put N/A)	Tax I.D. Number or SSN	Is this provider qualified to provide services according to Appendix 4 of the NHD contract? (Y/N)
Adult Companion Services
Adult Companion Services
Adult Day Health Services
Adult Day Health Services
Assisted Living Services
Assisted Living Services
Case Management Services
Chore Services
Chore Services
Consumable Medical Supply Services
Consumable Medical Supply Services
Dental
Dental

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Environmental Accessibility Adaptation Services
Environmental Accessibility Adaptation Services
Escort Services
Escort Services
Family Training Services
Family Training Services
Financial Assessment/Risk Reduction Services
Financial Assessment/Risk Reduction Services
Hearing
Hearing
Home Delivered Meals
Home Delivered Meals
Homemaker Services
Homemaker Services
Nursing Facility Services
Nursing Facility Services
Nutritional Assessment/Risk Reduction Services
Nutritional Assessment/Risk Reduction Services
Occupational Therapy
Occupational Therapy
Personal Care Services
Personal Care Services
Personal Emergency Response Systems (PERS):
Personal Emergency Response Systems (PERS):
Physical Therapy
Physical Therapy
Respiratory Therapy
Respiratory Therapy
Respite Care Services
Respite Care Services
Speech Therapy
Speech Therapy
Vision
Vision
Optional Services

Expanded Services

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Staff Positions	Staff Name	Contact Phone Number	Fax Number	Email
Administrator
Medical Director
Health Information System Director
Quality Review Director
Utilization Review Director
Data Management Director
Grievance and Appeals Director
Case Management Supervisor

Note:    A strikethrough and a termination date shall indicate the terminated providers. All new provider cells shall be blue. The first page and Signature page of the subcontract, copy of current license and the confirmation letter will be submitted for each new provider added to the network.

*This column applies to expansions into underserved counties, when enrollees must travel outside county lines to receive services. Distance should be measured from the county line to the service provider’s location.

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EXHIBIT F

ENROLEE SATISFACTION SURVEY

Confirm Enrollment in Program

1.	Our records show that you are now in «PLAN NAME»’s Diversion Program. Is that right?

1	☐	Yes
2	☐	No

Assess Enrollment Duration

2.	How many months or years in a row have you been in the Diversion Program?

1	☐	Less than 6 months
2	☐	At least 6 months but less than 1 year
3	☐	At least 1 year but less than 2 years
4	☐	At least 2 years but less than 5 years
5	☐	5 or more years

Assess Care Manager

3.	When you first enrolled with «PLAN NAME»’s Diversion Program, did your Care Manager contact you prior to your effective date?

1	☐	Yes
2	☐	No

4.	Since you joined «PLAN NAME»’s Diversion Program, how much of a problem, if any, was it to get in contact with your Care Manager?

1	☐	Very easy
2	☐	Easy
3	☐	Somewhat easy
4	☐	A little difficult
5	☐	Very difficult

5.	Using any number from 0 to 10 where 0 is the worst Care Manager possible and 10 is the best Care Manager possible, what number would you use to rate your Care Manager?

0	☐	0 Worst Care Manager possible
1	☐	1
2	☐	2
3	☐	3
4	☐	4
5	☐	5
6	☐	6
7	☐	7
8	☐	8
9	☐	9
10	☐	10 Best Care Manager possible

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Assess Assisted Living Facility

6.	In the last 6 months, have you received services in an Assisted Living Facility that were provided by «PLAN NAME»’s Diversion Program?

1	☐	Yes → Go to Question 7
2	☐	No → Go to Question 9

7.	Where the Assisted Living Facility services you received delivered in a timely manner?

1	☐	Yes
2	☐	No

8.
Using any number from 0 to 10 where 0 is the worst quality of services possible and 10 is the best quality of services possible, what number would you use to rate the quality of the Assisted Living Facility services you received through «PLAN NAME»’s Diversion Program?

0	☐	0 Worst Quality of Servies possible
1	☐	1
2	☐	2
3	☐	3
4	☐	4
5	☐	5
6	☐	6
7	☐	7
8	☐	8
9	☐	9
10	☐	10 Best Quality of Services possible

9.	In the last 6 months, did you try to get information or help from «PLAN NAME»’s customer service?

1	☐	Yes → Go to Question 10
2	☐	No → Go to Question 11

10.	In the last 6 months, how often did «PLAN NAME»’s customer service give you the information or help you needed?

1	☐	Never
2	☐	Sometimes
3	☐	Usually
4	☐	Always

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11.	Using any number from 0 to 10 where 0 is the worst program possible and 10 is the best program possible, what number would you use to rate «PLAN NAME»’s Nursing Home Diversion Program?

0	☐	0 Worst Program possible
1	☐	1
2	☐	2
3	☐	3
4	☐	4
5	☐	5
6	☐	6
7	☐	7
8	☐	8
9	☐	9
10	☐	10 Best Program possible

About the Member

12.	In general, how would you rate your overall health?

1	☐	Excellent
2	☐	Very Good
3	☐	Good
4	☐	Fair
5	☐	Poor

13.	After joining «PLAN NAME»’s Diversion Program, how much has your quality of life improved?

1	☐	Not improved
2	☐	Improved a little
3	☐	Improved a lot

Survey completed by

1	☐	Person to whome the survey was addressed
2	☐	Family member or relative of person to whom the survey was addressed
3	☐	Friend of person to whom the survey was addressed
4	☐	Professional caregiver of person to whom the survey was addressed

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EXHIBIT G

Insert Contractor Letterhead
Long-Term Care Community Diversion Expansion Request Subcontractor Confirmation Letter

I,____________________________________(insert signatory’s name), hereby verify that__________________________________________________________________________________________________(insert subcontractor’s entity name/dba name if applicable) is a subcontracted entity/participant in the Long-Term Care Community Diversion Pilot Project provider network for_________________________________________________________________________________________________ insert PLAN name) in the following county (ies) of service:

☐	Alachua	☐	Baker	☐	Bay	☐	Bradford	☐	Brevard	☐	Broward
☐	Calhoun	☐	Charlotte	☐	Citrus	☐	Clay	☐	Collier	☐	Columbia
☐	DeSoto	☐	Dixie	☐	Duval	☐	Escambia	☐	Flager	☐	Franklin
☐	Gadsden	☐	Gilchrist	☐	Glades	☐	Gulf	☐	Hamilton	☐	Hardee
☐	Hendry	☐	Hernando	☐	Highlands	☐	Hillsborough	☐	Holmes	☐	Indian River
☐	Jackson	☐	Jefferson	☐	Lafayette	☐	Lake	☐	Lee	☐	Leon
☐	Levy	☐	Liberty	☐	Madison	☐	Manatee	☐	Marion	☐	Martin
☐	Miami-Dade	☐	Monroe	☐	Nassau	☐	Okaloosa	☐	Okeechobee	☐	Orange
☐	Osceola	☐	Palm Beach	☐	Pasco	☐	Pinellas	☐	Polk	☐	Putnam
☐	St. Lucie	☐	St. Johns	☐	Santa Rosa	☐	Sarasota	☐	Seminole	☐	Sumter
☐	Suwannee	☐	Union	☐	Volusia	☐	Wakulla	☐	Walton	☐	Washington

    I confirm that the above-named entity will be providd the service(s) indicated below for enrollees in the Long-Term Care Community Diversion Pilot Project on behalf of ___________________________________________________________________(insert PLAN's name).

☐	Adult Companion Services	☐	Adult Day Health Services	☐	Assisted Living Services
☐	Chore Services	☐	Consumable Medical Supplies	☐	Dental Services
☐	Environmental Accessibility Adaptation	☐	Escort Services	☐	Family Training Services
☐	Financial Assessment/Risk Management	☐	Hearing Services	☐	Home Delivered Meals
☐	Homemaker Services	☐	Nursing Facility Services	☐	Nutrition/Risk Reduction
☐	Occupational Therapy	☐	Personal Care Services	☐	PERS
☐	Physical Therapy	☐	Respite Care Services	☐	Speech Therapy
☐	Vision Services	☐	Respiratory Therapy	☐	Other

(Print Name)                (Sign Name)                   (Position Title)             (Date)

Subcontractor Information (as it appears on license)
Entity Name:
DBA:
Address:
City: FL Zip
Business Telephone Number: (xxx) xxx-xxxx Ext.
Alternate Telephone Number: (xxx) xxx-xxxx ☐ cell ☐ business ☐ other
Service County: License Exp Date: xx/xx/xxxx

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EXHIBIT H

Long-Term Care Communitv Diversion Pilot Project
Reconciliation Report
For (Contractor name) (Month/Year)

	Medicaid ID Number	First Name	Last Name	Provider Number	Beginning to Ending Months	Error	Comments
1
2
3
4
5
6
7
8
9
10

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EXHIBIT I

DEPARTMENT OF ELDER AFFAIRS
LONG-TERM CARE DIVERSION PILOT PROJECT
REQUEST FOR DISENROLLMENT

COUNTY:
CURRENT PROVIDER NAME:

PROVIDER ADDRESS:

TELEPHONE NUMBER:	( )	FAX:	( )

PARTICIPANT NAME:

MEDICAID #:	DOB:	TELEPHONE NUMBER: ( )

PARTICIPANT ADDRESS:

COUNTY:

  Does enrollee wish to file a grievance?     [ ] Yes [ ] No
VOLUNTARY (Check one):

□	Dissatisfied with services (SVR)	□ No longer wish to participate in diversion program (OUT)
□	Moving to out-of-network nursing home	□ Moving to out-of-network ALF (ALF)
(NET)

□	Transfer to a new provider.
	Name of new provider if known:_______________________________________________________	County:____________________________________________

COMMENTS:

__________________________________________________________                                    _________________________________
Signature of Participant or Authorized Representative                                                                           Date

__________________________________________________________                                  ________________________________________________________________
If representative, please print name                                                                                   Please state relationship to participant

FOR DIVERSION PROVIDER USE ONLY

INVOLUNTARY (Check one):
□	Death (Date: __________________________________________) (EXP)	□ Fraudulent use of Medicaid ID card (FRD)
□	Not eligible for Medicaid (ELG)	□ Incarceration (INC)
□	Not eligible for project (PRJ)	□ Subject to Department of Elder Affairs approval
□	Moving out of the service area (CTY)	(SDA)

EFFECTIVE DATE OF DISENROLLMENT:

Case Manager Signature	Date CARES Office Notifed

Program Administrator Signature	CARES Fax Number

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DEPARTMENT OF ELDER AFFAIRS
LONG-TERM CARE DIVERSION PILOT PROJECT
SOLICITUD PARA DARSE DE BAJA

Condado:
Nombre actual del proveedor:

Dirección del proveedor:

Número de teléfono:	( )	FAX:	( )

Nombre del participante:

Número del Medicaid:	Fecha de nacimiento:	Número de teléfono: ( )

Dirección del participante:

Condado:

  ¿DESEA COMUNICAR ALGUNA QUEJA?     [ ] Sí [ ] No

VOLUNTARY (Marque las que se aplican):

□	No está satisfecho con el servicio (SVR)	□ No desea participar en el programa de cuidado a largo plazo o Nursing Home Diviersion (OUT)
□	Se muda a una clínica de reposo fuera del área	□ Se muda a una residencia de vivienda asistida fuera del área (ALF)
(NET)

□	Transfererido a un proveedor diferente.
	Por favor indique el nombre del nuevo proveedor:_______________________________________________________	Condado:____________________________________________

COMMENTS:

__________________________________________________________                                    _________________________________
firma del participante o representante autorizado                                                                                Fecha
__________________________________________________________                                  ________________________________________________________________
Si es representante, por favor escriba su nombre en letra de molde                                                     Por favor indique su relación con el participante

PARA USO DEL PROVEEDOR DE CUIDADO A LARGO PLAZO (NHD)

INVOUNTARIO (MARQUE LAS QUE APLIQUEN):
□	Fallecimiento (Fecha: __________________________________________) (EXP)	□ Uso fraudulento de la tarjeta de Medicaid (FRD)
□	No es elegible para Medicaid (ELG)	□ Encarcelamiento (INC)
□	No es elegible para el programa (PRJ)	□ Sujeto a aprobación del Departamento de Asuntos de las Personas Mayores o Elder Affairs (SDA)
□	Se mudó fuera del área de servicio (CTY)

Fecha de desenlistamiento:

Firma del manejador de caso	Fecha de notificación a las oficinas de CARES

Firma del administrador del programa	Número de fax de la oficina de CARES

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EXHIBIT J

Subcontractor Abuse, Neglect, and Exploitation Training Attestation Report
Type of Service	Provider Name	Name of Provider Contact	Phone Number	Street Address	City	State	Zip Code	Received Attestation Confirming all Mandated Reporters have Received Abuse, Neglect, and Exploitation Training (Y/N and Date Received)

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EXHIBIT K

FLORIDA NURSING HOME DIVERSION PROGRAM

FINANCIAL REPORTING PACKAGE FOR
FLORIDA NURSING HOME DIVERSION CONTRACTORS

Revision Date:  September 2007

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TABLE OF CONTENTS

GENERAL INFORMATION

1.01	Purpose, Objective, and General Instructions	3
2.0	INSTRUCTIONS FOR COMPLETION OF REPORTING FORMS
2.01	contractor Information and Certification statement	4
2.02	Report 1 Balance Sheet	4
2.03	Report 2 NHD Specific Income Statement by Category of Service	8
2.04	Report 2A Income Statement by Line of Business	16
2.05	Report 3 Net Worth and Working Capital	17
2.06	Report 4 NHD Only Claims Lag Reports and Outstanding Claim Liability	18
2.07	Report 5 NHD Analysis of Total Medical Liability to Actual Claims Paid	18
2.08	Report 6 Enrollment/Member Months	18
2.09	Notes and other Information	18
2.10	Ratio Analysis	18
3.0	FOOTNOTE DISCLOSURE REQUIRMENTS
3.01	Footnote Disclosures	19

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1.0	GENERAL INFORMATION

1.01	Purpose, Objective and General Instructions of the Financial Reporting Guide

The purpose of the Financial Reporting Guide (Guide) for the Florida Nursing Home Diversion Program (NHD) is to set forth the financial reporting requirements for Program Contractors (Contractors). The primary objective of the Guide is to establish consistency and uniformity in financial reporting. This Guide is neither intended to limit the scope of audit procedures to be performed during the Contractor’s annual certified audit, nor to replace the independent Certified Public Accountant's judgment as to the work to be performed.

The Department of Elder Affairs (Department) and the Florida Agency for Health Care Administration (Agency) will use these reports to monitor the financial health of the Contractors as well as the results of their operations. The Department reserves the right to audit these reports in part, or whole, at the Department’s discretion.

If there are any inconsistencies between the Guide and any contract provisions, the contract provisions shall prevail. This Guide is not intended nor should it be construed as an all-inclusive manual. The format and content of the required reports are subject to change.

Contractors are required to utilize the Financial Statement Reporting Templates provided with these instructions. The reports that must be completed are contained with the appendix to this package. The reports must be completed in an excel format and submitted to the Department.

These reports are to be completed quarterly (on a calendar year basis) and are due within 60 days of the end of the quarter. Resubmissions may be filed with approval from the Department. The Contractor shall also submit the audited financial reports within 6 months of the end of the fiscal year to the Department.

Report line titles and column headings are detailed in the report specific paragraphs later in this Guide. Utilize the predefined categories or classifications before reporting an amount as "Other". For any amounts included in the "Other" categories, provide details and explanations on the appropriate “Write- ins” page.

If information is not available, or applicable, leave the space provided blank. All amounts are to be reported in whole dollars. Only cells highlighted in yellow should be completed by the Contractor. Cells highlighted in blue are automatically calculated within the report.

Utilize the Notes and Other Information tab to indicate and provide information that cannot be reported within the main context of the required reports. Please provide the specific report number and reference of the additional information being provided.

2.0	INSTRUCTIONS FOR COMPLETION OF REPORTING FORMS

1.01	Contractor Information and Certification Statement

The purpose of the Contractor Information is to identify the reporting entity and reporting period of the submitted reports. In addition, general information such as a list of Officers and Directors along with the filing status of the Contractor is requested to provide background on the Contractor.

The purpose of the certification statement is to attest that the information submitted in the reports is current, complete and accurate. The statement should be signed and dated by the Contractor’s Chief Executive Officer/President and the Contractor’s Chief Financial Officer. This certification must be signed with the Contractor Information that includes the Contractor name, address, reporting period ending, and Contractor fiscal year ending.

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2.02	Report 1 Balance Sheet

The balance sheet is to report all assets and liabilities of the Contractor in total and does not relate to the NHD Program specifically. This is a Contractor wide Balance Sheet (i.e. should represent the entire legal reporting entity).

CURRENT ASSETS
Assets that can be converted into cash or consumed within one year from the balance sheet date. Restricted assets are not to be included as current assets.

100 - Cash and Cash Equivalents
Include:	Cash and cash equivalents, available for current use. Cash equivalents are investments maturing 90 days or less from the date of purchase.

Exclude:	Restricted cash (and equivalents) and any cash (and equivalents) pledged by the Contractor to satisfy insolvency and surplus requirements.

102 - Short-term Investments
Include:	Investments that are readily marketable or that are to be redeemed or sold within one year of the balance sheet date.

Exclude:	Investments maturing 90 days or less from the date of purchase and restricted securities. Also exclude investments pledged by the Contractor to satisfy insolvency and surplus requirements.

104 - Premium/Capitation Receivable
Include:	Net amounts receivable for premiums and capitation payments as of the balance sheet date.

106 - Interest Receivable
Include:	Interest income earned but not yet received from cash equivalents, investments, on-balance sheet performance bonds, and short and long-term investments.

108 - Other Receivables
Include:	Any amount due to Contractor not included in accounts 104 or 106.

110 - Prepaid Expenses
Include:	Any amount paid by the Contractor in advance for expenses not yet incurred.

112 - Other Aggregate Write-Ins
Include:
Other current assets that are not accounted for elsewhere in accounts 100, 102, 104, 106, 108, or 110. These other current assets should be recorded in Tab 1- Balance Sheet Write-ins. Due from Affiliates, Provider Advances/Receivables, and Tax Receivables are accounted for in this line item. Provider Advances/Receivables should be accounted for in this line item, and should not be netted against Claims Payables and/or IBNRs. Please provide a detail description of other write-ins for those that comprise at least 5 percent of total current assets.

Exclude:	Amounts due to affiliates.

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OTHER ASSETS

120 - Restricted Funds (NHD Surplus)
Include:	All cash and investments pledged to meet the NHD Surplus requirement.

          122 - Restricted Funds (NHD Insolvency)
Include: All cash and investments pledged to meet the NHD Insolvency requirement.

           124 - All Other Restricted Funds
Include: Cash, securities, receivables, etc., whose use is restricted.

           126 - Long-term Investments
Include: Investments that are to be held longer than one year.

Exclude: Investments pledged by the Contractor to satisfy insolvency and surplus requirements

                           128 - Intangibles/Goodwill
Include: The net amount of intangible assets and/or goodwill.

           130 - Other Aggregate Write-ins
Include:
Other assets that are not accounted for elsewhere in accounts 120, 122, 124, 126, and 128. These other assets should be recorded in Tab 1-Balance Sheet Write-ins. Security Deposits, Due from Affiliates, and Tax Receivables are accounted for in this line item. Please provide a detail description of other write-ins for those that comprise at least 5 percent of total other assets.

PROPERTY, PLANT & EQUIPMENT (NET OF DEPRECIATION)

           140 - Land
Include: Real estate owned by the Contractor.

           142 - Buildings & Improvements (Net of Depreciation)
Include: Buildings owned by the Contractor, including buildings under a capital lease, and improvements to buildings owned by the Contractor. All amounts are reported net of accumulated depreciation.

Exclude: Improvements made to leased or rented buildings or offices.

           144 - Construction in Progress (Net of Depreciation)
Include: All building and other major construction projects not completed. All amounts are reported net of accumulated depreciation.

           146 - Furniture & Equipment (Net of Depreciation)

Include:     Medical equipment, office equipment, data processing hardware and software (where permitted), and furniture owned by the Contractor, as well as similar assets held under capital leases. All amounts are reported net of accumulated depreciation.

           148 - Leasehold Improvements (Net of Depreciation)
Include: Capitalized improvements made to facilities not owned by the Contractor.

           150 - Other Aggregate Write-ins

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Include:
All other tangible assets that are not accounted for elsewhere in accounts 140, 142, 144, 146, and 148. These assets should be recorded in Tab 1-Balance Sheet Write-ins. Computer Software and Vehicles are accounted for in this line item. Please provide a detail description of other write-ins for those that comprise at least 5 percent of total Property, Plant & Equipment.

CURRENT LIABILITIES
Obligations that are reasonably expected to be paid within one year from the balance sheet date.

           200 - Accounts Payable
Include: Amounts due to creditors for the acquisition of goods and services (trade and administrative vendors) on a credit basis.

Exclude: Amounts due to providers related to the delivery of health care services.

           202 - Outstanding Claims Liability (OCL)
Include:
The total amount of received but unpaid claims of the Contractor. This represents the claims that have been received by the Contractor but as of the date of the report have not been paid. In addition, this includes all estimated amounts for claims incurred by the Contractor that have not been reported (IBNR).

           204 - Accrued Provider Incentive Pool
Include: The estimated payable to providers for incentives that have been earned by the providers but not yet paid.

           206 - Capitation Payable
Include: Net amounts owed to providers for monthly capitation.

Exclude: Capitation amounts payable as a result of an underpayment or unearned premiums.

           208 - Unearned Premiums
Include: The total portion of premiums received by the Contractor for which the revenue will be recorded/earned in a subsequent period.

           210 - Current Portion of Loans & Notes Payable
Include: The total current portion from the principal amount on loans, notes, and capital lease obligations due within one year of the balance sheet date.

Exclude: Long-term portion of and accrued interest on loans, notes, and capital lease obligations.

           212 - Other Aggregate Write-ins
Include:
All other current liabilities that are not accounted for elsewhere in accounts 200, 202, 204, 206, 208, 210, and 212. These current liabilities should be recorded in Tab 1-Balance Sheet Write-ins. Accrued Salaries, Taxes Payable, and due to Affiliates are accounted for in this line item. Please provide a detail description of other write-ins for those that comprise at least 5 percent of total current liabilities.

OTHER LIABILITIES
Obligations that are reasonably expected to be paid more than one year from the date of the balance sheet.

           220 - Long-Term Portion of Loans & Notes Payable

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Include: The total non-current portion of the principal on loans, notes, and capital lease obligations.

Exclude: Current portion of long-term debt and accrued interest on loans, notes, and the current portion of capital lease obligations.

           222 - Statutory Liabilities
Include: The total amount of any Statutory Liabilities.

           224 - Other Aggregate Write-Ins
Include:
All other liabilities that are not accounted for elsewhere in accounts 220 and 222. These liabilities should be recorded in Tab 1-Balance Sheet Write-ins. Due to Affiliates and Other Contingencies are accounted for in this line item. Please provide a detail description of other write-ins for those that comprise at least 5 percent of total other liabilities.

EQUITY/NET ASSETS (LIABILITIES)
Includes preferred stock, common stock, treasury stock, additional paid-in capital, contributed capital, restricted net assets, unrestricted net assets, unrealized gains and losses on investments, and retained earnings/fund balance.

           300 - Contributed Capital
Include: Capital paid or donated to the Contractor.

           302 - Common Stock
Include: Total par value of Common Stock or in the case of no-par shares, the stated or liquidation value.

           304 - Preferred Stock
Include: Total par value of Preferred Stock or in the case of no-par shares, the stated or liquidation value.

           306 - Paid in Surplus
Include: Amounts paid and contributed in excess of the par or stated value of shares issued.

           308 - Surplus Notes
Include: Amounts designated as Surplus Notes to the Contractor.

           310 - Unassigned Surplus-Retained Earnings
Include: Accumulated earnings of the Contractor.

           312 - Other Aggregate Write-Ins
Include:
All equity items that are not accounted for elsewhere in accounts 300, 302, 304, 306, 308, and 310. These items should be recorded in Tab 1-Balance Sheet Write-ins. Non-Admitted Assets are accounted for in this line item. Please provide a detail description of other write-ins for those that comprise at least 5 percent of total Equity.

2.03	Report 2 NHD Specific Income Statement by Category of Service

Report 2 should be reported at the NHD Program level by applicable Category of Service. All medical expenses must be reported net of Medicare/Other Payor reimbursement. The medical expenses should be reported in the applicable Category of Service for the NHD Program only. This report is not a Contractor-wide Income Statement. In addition to completing this report, a Contractor-wide Income Statement by Line of Business will be completed in Report 2A.

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                           MEMBER MONTHS

                       300 - Nursing Home Diversion Member Months
Include:
All member months for the Nursing Home Diversion Program. The total reported here will be consistent with the total reported on Report 6 Member Months. A member month is equivalent to one person for whom the Contractor has received capitation revenue for one month.

                       REVENUES

                       302 - Capitation Premium
Include: Revenue recognized on a prepaid basis for eligible enrollees.

Exclude: Premiums and co-payments from enrollees.

                       304 - Other Premiums
Include: Premiums received by the Contractor that are paid for by the Contractor’s enrollees.

Exclude: Co-payments from enrollees.

                       306 - Co-payments
Include: The revenue earned from co-payments paid by the Contractor’s enrollees to receive covered services. Only include co-payments actually received by the Contractor.

Exclude: Co-payments collected by contracted providers from enrollees to receive covered services.

                       308 - Investment/Interest Income
Include: All investment income earned during the period. Interest income and interest expense should not be netted together.

                       310- Net Reinsurance Recovery/Expense
Include: The net amount of reinsurance earned over premiums (or premiums over reinsurance earned) as of the statement date.

                       312- Third Party Liability/Coordination of Benefits Recoveries
Include: Revenue from the settlement of accident claims or other third party sources.

Exclude: TPL/COB recoveries collected by the contracted providers. These amounts should be netted against claims expenses.

                       314- Other Income
Include: Revenue from sources not identified in other revenue categories for NHD Program only.

                       FACILITY CARE EXPENSES
                       Report expenses for Facility Care Services. Expense must be reported net of patient SOC contributions, if collected by the nursing facilities. Included in these expenses are therapeutic leave and bed hold days.

                       400- Skilled Nursing Facility
Include: Services furnished in a health care facility licensed under Chapter 395 or Chapter 400, Florida Statutes.

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Exclude: Non-SNF services delivered in the SNF, such as physician services etc

                           402- Bed Holds
Include:
Expenses incurred for therapeutic leave and bed hold days in a skilled nursing facility. Medicaid limits bed holds due to hospitalization to 8 days per occurrence and therapeutic leave for family setting visits to 16 days per state fiscal year. Due to hospitalization policy, Florida Medicaid has no upper limit per year for bed holds. Nursing facilities must have less than 95 percent occupancy in Medicaid certified beds on the date claimed for the bed hold to be reimbursed for bed holds.

                           404- Assisted Living Facility Services
Include:
Personal care services, homemaker services, chore services, attendant care, companion services, medication oversight, and therapeutic social and recreational programming provided in a home-like environment in an assisted living facility licensed pursuant to Chapter 429 Part I, Florida Statutes, in conjunction with living in the facility. This service does not include the cost of room and board furnished in conjunction with residing in the facility. This service includes 24-hour on-site response staff to meet scheduled or unpredictable needs in a way that promotes maximum dignity and independence, and to provide supervision, safety and security.

                  LONG-TERM CARE SUPPORT SERVICES

                           410- Hospice
Include: Expenses incurred for palliative and support care for terminally ill members and their family, or caregivers.

                           412- Occupational/Physical/Other Therapies
Include: Physical, occupational, respiratory, audiology and speech therapy expenses incurred for outpatient services.

                           414- Respite Care Services
Include:
Services provided to enrollees unable to care for themselves furnished on a short-term basis due to the absence or need for relief of persons normally providing the care. Respite care does not substitute for the care usually provided by a registered nurse, a licensed practical nurse or a therapist. Respite care is provided in the home/place of residence, Medicaid licensed hospital, nursing facility, or assisted living facility.

                           416- Personal Care Services
Include:
Assistance with eating, bathing, dressing, personal hygiene, and other activities of daily living. This service includes assistance with preparation of meals, but does not include the cost of the meals. This service may also include housekeeping chores such as bed making, dusting and vacuuming, which is incidental to the care furnished or which are essential to the health and welfare of the enrollee, rather than the enrollee's family.

                           418- Homemaker Services
Include: General household activities (meal preparation and routine household care) provided by a trained homemaker.

                           420- Consumable Medical Supplies
Include:	The provision of disposable supplies used by the enrollee and caregiver, which are essential to adequately care for the needs of the enrollee. These supplies

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enable the enrollee to perform activities of daily living or stabilize or monitor a health condition. Consumable medical supplies include adult disposable diapers, tubes of ointment, cotton balls and alcohol for use with injections, medicated bandages, gauze and tape, colostomy and catheter supplies, and other consumable supplies. Not included are items covered under the Medicaid home health service; personal toiletries; household items such as detergents, bleach, and paper towels; or prescription drugs.

                           422- Adult Day Health Services
Include:
Services provided pursuant to Chapter 400, Part V, Florida Statutes. For example, services furnished in an outpatient setting, encompassing both the health and social services needed to ensure optimal functioning of an enrollee, including social services to help with personal and family problems, and planned group therapeutic activities. Adult day health services include nutritional meals. Meals are included as a part of this service when the patient is at the center during meal times. Adult day health care provides medical screening emphasizing prevention and continuity of care including routine blood pressure checks and diabetic maintenance checks. Physical, occupational and speech therapies indicated in the enrollee's care plan are furnished as components of this service. Nursing services which include periodic evaluation, medical supervision and supervision of self-care services directed toward activities of daily living and personal hygiene are also a component of this service. The inclusion of physical, occupational and speech therapy services and nursing services as components of adult day health services does not require the Contractor to contract with the adult day health provider to deliver these services when they are included in an enrollee’s care plan. The Contractor may contract with the adult day health provider for the delivery of these services or the Contractor may contract with other providers qualified to deliver these services pursuant to the terms of this contract.

                           424- Adult Companion Services
Include:
Non-medical care, supervision and socialization provided to a functionally impaired adult. Companions assist or supervise the enrollee with tasks such as meal preparation or laundry and shopping, but do not perform these activities as discreet services. The provision of companion services does not entail hands-on nursing care. This service includes light housekeeping tasks incidental to the care and supervision of the enrollee.

                           426- Home Delivered Meals
Include:
Nutritionally sound meals to be delivered to the residence of an enrollee who has difficulty shopping for or preparing food without assistance. Each meal is designed to provide 1/3 of the Recommended Dietary Allowance (RDA). Home delivered meals may be hot, cold, frozen, dried, canned or a combination of hot, cold, frozen, dried, canned with a satisfactory storage life.

                           428- Chore Services
Include:
Services needed to maintain the home as a clean, sanitary and safe living environment. This service includes heavy household chores such as washing floors, windows and walls; tacking down loose rugs and tiles; and moving heavy items of furniture in order to provide safe entry and exit.

                           430- Environmental Accessibility/Adaptation Services
Include:
Physical adaptations to the home required by the enrollee's care plan which are necessary to ensure the health, welfare and safety of the enrollee or which enable the enrollee to function with greater independence in the home and without which the enrollee would require institutionalization. Such

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 Physical adaptations to the home required by the enrollee's care plan which are necessary to ensure the health, welfare and safety of the enrollee or which enable the enrollee to function with greater independence in the home and without which the enrollee would require institutionalization. Such adaptations may include the installation of ramps and grab-bars, widening of doorways, modification of bathroom facilities, or installation of specialized electric and plumbing systems to accommodate the medical equipment and supplies which are necessary for the welfare of the enrollee. Excluded are those adaptations or improvements to the home that are of general utility and are not of direct medical or remedial benefit to the enrollee, such as carpeting, roof repair, or central air conditioning. Adaptations which add to the total square footage of the home are not included in this benefit. All services must be provided in accordance with applicable state and local building codes.

                           432- Escort Services
Include:
Personal escort for Enrollees to and from service Providers. An escort may provide language interpretation for people who have hearing or speech impairments or who speak a language different from that of the Provider. Escort Providers assist Enrollees in gaining access to services.

                           434- Family Training Services
Include:
Training and counseling services for the families of enrollees served under this contract. For purposes of this service, "family" is defined as the individuals who live with or provide care to a person served by the Contractor and may include a parent, spouse, children, relatives, foster family, or in-laws. "Family" does not include persons who are employed to care for the enrollee. Training includes instruction and updates about treatment regimens and use of equipment specified in the care plan to safely maintain the enrollee at home.

                           436- Financial Assessment/Risk Reduction Services
Include:
Assessment and guidance to the caregiver and enrollee with respect to financial activities. This service provides instruction for and/or actual performance of routine, necessary, monetary tasks for financial management such as budgeting and bill paying. In addition, this service also provides financial assessment to prevent exploitation by sorting through financial papers and insurance policies and organizing them in a usable manner. This service provides coaching and counseling to enrollees to: (1) avoid financial abuse; (2) maintain and balance accounts that directly relate to the enrollees living arrangement at home; or (3) lessen the risk of nursing home placement due to inappropriate money management.

                           438- Nutritional Assessment/Risk Reduction Services
Include:
An assessment, hands-on care, and guidance to caregivers and enrollees with respect to nutrition. This service teaches caregivers and enrollees to follow dietary specifications that are essential to the enrollee’s health and physical functioning, to prepare and eat nutritionally appropriate meals and promote better health through improved nutrition. This service may include instructions on shopping for quality food and on food preparation.

                           440- Personal Emergency Response Systems (PERS)
Include:
The installation and service of an electronic device which enables enrollees at high risk of institutionalization to secure help in an emergency. The PERS is connected to the person's phone and programmed to signal a response center once a "help" button is activated. The enrollee may also wear a portable "help" button to allow for mobility. PERS services are generally limited to those enrollees who live alone or who are alone for significant parts of the day and who would otherwise require extensive supervision.

                           442- Other Long-Term Care Support Services

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Include:	All other long-term care support services that cannot be classified within one of the previous categories of service.

                  ACUTE CARE SERVICES

                           444- Inpatient Hospital Services (Hospitalization)
Include:
Medically necessary services, including ancillary services, furnished to inpatient enrollees, provided under the direction of a physician or dentist, in a hospital maintained primarily for the care and treatment of patients.

Exclude:	Services provided in a facility by a separate registered provider such as a physician.

                           446- Outpatient Facility Services
Include:	Outpatient facility expenses incurred for outpatient services, including ambulatory surgical centers.

Exclude:	Services provided in a facility by a separate registered provider such as a physician.

                           448- Emergency Services
Include:	Those expenses relating to emergency room services provided on an outpatient basis, including any facility fee.

Exclude:	Services provided in a facility by a separate registered provider such as a physician.

                           450- Primary Care/Physician Services
Include:	All forms of compensation for primary care delivery, including salary, capitation, and fee-for-service.

                           452- Referral/Specialty Physician Services
Include:	All forms of compensation paid for referral (specialist) physician services.

                           454- Other Professional Services
Include:
All forms of compensation paid for non-physician professional services, including advanced registered nurse practitioner services, chiropractic services, physician assistant services, registered nurse first assistant services, etc.

                           456- Prescription Drug
Include:
Prescribed drug services for dual eligible Medicaid beneficiaries are covered per the Medicare Modernization Act (MMA). However, Section 103(c) of the MMA added s.1935(d)(2) to the Social Security Act to allow State Medicaid programs to continue to provide and receive Federal Financial Participation (FFP) for certain drugs not included in the Medicare Prescription Drug benefit (Part D). Drugs excluded from Part D coverage are listed in s.1927(d)(2) of the Act. Contractors shall provide certain drugs not included in Part D as described in the Medicaid Prescribed Drugs Services and Limitations Handbook.

                           458- Independent Lab/Radiology/X-Ray
Include:
Medically necessary and appropriate diagnostic laboratory procedures and portable x-rays ordered by a physician or other licensed practitioner of the healing arts as specified in the Independent Laboratory and Portable X-ray Services Coverage and Limitations Handbook.

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                           460- Community Mental Health Services
Include:
Community-based rehabilitative services, which are psychiatric in nature, recommended or provided by a psychiatrist or other physician. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Community Mental Health Coverage and Limitations Handbook except that the provider need not be a community mental health center.

Exclude:	Inpatient behavioral health expenses, lab, radiology and psychotropic medications and monitoring.

                           462- Home Health Care Services
Include:
Intermittent or part-time nursing services provided by a registered nurse or licensed practical nurse, or personal care services provided by a licensed home health aide, with accompanying necessary medical supplies, appliances, and durable medical equipment.

                           464- Vision/Optometric Services
Include:
Medically needy eye examinations and Eyeglass repairs and adjustments. Eyeglasses are limited to two pair every 365 days. Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Vision Services Coverage and Limitations Handbook.

                           466- Durable Medical Equipment & Supplies
Include:	Medical supplies, medical equipment, prosthetic devices, and oxygen expenses incurred for outpatient services.

                           468- Dialysis
Include:	All expenses incurred for the provision of dialysis services.

                           470- Transportation
Include:	Medically necessary transportation expenses incurred for inpatient and outpatient services.

                           472- Dental Services
Include:	Dental expenses incurred for outpatient services, including outpatient surgery, prescription drugs, lab, and radiology specifically related to a dental diagnosis.

                           474- Hearing Services
Include:	Hearing expenses incurred for outpatient services, including outpatient surgery, hearing exams, corrective hearing devices, and other services related to hearing services.

                           476- Home Health Services
Include:
Expenses incurred for medically supervised and physician ordered intermittent health maintenance, continued treatment or monitoring of a health condition and supporting care with activities of daily living in a home and community based setting.

                           478- Home Diversion Provider Services
Include:	Expanded services paid by the Contractor on a case-by-case basis.

                           480- Other Acute Services
Include:	Those outpatient expenses not specifically identified in one of the categories defined above.

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              PRIOR YEAR OCL ADJUSTMENTS IN CURRENT YEAR

       482- Prior Year OCL Adjustments in Current Year (Prior Period Claim Liability Adjustment)
Include:	Adjustments made within the current year’s medical expense for over/under estimation of IBNR expenses for prior years.

              CASE MANAGEMENT EXPENSE

        490 - Case Management
Include:
Services which facilitate enrollees gaining access to other needed services regardless of the funding source for the services, and which contribute to the coordination and integration of care delivery.

              ADMINISTRATIVE EXPENSE
       Those costs associated with the overall management and operation of the Contractor.

       500 - Compensation
Include:	All forms of compensation, including employee benefits and taxes, to administrative personnel. This includes medical director compensation, whether on salary or contract.

Exclude:	Compensation classified as case management and of any physician or contracted provider that bills independently for services.

       502 - Data Processing
Include:	Costs for outside data processing services during the period as well as internal data processing expenses, other than compensation.

Exclude:	Compensation for any internal data processing personnel as this is reported in 500-Compensation.

       504- Management Fees
Include:	Management fees paid or payable by the Contractor for the current period to a parent or an outside management company.

       506 - Interest Expense
Include:	Interest expense incurred on outstanding debt during the period. Interest income and interest expense should not be netted together.

       508 - Occupancy
Include:	Occupancy expenses incurred, such as rent and utilities, on facilities that are not used to deliver health care services to members.

       510- Marketing
Include:	Those activities whose intent is to increase membership. This requirement also applies to any marketing costs included in an allocation from a parent or other related corporation.

       512 - Depreciation
Include:	Depreciation on those assets that are not used to deliver health care services to members.

       514 - Other Administration
Include:	Administration expenses not specifically identified in the categories above.

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                  OTHER ITEMS

           520- Non-operating Income (Loss)
Include:	Gains and losses on sale of investments and fixed assets during the period and any other non-operating income or loss.

           530- Provision for Income Taxes and/or Premium Taxes
Include:	Income taxes (Federal and State) and premium taxes for the period.

2.04	Report 2A Income Statement by Line of Business

Report 2A Income Statement by Line of Business Report 2A should be reported by each of the requested lines of business: Nursing Home Diversion, All Other Medicaid, Medicare, and All Other. This report is a Contractor-wide Income Statement.

                           MEMBER MONTHS

           300 - Member Months
Include:	All member months for each line of business. A member month is equivalent to one person for whom the Contractor has received capitation revenue for one month.

           REVENUES

           310 - Net Capitation and Premium Revenue
Include:	Revenue recognized on a prepaid basis for eligible enrollees and premiums paid by, or for, eligible members for covered services.

           312 - Fee-For-Service Revenue
Include:	Revenue received by the Contractor that are paid for by enrollees or others on a fee-for-service basis.

           314 - Other Health Care Related Revenue
Include:	Revenue received by the Contractor for the provision of health care services that has not been included in Net Capitation and Premium Revenue or Fee- For-Service Revenue.
           316- Net Reinsurance Recovery/Expense
Include:	The net amount of reinsurance earned over premiums (or premiums over reinsurance earned) as of the statement date.

           318 - Investment/Interest Income
Include:	All investment income earned during the period. Interest income and interest expense should not be netted together.

           320- All Other Income and Revenue
Include:	Revenue from sources not identified in other revenue categories.

           MEDICAL EXPENSE

           330- Inpatient and Outpatient Facility Expense
Include:	All forms of compensation for hospital inpatient, as well as outpatient facility expenses incurred for outpatient services, including ambulatory surgical centers.

           332- Professional Services

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Include:
All forms of compensation for primary care/physician services, referral (specialist) physician services, an all forms of compensation paid for professional services, including advanced registered nurse practitioner services, chiropractic services, physician assistant services, registered nurse first assistant services, etc

           334- Emergency Room
Include:	Those expenses relating to emergency room services provided on an outpatient basis, including any facility fee.

           336- Prescription Drug
Include:	Retail and mail order pharmacy expenses incurred for outpatient services.

           338- Long-Term Care Services
Include:	All services designated as Long-Term Care in Report 2.

           340- Other Medical Expense
Include:	Those medical expenses that are not specifically identified in one of the categories defined above.

              CASE MANAGEMENT EXPENSE

           350 - Case Management
Include:	Case management expenses, including salaries, benefits, travel and training expenses for case managers, and case management supervisors.

              ADMINISTRATIVE EXPENSE

           360 - Administration
Include:
All costs associated with the overall management and operation of the Contractor including: compensation, data processing, management fees, interest expenses, occupancy, marketing, depreciation, and other administration expenses.

              OTHER ITEMS

           372- Non-operating Income (Loss)
Include:	Gains and losses on sale of investments and fixed assets during the period and any other non-operating income or loss.

           374- Provision for Income Taxes and/or Premium Taxes
Include:	Income taxes (Federal and State) and premium taxes for the period.

2.05	Report 3 Net Worth and Working Capital

The Net Worth (Changes to Equity/Net Assets) Report shows changes to the Contractor’s net assets on a quarterly and annual basis. This report is completed on a Contractor-Wide basis and not NHD Program Specific. The design of the report is self-explanatory and serves as the instructions. As indicated on the report, please provide description to any amounts entered as “other”.

The Working Capital Analysis section reports the entity’s cash flows during the reporting period. This report is completed on a Contractor-Wide basis and not NHD Program Specific. The Working Capital Analysis is segregated by sources and uses of funds. The design of the report is self-explanatory and

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serves as the instructions. As indicated on the report, please provide description to any amounts entered as “other”.

2.06	Report 4 NHD Only Claims Lag Reports & Outstanding Claims Liability (OCL)

This report should be completed for the NHD Program ONLY.

The schedules are arranged with dates of service horizontally and quarter of payment vertically. Therefore, payments made during the current quarter for services rendered during the current quarter are reported on row 1, column 3, while payments made during the current quarter for services rendered in prior quarters are reported on row 1, columns 4 through 9. Do not include risk pool distributions or sub-capitation as payments in this schedule. Include these payments in row 12.

Payments and expenses should be reported in this Report consistent with the major expense categories in Report 2 (Facility Care Expenses, Long-Term Care Support Services, and Acute Care Services). For example, Facility Care payments and expenses should include all payments and expenses adjustments for Report 2 account 400 (Skilled Nursing Facility), account 402 (Bed Holds), and account 404 (Assisted Living Facility Services). As a result the total expense reported for Facility Care Expenses, row 14, for a given quarter should tie to the expense reported on Report 2 as Total Facility Care Expenses.

The schedules allow for the inclusion of an adjustment (e.g., for provider refunds) amount to the lag schedule. A general explanation of any adjustments should be included in the footnotes as well as additional detail if any adjustment is greater than 10 percent of total medical claims payable.

2.07	Report 5 NHD Analysis of total Medical Liability to Actual Claims Paid

This report should be completed for the NHD Program ONLY.

Using the Contractor’s Lag Reports from Report 4, complete the schedule for the current and previous seven quarters. The report is arranged to illustrate the difference between the original OCL at the end of the quarter to the claims subsequently paid for that quarter.

2.08	Report 6 Member Months

This report details the member months associated with the NHD Program and All Other Lines of Business by county. Provide total member months by county for the NHD Program column and the All Other column (include all other lines-of-business) for the current quarter and contract year-to-date. The total column will calculate automatically. A member month is equivalent to one person for whom the Contractor has received capitation revenue for one month.

2.09	Notes and Other Information

Utilize the Notes and Other Information tab to indicate and provide information that cannot be reported within the main context of the required reports. Please provide the specific report number and reference of the additional information being provided.

2.10	Ratio Analysis

This report summarizes specific ratios utilized by the State to monitor the Contractor. All information is automatically calculated and no input is required by the Contractor. The information will not calculate for all ratios if the Contractor is not required to complete all reports.

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3.0	FOOTNOTE DISCLOSURE REQUIREMENTS

3.1	Footnote Disclosures

Footnote disclosures are required in order to supplement the financial reporting template. The following list represents expected items that should be disclosed and included in the Notes and Other Information tab, but is not intended to be all-inclusive.

1)  Contractor’s Organizational Structure: Discuss changes in the organization structure and/or location of its headquarters.

2)  Summary of Significant Accounting Policies: Discuss changes in accounting policies relating to significant balance sheet line items such as, but not limited to, cash and cash equivalents, investments and medical claims payable.

3)  Pledges/Assignments and Guarantees: Describe any pledges, assignments, or collateralized assets and any guaranteed liabilities not disclosed on the balance sheet.

4)  Material Adjustments: Disclose and describe any material adjustments made during the current reporting period, including those adjustments that may relate to a prior period, specifically IBNR adjustments, that affect the financial statements.

5)  Claims Payable Analysis: Explain large fluctuations and/or revisions in estimates and the factors that contributed to the change in IBNR and RBUC balances from the prior quarter. Specifically, address changes in IBNRs and/or RBUCs of more than 10 percent (on an IBNR or RBUC per  member basis). Explanations should detail the amount of the adjustments by quarter and by county.

6)  Contingent Liabilities: Provide details of any malpractice or other claims asserted against the Contractor, as well as the status of the case, potential financial exposure and expected resolution.

7)  Due from/to Affiliates (Current and Non-current): Describe, in detail, the composition of the due to/from affiliates including the name of the affiliate, a description of the affiliation, amount due to/from the affiliate and a description of any significant changes to the line item.

8)  Equity Activity: Disclose all activity in equity, other than net income or net loss.

9)  Prior Period Adjustments: Disclose and describe any adjustments made to previously submitted financial statements including those adjustments that affect the current quarter’s financial statements.

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EXHIBIT L
LEVEL OF CARE (LOC) REDETERMINATION

Contractors Logo

Requester's Org: _________________________________________________	Request Date: ______________________________________

Requester's Name: _______________________________________________	Requester's Phone: __________________________________

CARES Office: __________________________________________________	Mailed:____________ Faxed:____________ (check one)

LOC Deadline	First Name	Last Name	Date of Birth	County of Residence	Program Currently Enrolled In

LOC Deadline - Enter the date by which the LOC redetermination is needed

Received By: ____________________________________________
Received On: ____________________________________________

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EXHIBIT M
External Quality Review Organization (HSAG) Due Dates

Quality Improvement Measurers

Date Due	Report or Document
September 7, 2011	Last day HSAG will provide the Contractor with notification and instructions for submitting the two PIPs for annual notification.
October 2011- February 2012	All PIPs are reviewed by HSAG
March 14, 2012	The Contractor will receive the final draft validation report for review and comment regarding any needed corrections.
April 2012	HSAG will send to the Contractor the final report.
June 1, 2012	Submit current performance improvement projects (PIP) to the Department.

Performance Measures for reporting period calendar year 2011

Due Date	Report or document
September 27, 2011
The Contractor will submit to HSAG the completed ISCAT, attachments, source code and performance measures (using the performance measure rate reporting template) for Q1 (January through March) and Q2 (April through June).

October 8, 2011-November 4, 2012	HSAG will schedule with the contract compliance audits within this time period.
February 13, 2012	Q3 (May through August) and Q4 (September through December) performance measures rates and annual roll-up are due to HSAG.
Mid- April 2012	Final reports will be available.

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APPENDIX 1

Additional Subcontract Requirements

Specification of functions of the subcontractor:

1.	Identify the population covered by the subcontract and the counties served.
2.
Specify the amount, duration and scope of services to be provided by the subcontractor, including a requirement that the subcontractor continue to provide services through the term of the capitation period for which the Agency has paid the Contractor.

3.	Provide for timely access to appointments and services.
4.	Provide for submission of all reports and clinical information required by the Contractor.
5.	Provide for the participation in any internal and external quality improvement, utilization review, peer review, and grievance procedures established by the Contractor.
6.	Facility and Home Health providers will provide notice to the Contractor within 24 hours when an enrollee dies, leaves the facility, or moves to a new residence.

Protective clauses:

1.	Require safeguarding of information about enrollees in accordance with 42 CFR 438.224.
2.	Require compliance with HIPAA privacy and security provisions.
3.
Require an exculpatory clause, which survives subcontract termination including breach of subcontract due to insolvency, that assures the enrollees, Department, Agency, or DHHS may not be held liable for any debts of the subcontractor in accordance with 42 CFR 447.15. In addition, the recipient is not liable to the subcontractor for any services for which the Contractor is liable as specified in s. 641.3154, F.S.

4.
Contain a clause indemnifying, defending and holding the Department, Agency, DHHS, and the Contractor’s enrollees harmless from and against all claims, damages, causes of action, costs or expense, including court costs and reasonable attorney fees arising from the subcontract agreement. This clause must survive the termination of the subcontract, including breach due to insolvency. The Department may waive this requirement for itself, but not the Contractor’s enrollees, for damages in excess of the statutory cap on damages for public entities if the subcontractor is a public health entity with statutory immunity. The Department must approve all such waivers in writing.

5.
Require that the subcontractor secure and maintain during the life of the subcontract worker’s compensation insurance for all of its employees connected with the work under this contract unless such employees are covered by the protection afforded by the Contractor. Such insurance must comply with the Florida’s Worker’s Compensation Law.

6.
Pursuant to s. 641.315(9), F.S., contain no provision that prohibits a physician from providing inpatient services in a contracted hospital to an enrollee if such services are determined by the organization to be medically necessary and covered services under the organization’s contract with the contract holder.

7.
Contain no provision restricting the subcontractor’s ability to communicate information to the subcontractor’s patient regarding medical care or treatment options for the patient when the subcontractor deems knowledge of such information by the patient to be in the best interest of the health of the patient.

8.	Pursuant to s. 641.315(10), F.S., contain no provision requiring providers to contract for more than one long-term care product or otherwise be excluded.
9.	Pursuant to s. 641.315(6), F.S., contain no provision that in any way prohibits or restricts the health care provider from entering into a commercial contract with any other contractor.
10.	Specify that if the subcontractor delegates or subcontracts any functions of the Contractor, that the subcontract or delegation include all the requirements of this section.
11.	Make provisions for a waiver of those terms of the subcontract that, as they pertain to Medicaid recipients, are in conflict with the specifications of this contract.
12.	Specify procedures and criteria for extension, renegotiation, and termination of the subcontract.
13.	Specify that the Contractor must give 60 days advance written notice to the subcontractor, and Department, before canceling the contract with the subcontractor for any reason.

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14.
Provisions for nonpayment for goods and services rendered by the subcontractor to the Contractor are not a valid reason for avoiding the 60-day advance notice of cancellation pursuant to s. 641.315(2)(a)(2), F.S.

15.
Pursuant to s. 641.315(2)(b), F.S., specify that the Contractor will provide 60 days advance written notice to the subcontractor and the Department before canceling, without cause, the contract with the subcontractor. However, in a case in which an enrollee’s health is subject to imminent danger or a physician’s ability to practice medicine is effectively impaired by an action by the Board of Medicine or other governmental agency, notification must be provided to the Department immediately.

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APPENDIX 2

Additional Ownership and Management Requirements

The following definitions apply to ownership disclosure:
1.	A person with an ownership interest or controlling interest means a person or corporation that:
a)	Owns, indirectly or directly, five (5) percent or more of the Contractor's capital or stock, or receives five (5) percent or more of its profits;
b)
Has an interest in any mortgage, deed of trust, note, or other obligation secured in whole or in part by the Contractor or by its property or assets and that interest is equal to or exceeds five (5) percent of the total property or assets; or

c)	Is an officer or director of the Contractor if organized as a corporation, or is a partner in the Contractor if organized as a partnership.

2.
The percentage of direct ownership or control is calculated by multiplying the percent of interest that a person owns by the percent of the Contractor's assets used to secure the obligation. Thus, if a person owns 10 percent of a note secured by 60 percent of the Contractor's assets, the person owns six (6) percent of the Contractor.

3.
The percent of indirect ownership or control is calculated by multiplying the percentage of ownership in each organization. Thus, if a person owns 10 percent of the stock in a corporation that owns 80 percent of the Contractor’s stock, the person owns eight (8) percent of the Contractor.

Changes in management are defined as any change in the management control of the Contractor. Examples of such changes are those listed below or equivalent positions by another title.
1.	Changes in the Board of Directors or Officers of the Contractor, Medical Director, Chief Executive Officer, Administrator, and Chief Financial Officer;
2.	Changes in the management of the Contractor where the Contractor has decided to contract out the operation of the Contractor to a management corporation.

The Contractor must disclose such changes in management control and provide a copy of the contract agreement to the Contract Manager for approval at least 60 calendar days prior to the management contract start date.

The contract is subject to the provisions of Chapter 112 and s. 435.03, F.S. The Contractor must disclose the name of any officer, director, or agent who is an employee of the State of Florida, or any of its agencies. Further, the Contractor must disclose the name of any state employee who owns, directly or indirectly, an interest of five (5) percent or more in the offeror's firm or any of its branches. The Contractor covenants that it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of the services hereunder. The Contractor further covenants that in the performance of the contract no person having any such known interest shall be employed. No official or employee of the Department or Agency and no other public official of the State of Florida or the federal government who exercises any functions or responsibilities in the review or approval of the undertaking of carrying out the contract must, prior to completion of this contract, voluntarily acquire any personal interest, direct or indirect, in this contract.

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APPENDIX 3

Programmatic Reports

All reports containing PHI will be password protected, zipped and encrypted using WinZip version 9.0 or higher. Use standard passwords for both the WinZip file as well as the report files. Unless otherwise indicated, electronic reports will be sent to DiversionReports@elderaffairs.org and a copy to the Contract Manager.

Level of Analysis: The following levels of analysis will be used, as indicated, for the required reports:
1.	Individual Level - One report is required for each enrollee, e.g., one grievance record for each grievance, one record per long-term care service.
2.	Location Level - One report required for each nine-digit Medicaid provider number the Contractor has under contract.
3.	Contractor Level - One report is required for each seven-digit Medicaid provider number the Contractor has under contract.

Report Name	Level of Analysis	Reporting Frequency	Submission Method	Reporting Location	File Type	File Name
834 Transactions	Individual	Monthly the Wednesday preceding the second to last Saturday for enrollments and for disenrollments the prior day	Secured Web site supplied by the fiscal agent, file upload and download`	Fiscal agent	834 format Prescribed by the Fiscal Agent	Prescribed by the Fiscal Agent
Disenrollment Summary Report	Location	Monthly within 15 calendar days after the beginning of the reporting month	Electronic Mail	Department	Excel (template in contract)	Plan_Report Name_Date
Encounter Data Report	Individual	Quarterly, within 3 months of the end of reporting calendar quarter	FTP Site	Department	PDF/text file see contract	Plan_Report Name_Quarter #_Year
Grievance, Appeals, Complaints Report	Individual	Quarterly, within 5 calendar days of end or reporting calendar quarter	Electronic Mail	Department	Excel (template in contract)	Plan_Report Name_Quarter #_ Year
Provider Network and Staff Listing	Location	Quarterly, within 5 calendar days of end of reporting calendar quarter	Electronic Mail	Department	Excel (template in contract)	Plan_Report Name_ Quarter #_ Year
Performance Measures Report	Location	Annually, March 1	Electronic Mail	Department	Word	Plan_Report Name_Date
Emergency Management Plan	Contractor	Annually, April 30	Electronic Mail	Department	Word/PDF	Plan_Report Name_Date

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Emergency Management Plan Verification	Contractor	Verification of plan within 30 days of execution of contract	Electronic Mail	Department	Word/ PDF	Plan_Report Name_Date
Report Name	Level of Analysis	Reporting Frequency	Submission Method	Reporting Location	File Type	File Name
Enrollee Satisfaction Survey	Contractor	Annually, May 15	Electronic Mail	Department	Word/PDF (template in contract)	Plan_Report Name_Date
Reconciliation Report	Individual	Within 10 days of receipt of remittance vouchers	Electronic Mail	Department	Excel	Plan_Report Name_Date
Insolvency Fund Statements	Contractor	Monthly Statements	Electronic Mail or Hard Copy	Department	PDF copy	Plan_Report Name_Date
Audited Financial Statement	Contractor	Annually, within 120 days of end of Contractor’s fiscal year (4 months)	Electronic Mail, Compact Disc or Hard Copy	Department	Word/PDF	Plan_Report Name_Date
Performance Measures	Contractor	Report to HSAG	Electronic Mail to HSAG	HSAG	Format prescribed by HSAG	Plan_Report Name_Date
Unaudited Financial Statements	Contractor	Quarterly, within 60 days of end of reporting quarter (2 months)	Electronic Mail on Department supplied template	Department	Excel	Plan_Report Name_Quarter#_Year
Performance Improvement Measures	Contractor	Report to HSAG	Electronic Mail to HSAG	HSAG	Format prescribed by HSAG	Plan_Report Name_Date
Staff Changes Subcontractor Training Attestation	Individual Subcontractor	As Needed Annually, July 5	Electronic Mail, hard copy or compact disk Electronic Mail	Department Department	Word Excel	Plan_Report Name_Date Plan_Report Name_Date

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APPENDIX 4

Service Provider Qualifications

Service Title	Provider Qualifications
	Provider Type	License	Certificate	Other Standard (Specify)
Case Management	Contractor ONLY
Case managers must be qualified in one of the following ways: (a) have a Bachelor’s Degree in Social Work, Sociology, Psychology, Gerontology or related field, (b) be a Registered Nurse, licensed to practice in the state, (c) have a Bachelor's Degree in an unrelated field and at least two (2) years of geriatric experience, or (d) be a Licensed Practical Nurse (LPN) with four (4) years of geriatric experience. All case managers must have at least 2 years of geriatric experience and 4 hours of in-service training annually and the Abuse and Neglect Exploitation training (which shall be approved in advance by the Department).

Homemaker	Home Health Agency Part III	Licensed under Ch. 400, Part IV, F.S.		Optional to meet Federal Conditions of Participation under 42 CFR 484.
	CCE Providers Chapter 400.509			As defined in 430.203, F.S. Registration in accordance with Ch. 400.509, F.S.
	Homemaker/Companion Agency Chapter 400.509			Registration in accordance with Ch. 400.509, F.S.
	Nurse Registry*	Chapter 400.506 F.S.

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Respite	Home Health Agency	Ch 400, Part IIIF.S.	Federal Conditions of Participation (42 CFR 484)
	Homemaker/Companion Agency Chapter 400.509		Registration in accordance with Ch 400.509 F.S.
	Adult Day Care Center	Ch 429, Part III, F.S.
	Assisted Living Facility	Ch 429, Part I,F.S.
	Nursing Facility	Ch 400, Part II, F.S.
	Nurse Registry	Ch 400.506, F.S.
	CCE Providers	Chapter 430.203
Personal Care	Home Health Agency	Ch 400, Part III, F.S.	Optional to meet Federal Conditions of Participation under 42 CFR 484.
	CCE Providers	Chapter 430.203	As defined in 430.203, F.S.
	Nurse Registry	Ch 400.506, F.S.
Adult Day Health	Adult Day Care Center	Ch. 429, Part III,
	Assisted Living Facility	Chapter 429, Part I, F.S.
Adult Companion	Home Health Agency	Ch 400, Part III, F.S.	Optional to meet Federal Conditions of Participation under 42 CFR 484.
	CCE Providers	Chapter 430.203 Chapter 400.509	As defined in 430.203, F.S.. Registration in accordance with Ch 400.509, F.S.
Homemaker/Companion Agency
	Nurse Registry*	Chapter 400.506, F.S.
Assisted Living Services	Assisted Living Facility	Licensed under Chapter 429, Part I, F.S.

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Chore Services	Pest Control Business	Licensed under Chapter 482.071, F.S.
	General Contractor	Licensed under Chapter 489, Part I, F.S.
	CCE Provider	Chapter 430.203
	Commercial Cleaning Companies*		Applicable local business license or certificate required
	Home Health Agency	Ch 400, Part III, F.S.
Consumable Medical Supplies	Home Health Agency	Ch 400, Part III, F.S.	Optional to meet Federal Conditions of Participation under 42 CFR 484
	Pharmacy	Ch 465, F.S..	Permit under Ch 465, F.S.
	Home Medical Equipment Provider	Ch 400, Part X, F.S.
	Prescription Drug Wholesale Distributor*		Appropriate Department of Health Licensure Required or applicable local business license
	Assisted Living Facility*	Licensed under Chapter 429, Part I, F.S.
Environmental Accessibility Adaptations	Independent providers	Licensed pursuant to state and local building codes or other licensure appropriate for task(s) performed. (Ch 205, F.S.)
	General Contractor	Licensed pursuant to Ch. 489.131, F.S.

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Escort Services	Home Health Agency	Ch 400, Part III, F.S.	Optional to meet Federal Conditions of Participation under 42 CFR 484
	CCE providers	Chapter 400.509	As defined in 430.203, F.S.
	Nurse Registry*	Chapter 400.506
Family Training	Registered Nurse, Licensed Practical Nurse	Ch 464, F.S.
	Clinical Social Worker, Mental Health Counselor	Ch 491, F.S.
	CCE provider	Chapter 430.203
Financial Assessment and Risk Reduction	CCE provider	Chapter 430.203	As defined in 430.203, F.S.
Independent Contractors*
Confirmed to be qualified to perform the service by training and experience. Independent contractors may include the following designations or occupations: Certified Financial Analyst, Certified Financial Planner, Certified Financial Advisor, Insurance Agent, Individual with 4 yr degree in finance, accounting and/or 4 yr working experience within the finance or banking industry and Pass a Level II background screening

	Certified Public Accountants	Licensed under Chapter 473, F.S.
	Banks	Licensed under Chapter 658, F.S.
Home-Delivered Meals	Food Service Establishment	Ch 509.241, F.S.
	Food Establishment		Permit under Ch. 500.12, F.S.
	CCE Providers	Chapter 430.203	As defined in 430.203, F.S.
	Older American's Act Providers		As defined in Ch 58A-1, Florida Administrative Code (FAC)
Nutritional Assessment and Risk Reduction	Dietician/Nutritionist, Nutrition Counselor	Ch. 468, Part X, F.S.
	CCE Providers	Chapter 430.203	As defined in 430.203, F.S.
	Other Health Professionals		Must practice within the legal scope of their practice.
	Nurse Registry*	Chapter 400.506

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Personal Emergency Response Systems (PERS)	Alarm System Contractor		Certified under Ch. 489, Part II, F.S.
	Low-Voltage Contractors and Electrical Contractors1			Exempt from licensure in accordance with Section 489.503(15)(a-d) and Section 489.503(16), F.S
Physical Therapy	Physical Therapist	Ch. 486, F.S.
	Home Health Agency	Licensed under Chapter 400, Part III, F.S.		Option to meet Federal Conditions of Participation.
Speech Therapy	Speech-language Pathologist	Ch. 468, Part I, F.S.
	Home Health Agency	Licensed under Chapter 400, Part III, F.S.
Occupational Therapy	Occupational Therapist	Licensed under Chapter 468, Part III, F.S.
	Occupational Therapist Aide	Licensed under Chapter 468, Part III, F.S.
	Home Health Agency	Licensed under Chapter 400, Part III, F.S.		Meet Federal Conditions of Participation.
Respiratory Therapy	Home Health Agency*	Licensed under Chapter 400, Part III, F.S.
	Respiratory Therapist*	Licensed under 468, F.S.

*Effective upon aproval in this programs renewal Application for a §1915(c) Home and Community-Based Services Waiver & related amendments (first submitted to CMS in March 18, 2011).

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APPENDEIX 5	those facilities without enrollees, enter “00000” for all fields except the Physical Address, City / Zip code, County, Type of Facility, and Name of Facility fields.
Enrollee and Facility Roster Instructions

The report will be submitted to the DOEA via the FTP site by the 8th of each month. Each month you will need to refresh the roster by deleting disenrolled individuals and adding new enrollees to the report.

The Excel file report due pursuant to Appendix 5 shall identify the entire enrollee population, including members categorized as Medicaid Pending. In addition, this report requires that the Contractor’s current facility network be included on the spreadsheet, regardless of whether or not enrollees currently reside in the subcontracted facility. The Excel file, (which includes formulas, tied to the ACCESS Florida Medicaid financial eligibility application submitted to DCF) should be obtained from the Department.

Enrollee Roster Instructions:

Individuals referred as Medicaid Pending that change their status using Form 606 (status change to receive assistance with financial eligibility but no services) should be identified as described herein.

The roster will include a column for Medicaid Pending that will be denoted by a 0/1 system to calculate the total number of Medicaid Pending individuals and other information.

- Enter a 1 for Medicaid pending individuals.
- Enter a 0 for Non-Medicaid pending individual.
- Enter a 606 for individuals referred as Medicaid Pending that change their status using Form 606 (status change to receive assistance with financial eligibility but not services)

Enter the date the ACCESS Florida Medicaid financial eligibility application was submitted to DCF.

Facility Roster Instructions

For the purposes of reporting your current facility network on a monthly basis, which the Department intends to publish on the DOEA website, the Excel file should include a list of each facility in your network, even for those that currently have no enrollees as residents. For

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DOEA USE
ONLY

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APPENDIX 6
Incident Reporting Log

Plan Name:
Address of Incident:
County:
Facility Yes/ No:
Facility Name (if applicable):

Member’s Name
Member I.D. #
Date of Incident	__ /__ /__
Incident/ Occurrence Details:
Corrective Action Plan CAP (Include timeframes for CAP implementation):
Incident Resolved? Yes/No: if unresolved, explain how it will be resolved
Date Resolved	__ /__ /__

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